Exhibit 10.1

INCREMENTAL AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT

INCREMENTAL AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT, dated as of June 10, 2026 (this “Amendment”), to the Existing Credit Agreement (as defined below), by and among RADNET MANAGEMENT, INC., a California corporation (the “Borrower”), RADNET, INC., a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES AND AFFILIATES OF THE BORROWER, as Guarantors, the Lenders party thereto from time to time, BARCLAYS BANK PLC (“Barclays Bank”), as administrative agent and collateral agent under the Existing Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”), each Person party hereto identified as a “2026 Refinancing Term Lender” on the signature pages hereto (each, a “2026 Refinancing Term Lender” and together, the “2026 Refinancing Term Lenders”), each Revolving Lender party hereto and each party hereto identified as a “2026 Incremental Term Lender” on the signature pages hereto (each, a “2026 Incremental Term Lender”).

RECITALS:

1. Reference is made to the Third Amended and Restated First Lien Credit and Guaranty Agreement, dated as of April 18, 2024 (as amended by that certain Amendment No. 1 to Credit and Guaranty Agreement, dated as of November 26, 2024, as amended by that certain Incremental Amendment No. 2 to Credit and Guaranty Agreement, dated as of June 11, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment or as further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”), among Holdings, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent. Except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement.

2. The Borrower has requested (a) the establishment of Commitments to provide Refinancing Term Loans by the 2026 Refinancing Term Lenders pursuant to Section 2.1(g) of the Existing Credit Agreement, in an aggregate principal amount of $958,679,943.32 (the “2026 Refinancing Term Commitments” and, the loans thereunder, the “2026 Refinancing Term Loans”), the proceeds of which will be used to refinance in full the Initial Term Loans outstanding immediately prior to the Amendment No. 3 Effective Date (the “Amendment No. 3 Existing Term Loans”), (b) certain amendments and modifications to the Existing Credit Agreement pursuant to Section 2.1(g) of the Existing Credit Agreement to effectuate the foregoing and (c) that Revolving Lenders agree to reduce the interest rate applicable to Revolving Loans on the terms and conditions set forth herein.

3. The Borrower has requested that the 2026 Incremental Term Lender provide, in accordance with Section 2.1(d) of the Existing Credit Agreement, an Incremental Term Loan Commitment to the Borrower in an aggregate principal amount of $250,000,000 (the “2026 Incremental Term Commitment”; the Incremental Term Loans extended under the 2026 Incremental Term Commitment, the “2026 Incremental Term Loans”), and the 2026 Incremental Term Lender will make 2026 Incremental Term Loans to the Borrower in an amount equal to the 2026 Incremental Term Commitment set forth opposite such 2026 Incremental Term Lender’s name on Schedule 1 hereto on the Amendment No. 3 Effective Date in accordance with the terms hereof and the terms of the Credit Agreement.

1

4. The Borrower has appointed Barclays Bank PLC, Banco Santander, S.A., New York Branch, Capital One, National Association, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., Truist Securities, LLC and Wells Fargo Securities, LLC (acting through such of their affiliates or branches as they deem appropriate, the “Amendment No. 3 Lead Arrangers”) as lead arrangers and bookrunners in connection with this Amendment, the 2026 Refinancing Term Commitments and the 2026 Incremental Term Commitments.

5. Each 2026 Refinancing Term Lender will make 2026 Refinancing Term Loans to the Borrower in an amount equal to the 2026 Refinancing Term Commitments set forth opposite such 2026 Refinancing Term Lender’s name on Schedule 1 hereto on the Amendment No. 3 Effective Date in accordance with the terms hereof and the terms of the Credit Agreement.

6. The Borrower, the 2026 Refinancing Term Lenders, the Revolving Lenders, the 2026 Incremental Term Lender and the Administrative Agent have agreed to amend the Existing Credit Agreement to effectuate the foregoing as set forth on Exhibit A hereto, subject to the terms and conditions hereinafter set forth.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment of Existing Credit Agreement. On the Amendment No. 3 Effective Date, the Existing Credit Agreement shall hereby be amended to (a) delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the Credit Agreement attached as Exhibit A hereto.

Section 2. Refinancing Term Loans and 2026 Incremental Term Loans.

(a) The Borrower confirms and agrees that it has requested the 2026 Refinancing Term Loans in the aggregate principal amount of $958,679,943.32, pursuant to, and on the terms set forth in, Section 2.1(g) of the Existing Credit Agreement.

(b) Each 2026 Refinancing Term Lender agrees that, on the Amendment No. 3 Effective Date and in accordance with and pursuant to the terms and conditions of this Amendment and the Credit Agreement, such 2026 Refinancing Term Lender will fund the 2026 Refinancing Term Loans in the amount of the 2026 Refinancing Term Commitments set forth opposite such 2026 Refinancing Term Lender’s name on Schedule 1 hereto. Each 2026 Incremental Term Lender agrees that, on the Amendment No. 3 Effective Date and in accordance with and pursuant to the terms and conditions of this Amendment and the Credit Agreement, such 2026 Incremental Term Lender will fund the 2026 Incremental Term Loans in the amount of the 2026 Incremental Term Commitments set forth opposite such 2026 Incremental Term Lender’s name on Schedule 1 hereto. Each party hereto agrees that, from and after the Amendment No. 3 Effective Date, (i) each 2026 Refinancing Term Lender and each 2026 Incremental Term Lender shall be deemed to be a “Lender” and a “Term Loan Lender” for all purposes of the Credit Agreement and (ii) each 2026 Refinancing Term Lender and each 2026 Incremental Term Lender shall be a party to the Credit Agreement, shall be entitled to all the rights of, and benefits accruing to, a Lender under the Credit Agreement and shall be bound by all agreements, acknowledgements and other obligations of a Lender under the Credit Agreement and the other Loan Documents, in each case, in respect of the 2026 Refinancing Term Commitments, 2026 Refinancing Term Loans, 2026 Incremental Term Commitments and 2026 Incremental Term Loans made by it.

2

(c) The parties hereto hereby acknowledge and agree that from and after the Amendment No. 3 Effective Date (i) the 2026 Refinancing Term Loans and 2026 Incremental Term Loans shall (A) constitute Term Loans for all purposes of the Credit Agreement and the Loan Documents, (B) each of the 2026 Refinancing Term Loans and 2026 Incremental Term Loans shall comprise a single Class of Term Loans for all purposes of the Credit Agreement and the Loan Documents, and (C) and shall, without limiting the foregoing, benefit equally and ratably from the guarantees of the Guarantors and security interests created by the Security Documents, and (ii) unless the context shall otherwise require, each reference in the Credit Agreement or any other Loan Document to “Term Loans” shall be deemed to include the 2026 Refinancing Term Loans and 2026 Incremental Term Loans.

(d) Each 2026 Refinancing Term Lender and 2026 Incremental Term Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the schedules and exhibits attached thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Amendment No. 3 Lead Arrangers, any other 2026 Refinancing Term Lender, any other 2026 Incremental Term Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as an 2026 Refinancing Term Lender or a 2026 Incremental Term Lender, as applicable.

(e) Any 2026 Refinancing Term Lender that is a Term Loan Lender immediately prior to the Amendment No. 3 Effective Date may elect (i) a “cashless roll” of all, but not less than all, of its Amendment No. 3 Existing Term Loans by indicating such election on its signature page hereto (such electing 2026 Refinancing Term Lenders, the “Rollover 2026 Refinancing Term Lenders”) or (ii) to receive a prepayment of the full principal amount of its Amendment No. 3 Existing Term Loans and to purchase 2026 Refinancing Term Loans by indicating such election on its signature page hereto. It is understood and agreed that (A) simultaneously with the making of 2026 Refinancing Term Loans by each Rollover 2026 Refinancing Term Lender and the payment to such Rollover 2026 Refinancing Term Lender of all accrued and unpaid interest and other amounts in respect of such Rollover 2026 Refinancing Amount (as defined below), all (or a lesser amount as notified to such Rollover 2026 Refinancing Term Lender by the Amendment No. 3 Lead Arrangers prior to the Amendment No. 3 Effective Date) of the Amendment No. 3 Existing Term Loans held by such Rollover 2026 Refinancing Term Lender (the “Rollover 2026 Refinancing Amount”) shall be deemed to be converted into 2026 Refinancing Term Loans and such Rollover 2026 Refinancing Term Lender shall thereafter hold a 2026 Refinancing Term Loan in an aggregate principal amount equal to such Rollover 2026 Refinancing Term Lender’s Rollover 2026 Refinancing Amount and (B) no Rollover 2026 Refinancing Term Lender shall receive any prepayment being made to other 2026 Refinancing Term Lenders holding 2026 Refinancing Term Loans from the proceeds of the 2026 Refinancing Term Loans to the extent of such Rollover 2026 Refinancing Term Lender’s Rollover 2026 Refinancing Amount.

3

(f) Incremental Amendment. The 2026 Incremental Term Lender, the Administrative Agent and the Loan Parties party hereto agree that this Amendment shall constitute an Incremental Amendment pursuant to and in accordance with Section 2.1(d)(vi) of the Existing Credit Agreement and an Incremental Request pursuant to and in accordance with Section 2.1(d)(i) of the Existing Credit Agreement. The Borrower hereby (x) designates that the entire amount of the 2026 Incremental Term Loans is being incurred in reliance on clause (c)(i) of the definition of “Incremental Cap” in the Existing Credit Agreement and (y) represents and warrants that, when calculated on a Pro Forma Basis as of the last day of the most recent Measurement Period ended prior to the date hereof for which Financial Statements are required to be delivered after giving Pro Forma Effect to the incurrence of the 2026 Incremental Term Loans and the use of proceeds thereof, the First Lien Net Leverage Ratio does not exceed 5.00 to 1.00.

(g) Recordation of the Incremental Loans. Upon execution and delivery hereof, Administrative Agent will record the 2026 Incremental Term Loans made by 2026 Incremental Term Lender in the Register.

(h) Administrative Matters. Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all 2026 Incremental Term Loans, when originally made, are a single Class with the outstanding 2026 Refinancing Term Loans for all purposes under the Loan Documents, in each case, as may be accomplished at the discretion of the Administrative Agent. For the avoidance of doubt, the 2026 Refinancing Term Loans and the 2026 Incremental Term Loans shall constitute the same single Class of Loans.

Section 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders party hereto that, as of the date hereof:

(a) each Loan Party has the requisite power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and each Loan Document, as amended hereby. The execution and delivery of this Amendment and the performance by each Loan Party of this Amendment and each Loan Document (as amended hereby) to which it is a party have been duly approved by all necessary organizational action of each such Loan Party;

(b) this Amendment has been duly executed and delivered by each Loan Party that is a party hereto and this Amendment and each Loan Document, as amended hereby, is the legally valid and binding obligation of such Loan Party party hereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

4

(c) the execution and delivery of this Amendment by the Loan Parties and the performance of this Amendment and each Loan Document to which they are a party, as amended hereby, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Restricted Subsidiaries, (ii) any of the Organization Documents of any Loan Party or any of its Restricted Subsidiaries or (iii) any order, judgment or decree of any court or other agency of government binding on any Loan Party or any of its Restricted Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party or any of its Restricted Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of its Restricted Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners of any Loan Party or any of its Restricted Subsidiaries, except for such approvals which have been obtained on or before the Amendment No. 3 Effective Date (as defined below) and except for any such approvals the failure of which to obtain will not have a Material Adverse Effect;

(d) each Loan Party hereby confirms that on and as of the date hereof and on and as of the Amendment No. 3 Effective Date, each representation or warranty by such Loan Party contained in the Credit Agreement or in any of the other Loan Documents is true and correct in all material respects (or true and correct in all respects if such representation or warranty contains any materiality qualifier, including references to “material”, “Material Adverse Effect” or dollar thresholds) as of such date (or, in lieu thereof, as of a specific earlier date if such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement);

(e) no Default or Event of Default has occurred and is continuing or will exist immediately after giving effect to this Amendment and the 2026 Incremental Term Loans; and

(f)each Loan Party hereby certifies that, (i) the Organization Documents of such Loan Party delivered to the Administrative Agent, or otherwise certified as being accurate, on the Amendment No. 1 Effective Date have not been amended since the Amendment No. 1 Effective Date (or such Loan Party has delivered any updates or amendments to such Organization Documents (along with a certificate of an authorized officer of such Loan Party certifying the same) to the Administrative Agent on the Amendment No. 3 Effective Date), (ii) the resolutions of the Loan Party delivered to the Administrative Agent on the date hereof with respect to this Amendment are in full force and effect, without modification, on the date hereof, and (iii) the incumbency and specimen signature of the authorized officers of such Loan Party delivered to the Administrative Agent on the Amendment No. 1 Effective Date continue to remain accurate as of the Amendment No. 3 Effective Date (or such Loan Party has delivered any updates or amendments to the incumbency and specimen signature of the authorized officers of such Loan Party (along with a certificate of an authorized officer of such Loan Party certifying the same) to the Administrative Agent on the Amendment No. 3 Effective Date) and the individual signing this Amendment on behalf of such Loan Party is a duly elected, qualified and acting officer of such Loan Party holding the office set forth on the signature pages hereto and such signature is true, correct and genuine.

5

Section 4. Reaffirmation of the Loan Parties. Each Loan Party hereby consents to this Amendment and the amendments, consents and other modifications to the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

Section 5. Amendment Agreement Effectiveness; Conditions Precedent to Effectiveness. This Amendment shall become effective on the first date (the “Amendment No. 3 Effective Date”) when, and only when, each of the applicable conditions set forth below has been satisfied (or waived) in accordance with the terms herein:

(a) the Administrative Agent shall have received counterparts of this Amendment executed and delivered by the Borrower, Holdings, each other Loan Party, the Revolving Lenders holding 100% of the Revolving Loan Commitments as of the Amendment No. 3 Effective Date, the 2026 Refinancing Term Lenders, the 2026 Incremental Term Lender and the Administrative Agent;

(b) the Administrative Agent shall have received the resolutions or similar consents adopted by such Loan Party on or prior to the Amendment No. 3 Effective Date, which authorize such Loan Party to enter into this Amendment;

(c) the Administrative Agent shall have received each of the following:

(i) customary written opinions of Sheppard, Mullin, Richter & Hampton LLP and in-house counsel for the Loan Parties, in each case, dated the Amendment No. 3 Effective Date and addressed to the Administrative Agent and the Lenders as of the Amendment No. 3 Effective Date in form and substance reasonably satisfactory to the Administrative Agent, and the Loan Parties hereby request such counsel to deliver such opinions;

(ii) a solvency certificate, substantially in the form of Exhibit 3.1(d) to the Credit Agreement, executed and delivered by a Responsible Officer of the Borrower or Holdings and dated the Amendment No. 3 Effective Date, which shall state that the Loan Parties and the Restricted Subsidiaries, taken as a whole, immediately after consummation of this Amendment and the transactions contemplated hereby to occur on the Amendment No. 3 Effective Date, are Solvent;

(iii) for the account of each of 2026 Refinancing Term Lender that has requested the same, a Term Loan Note executed and delivered by the Borrower; and

(iv) a Notice of Term Loan in accordance with Section 2.1(b) of the Credit Agreement with respect to the Borrowing of the 2026 Refinancing Term Loans and 2026 Incremental Term Loans on the Amendment No. 3 Effective Date;

6

(d) (i) all fees and reasonable out-of-pocket expenses required to be paid or reimbursed by Holdings and the Borrower in connection with this Amendment for which invoices have been presented a reasonable period of time prior to the Amendment No. 3 Effective Date shall have been paid or reimbursed and (ii) all accrued interest and fees in respect of the Amendment No. 3 Existing Term Loans and Revolving Loans outstanding immediately prior to effectiveness of this Amendment shall have been paid;

(e) the representations and warranties in Section 3 of this Amendment shall be true and correct in all material respects (or true and correct in all respects if such representation or warranty contains any materiality qualifier, including references to “material”, “Material Adverse Effect” or dollar thresholds) as of such date (or, in lieu thereof, as of a specific earlier date if such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement as of the Amendment No. 3 Effective Date); and

(f) the Lenders shall have received, at least three (3) Business Days prior to the Amendment Effective Date and to the extent requested in advance of such three (3) Business Day period, all documentation and other information required by regulatory authorities under applicable “know-your-customer”, Beneficial Ownership Regulation and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 6. Prepayment Notice. The Term Loan Lenders party hereto, which constitute the Requisite Lenders, and the Administrative Agent hereby waive the requirement under Section 2.3(a) of the Credit Agreement to provide notice to the Administrative Agent not less than three (3) U.S. Government Securities Business Days prior to the prepayment of the Amendment No. 3 Existing Term Loans to be made hereunder. It is understood and agreed that this Amendment shall serve as the notice referred to in Section 2.3(a) of the Credit Agreement (which notice shall be contingent on the refinancing contemplated by this Amendment).

Section 7. Expense Reimbursement; Indemnification. The provisions of Sections 12.3 and 12.4 of the Existing Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if originally made a part hereof.

Section 8. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 12.2 of the Existing Credit Agreement.

Section 9. Entire Agreement. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. This Amendment shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Amendment No. 3 Effective Date, continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith. This Amendment is a Refinancing Amendment and a Loan Document under the Credit Agreement.

7

Section 10. Severability. The provisions of Section 12.7 of the Existing Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if originally made a part hereof.

Section 11. Counterparts. The provisions of Section 12.12 of the Existing Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if originally made a part hereof.

Section 12. Governing Law; Submission to Jurisdiction. THE PROVISIONS OF SECTION 12.9 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AS IF ORIGINALLY MADE A PART HEREOF.

Section 13. Waiver of Jury Trial. THE PROVISIONS OF SECTION 12.13 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AS IF ORIGINALLY MADE A PART HEREOF

Section 14. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of page intentionally left blank]

8

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

RADNET, INC.

By: /s/ Howard G. Berger, M.D.

Name: Howard G. Berger, M.D.

Title: President

RADNET MANAGEMENT, INC.

By: /s/ Howard G. Berger, M.D.

Name: Howard G. Berger, M.D.

Title: President

9

ADVANCED IMAGING PARTNERS, INC.

ADVANCED NA, LLC

ADVANCED RADIOLOGY, LLC

AMERICAN RADIOLOGY SERVICES LLC

AMERICAN RADIOLOGY SERVICES OF DELAWARE, INC.

BEVERLY RADIOLOGY MEDICAL GROUP, INC.

COMMUNITY IMAGING PARTNERS, INC.

DELAWARE IMAGING PARTNERS, INC.

DIAGNOSTIC IMAGING SERVICES, INC.

ERAD, INC.

FRI II, INC.

FRI, INC.

IDE IMAGING PARTNERS, INC.

IMAGE MEDICAL CORPORATION

IMAGING ON CALL, LLC

MID ROCKLAND IMAGING PARTNERS, INC.

NEW JERSEY IMAGING PARTNERS, INC.

PACIFIC IMAGING PARTNERS, INC.

PRONET IMAGING MEDICAL GROUP, INC.

QUESTAR IMAGING, INC.

QUESTAR VICTORVILLE, INC.

RADIOLOGIX, INC.

RADIOLOGY ALLIANCE DELIVERY SYSTEM, LLC

RADIOLOGY AND NUCLEAR MEDICINE IMAGING PARTNERS, INC.

RADNET MANAGED IMAGING SERVICES, INC.

CALIFORNIA IMAGING ACQUISITION, INC.

RADNET MANAGEMENT II, INC.

RADNET SUB, INC.

RADSITE, LLC

RAVEN HOLDINGS U.S., INC.

ROLLING OAKS IMAGING CORPORATION

ROLLING OAKS RADIOLOGY, INC.

SOCAL MR SITE MANAGEMENT, INC.

TREASURE COAST IMAGING PARTNERS, INC.

VALLEY IMAGING PARTNERS, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D.
Title: Vice President of Diagnostic Imaging Services, Inc., as Co-President of Pronet Imaging Medical Group, Inc., and as President of each of the other above listed entities

10

BEVERLY RADIOLOGY MEDICAL GROUP, III

By: Beverly Radiology Medical Group, Inc., its general partner

By: /s/ Howard G. Berger, M.D.

Name: Howard G. Berger, M.D.

Title: President

By: Breastlink Medical Group, Inc., its general partner

By: /s/ Howard G. Berger, M.D.

Name: Howard G. Berger, M.D.

Title: President

By: Pronet Imaging Medical Group, Inc., its general partner

By: /s/ Howard G. Berger, M.D.

Name: Howard G. Berger, M.D.

Title: Co-President

RADAR MEDICAL SYSTEMS, L.L.C.

By: Image Medical Corporation, its manager

By: /s/ Howard G. Berger, M.D.

Name: Howard G. Berger, M.D.

Title: President

11

ARIZONA IMAGING SERVICES, LLC

By: RadNet Management, Inc., its sole member

By: /s/ Howard G. Berger, M.D.

Name: Howard G. Berger, M.D.

Title: President

DEEPHEALTH, INC.

By: /s/ A. Gregory Sorensen

Name: A. Gregory Sorensen

Title: President

Barclays Bank PLC,
as Administrative Agent, Revolving Lender, a 2026

Refinancing Term Lender and 2026 Incremental Term

Lender

By: /s/ Edward Pan

Name: Edward Pan

Title: Director

banco santander, S.A., NEW YORK

BRANCH,

as Revolving Lender

By: /s/ Andrew Maletta

Name: Andrew Maletta

Title: Authorized Signatory

By: /s/ Ryan Peters

Name: Ryan Peters

Title: Authorized Signatory

12

CAPITAL ONE, NATIONAL ASSOCIATION, as

a Revolving Lender

By: /s/ William Panagis

Name: William Panagis

Title: Duly Authorized Signatory

JPMORGAN CHASE BANK, N.A.,

as a Revolving Lender

By: /s/ Yonas Zewdie

Name: Yonas Zewdie

Title: Vice President

MIZUHO BANK, LTD.,

as a Revolving Lender

By: /s/ Tracy Rahn

Name: Tracy Rahn

Title: Managing Member

TRUIST BANK

as a Revolving Lender

By: /s/ Anton Brykalin

Name: Anton Brykalin

Title: Director

WELLS FARGO BANK, NATIONAL

ASSOCIATION,

as Revolving Lender

By: /s/ Eugene Stunson

Name: Eugene Stunson

Title: Executive Director

13

2026 Refinancing Term Lenders

☐	Cashless Roll Option. The undersigned 2026 Refinancing Term Lender hereby irrevocably and unconditionally consents to this Amendment and agrees to convert 100% (or such lesser amount as notified and allocated to the undersigned by the Amendment No. 3 Lead Arrangers as determined by the Borrower and the Amendment No. 3 Lead Arrangers in their sole discretion) of its outstanding Amendment No. 3 Existing Term Loans into 2026 Refinancing Term Loans in a like principal amount in lieu of receiving a cash prepayment in respect of the outstanding principal amount of such Amendment No. 3 Existing Term Loans subject to such conversion.

☐	Assignment Settlement Option. The undersigned 2026 Refinancing Term Lender hereby irrevocably and unconditionally consents to this Amendment and the prepayment of the full principal amount of its outstanding Amendment No. 3 Existing Term Loans and agrees to purchase by way of assignment in accordance with the terms of the Credit Agreement, the 2026 Refinancing Term Loans in a principal amount equal to the principal amount of its Amendment No. 3 Existing Term Loans prepaid (or such lesser amount as notified and allocated to the undersigned by the Amendment No. 3 Lead Arrangers as determined by the Borrower and the Amendment No. 3 Lead Arrangers in their sole discretion).

________________________________________,
as a 2026 Refinancing Term Lender (type name of the legal entity)

By: ________________________________________

Name:

Title:

If a second signature is necessary:

By: ________________________________________

Name:

Title:

14

SCHEDULE 1

2026 REFINANCING TERM COMMITMENTS

2026 Refinancing Term Lender	2026 Refinancing Term Commitments
Barclays Bank PLC	$958,679,943.32 less the aggregate Rollover 2026 Refinancing Amounts of the Rollover 2026 Refinancing Term Lenders[1]
Each Rollover 2026 Refinancing Term Lender	Such Rollover 2026 Refinancing Term Lender’s Rollover 2026 Refinancing Amount
TOTAL	$958,679,943.32

2026 INCREMENTAL TERM COMMITMENTS

2026 Incremental Term Lender	2026 Incremental Term Commitments
Barclays Bank PLC	$250,000,000.00
TOTAL	$250,000,000.00

1 For the avoidance of doubt, the principal amount shall equal $91,319,587.30 (which is $958,679,943.32 less the 2026 Rollover Refinancing Amount of $867,360,356.02)

15

EXHIBIT A

AMENDED FIRST LIEN CREDIT AGREEMENT

[Attached.]

16

~~Conformed through~~Exhibit A to Incremental Amendment No. ~~2~~3 to Credit and Guaranty Agreement

THIRD AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT

dated as of April 18, 2024
as amended by Amendment No. 1, dated as of November 26, 2024 as amended by Amendment No. 2, dated as of June 11, 2025,

as amended by Amendment No. 3, dated as of June 10, 2026

among

RADNET MANAGEMENT, INC.,
as Borrower,

RADNET, INC.,

CERTAIN SUBSIDIARIES AND AFFILIATES OF RADNET MANAGEMENT, INC.,
as Guarantors,

The Several Lenders from Time to Time Parties Hereto,

BARCLAYS BANK PLC,
BANCO SANTANDER, S.A., NEW YORK BRANCH,

CAPITAL ONE, NATIONAL ASSOCIATION,

JPMORGAN CHASE BANK, N.A.,

MIZUHO BANK, LTD.,

TRUIST SECURITIES, INC.

and

WELLS FARGO SECURITIES, LLC,
as Joint Bookrunners and Joint Lead Arrangers,

and

BARCLAYS BANK PLC,
as Administrative Agent and Collateral Agent

Page

ARTICLE I DEFINITIONS		2

1.1	Definitions	2
1.2	Interpretive Matters	2
1.3	Limited Condition Transaction	5
1.4	Pro Forma Basis	6
1.5	Calculation of Amounts	7
1.6	Benchmark Replacement Setting	8
1.7	Divisions	10

ARTICLE II AMOUNT AND TERMS OF CREDIT		10

2.1	Credit Facilities	10
2.2	Letters of Credit	21
2.3	Prepayments	28
2.4	Use of Proceeds	34
2.5	Interest and Applicable Margins	34
2.6	Fees	36
2.7	Receipt of Payments	37
2.8	Application and Allocation of Payments	37
2.9	[Reserved]..	39
2.10	Alternate Rate of Interest.	39
2.11	Compensation for Losses.	39
2.12	Taxes	39
2.13	Capital Adequacy; Increased Costs; Inability to Determine Rates; Illegality	43
2.14	Lenders’ Evidence of Indebtedness	45

ARTICLE III CONDITIONS PRECEDENT		45

3.1	Conditions to Effectiveness and the Initial Loans.	45
3.2	Conditions to Each Revolving Loan.	48

ARTICLE IV REPRESENTATIONS AND WARRANTIES		49

4.1	Organization; Requisite Power and Authority; Qualification.	49
4.2	Equity Interests and Ownership.	49
4.3	Due Authorization; No Conflicts; Government Consents; Enforceable Obligations.	50
4.4	Financial Statements and Projections.	51
4.5	Material Adverse Effect.	51
4.6	Ownership of Property; Liens	51
4.7	Labor Matters	52
4.8	Certain Fees.	52
4.9	Government Regulation.	52
4.10	Margin Regulations	52
4.11	Taxes.	53

i

(continued)

Page

4.12	ERISA.	53
4.13	No Litigation.	54
4.14	Beneficial Ownership Regulation.	54
4.15	Intellectual Property.	54
4.16	Full Disclosure.	54
4.17	Environmental Matters.	55
4.18	Insurance.	55
4.19	No Defaults.	55
4.20	Solvency.	56
4.21	Health Care Matters.	56
4.22	Corporate Integrity Agreements, etc.	59
4.23	Material Contracts.	59
4.24	Compliance with Statutes, Etc.	59
4.25	[Reserved].	59
4.26	Anti-Corruption Laws and Sanctions.	59
4.27	Use of Proceeds.	60
4.28	Security Interests.	60
4.29	Senior Ranking.	60

ARTICLE V FINANCIAL STATEMENTS AND INFORMATION		61

5.1	Reports and Notices.	61

ARTICLE VI	AFFIRMATIVE COVENANTS	63

6.1	Maintenance of Existence and Conduct of Business.	63
6.2	Payment of Taxes.	63
6.3	Books and Records.	64
6.4	Insurance; Damage to or Destruction of Collateral.	64
6.5	Compliance with Laws, Health Care Laws and Organization Documents.	65
6.6	Control Accounts; Approved Deposit Accounts.	65
6.7	Intellectual Property.	66
6.8	Environmental Matters.	66
6.9	Access.	66
6.10	Post-Closing Obligations.	67
6.11	New Subsidiaries; Further Assurances.	67
6.12	Conduct of Business	69
6.13	Unrestricted Subsidiary Designation	69
6.14	Use of Proceeds	70
6.15	Annual Lenders’ Call	70
6.16	Maintenance of Ratings.	70

ARTICLE VII NEGATIVE COVENANTS		70

7.1	Mergers, Subsidiaries, Etc.	70
7.2	Investments; Loans and Advances.	72

ii

(continued)

Page

7.3	Indebtedness.	74
7.4	Affiliate Transactions.	77
7.5	Activities of Holdings.	78
7.6	[Reserved].	79
7.7	Liens; Negative Pledge.	79
7.8	Sale of Stock and Assets.	81
7.9	[Reserved].	83
7.10	Financial Covenant.	83
7.11	[Reserved].	83
7.12	Sale-Leasebacks.	83
7.13	Junior Debt Payments.	83
7.14	Restricted Payments.	85
7.15	Change of Jurisdiction, Corporate Name or Location; Change of Fiscal Year.	87
7.16	No Impairment of Intercompany Transfers.	88
7.17	[Reserved].	88
7.18	Amendments of Organization Documents.	88

ARTICLE VIII TERM		89

8.1	Termination.	89
8.2	Survival of Obligations Upon Termination of Financing Arrangements.	89

ARTICLE IX EVENTS OF DEFAULT: RIGHTS AND REMEDIES		89

9.1	Events of Default.	89
9.2	Remedies.	92

ARTICLE X ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF ADMINISTRATIVE AGENT		92

10.1	Assignment and Participations.	92
10.2	Appointment of Administrative Agent.	96
10.3	Administrative Agent’s Reliance, Etc.	97
10.4	Administrative Agent and Affiliates.	98
10.5	Lender Credit Decision.	98
10.6	Indemnification.	99
10.7	Successor Administrative Agent.	99
10.8	Set-Off and Sharing of Payments.	100
10.9	No Liability; Return of Payment; Defaulting Lenders; Information; Actions in Concert.	101
10.10	No Reliance on Administrative Agent’s Customer Identification Program.	105
10.11	USA Patriot Act.	105
10.12	Release of Collateral or Guarantors; Subordination of Liens.	105
10.13	Credit Bid.	107
10.14	Secured Parties.	107

iii

(continued)

Page

10.15	Withholding Tax.	108
10.16	Certain Payments.	108
10.17	Acknowledgement Regarding Any Supported QFCs	109

ARTICLE XI SUCCESSORS AND ASSIGNS		110

11.1	Successors and Assigns.	110

ARTICLE XII MISCELLANEOUS		111

12.1	Complete Agreement; Modification of Agreement.	111
12.2	Amendments and Waivers.	111
12.3	Fees and Expenses.	116
12.4	Indemnity.	116
12.5	No Waiver.	118
12.6	Remedies.	118
12.7	Severability.	119
12.8	Conflict of Terms.	119
12.9	GOVERNING LAW.	119
12.10	Notices.	120
12.11	Section Titles.	122
12.12	Counterparts; Electronic Signatures.	122
12.13	WAIVER OF JURY TRIAL.	123
12.14	Reinstatement.	123
12.15	Advice of Counsel.	123
12.16	No Strict Construction.	123
12.17	Treatment of Certain Information; Confidentiality.	124
12.18	Anti-Money Laundering Legislation.	125
12.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	126
12.20	ERISA.	127
12.21	Effect of Amendment and Restatement of the Existing Credit Agreement: No Novation.	128
12.22	Intercreditor Agreements.	129

ARTICLE XIII GUARANTY		129

13.1	Guaranty of the Obligations	129
13.2	Contribution by Guarantors	129
13.3	Payment by Guarantors	130
13.4	Liability of Guarantors Absolute	130
13.5	Waivers by Guarantors	132
13.6	Guarantors’ Rights of Subrogation, Contribution, Etc	132
13.7	Subordination of Other Obligations	133
13.8	Continuing Guaranty	133
13.9	Authority of Guarantors or the Borrower	133

iv

(continued)

Page

13.10	Financial Condition of the Borrower	133
13.11	Bankruptcy, Etc.	134
13.12	Discharge of Guaranty Upon Sale of Guarantor	134
13.13	Keepwell	134

v

INDEX OF APPENDICES

Annex A	–	Commitments

Schedule 1.1(A)	–	Immaterial Subsidiaries
Schedule 1.1(B)	–	Existing Letters of Credit
Schedule 1.1	–	Definitions
Schedule 4.1	–	Jurisdictions of Organization and Qualification
Schedule 4.2	–	Equity Interests and Ownership
Schedule 4.6	–	Real Estate
Schedule 4.13	–	Litigation
Schedule 4.17	–	Environmental Matters
Schedule 4.21	–	Compliance with Health Care Laws and Permits
Schedule 7.2	–	Investments
Schedule 7.3	–	Indebtedness
Schedule 7.4	–	Transactions with Affiliates
Schedule 7.7	–	Existing Liens
Schedule 7.14	–	Restricted Payments
Schedule 12.10	–	Notices

Exhibit 2.1(a)(i)	–	Form of Notice of Advance
Exhibit 2.1(b)(i)	–	Form of Notice of Term Loan
Exhibit 2.3(a)	–	Form of Notice of Prepayment
Exhibit 2.3(b)(v)	–	Form of Excess Cash Flow Certificate
Exhibit 2.5(e)	–	Form of Notice of Conversion/Continuation
Exhibit 2.11(g)-1	–	Form of U.S. Tax Compliance Certificate
Exhibit 2.11(g)-2	–	Form of U.S. Tax Compliance Certificate
Exhibit 2.11(g)-3	–	Form of U.S. Tax Compliance Certificate
Exhibit 2.11(g)-4	–	Form of U.S. Tax Compliance Certificate
Exhibit 2.13(a)	–	Form of Revolving Note
Exhibit 2.13(b)(i)	–	Form of Term Loan Note
Exhibit 3.1(d)	–	Form of Solvency Certificate
Exhibit 5.1(b)	–	Form of Compliance Certificate
Exhibit 10.1	–	Form of Assignment and Acceptance

vi

THIRD AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT

THIRD AMENDED AND RESTATED FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of April 18, 2024 (as amended by that certain Amendment No. 1 to Credit and Guaranty Agreement, dated as of November 26, 2024, as amended by that certain Incremental Amendment No. 2 to Credit and Guaranty Agreement, dated as of June 11, 2025, and as amended by that certain Incremental Amendment No. 3 to Credit and Guaranty Agreement, dated as of June 10, 2026), is entered into by and among RADNET MANAGEMENT, INC., a California corporation (the “Borrower”), RADNET, INC., a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES and AFFILIATES OF THE BORROWER, as Guarantors, the Lenders and other financial institutions from time to time party hereto, and BARCLAYS BANK PLC (“Barclays”), as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, capitalized terms used in these Recitals have the respective meanings set forth for such terms in Schedule 1.1 hereof;

WHEREAS, pursuant to that certain Second Amended and Restated First Lien Credit and Guaranty Agreement, dated as of April 23, 2021 (as amended, restated, amended and restated, supplemented or modified from time to time prior to the Effective Date, the “Existing Credit Agreement”), the Lenders (as defined in the Existing Credit Agreement, the “Existing Lenders”) have extended certain credit facilities to the Borrower consisting of (i) $678,687,500 aggregate principal amount of outstanding Term Loans (as defined in the Existing Credit Agreement) (the “Existing Term Loans”) and (ii) $195,000,000 aggregate principal amount of Revolving Loan Commitments (as defined in the Existing Credit Agreement) (the “Existing Revolving Commitments”; and any loans extended thereunder, together with the Existing Term Loans, the “Existing Loans”), the proceeds of which were used to repay certain existing Indebtedness of the Borrower and its Subsidiaries, pay expenses related thereto and to provide funds for other general corporate purposes of the Borrower and its Subsidiaries;

WHEREAS, the Borrower has requested (a) new term loan commitments in an aggregate principal amount of $875,000,000, the Loans in respect of which will be available to the Borrower on the Effective Date, (b) new revolving commitments in an aggregate principal amount of $282,000,000 and (c) to amend and restate the Existing Credit Agreement in its entirety, as set forth herein;

WHEREAS, the Lenders party hereto (including certain Existing Lenders) are willing to provide the Initial Term Loan Commitments and Revolving Commitments, as the case may be;

WHEREAS, it is understood and agreed that the Initial Term Loan Commitments and corresponding Initial Term Loans and the Revolving Commitments shall refinance in full all outstanding Indebtedness under the Existing Credit Agreement (the “Refinancing”);

WHEREAS, the Borrower has requested that Lenders extend credit hereunder in the form of 2024 Refinancing Term Commitments in order to refinance in full the Initial Term Loans outstanding immediately prior to the Amendment No. 1 Effective Date and the 2024 Refinancing Term Lenders party to Amendment No. 1 are willing to provide such 2024 Refinancing Term Commitments;

WHEREAS, the Borrower has requested that Lenders extend credit hereunder in the form of 2026 Refinancing Term Commitments in order to refinance in full the Initial Term Loans (including the 2024 Refinancing Term Loans) outstanding immediately prior to the Amendment No. 3 Effective Date and the 2026 Refinancing Term Lenders party to Amendment No. 3 are willing to provide such 2026 Refinancing Term Commitments;

WHEREAS, the Borrower has requested that Lenders extend credit hereunder in the form of 2026 Incremental Term Commitments and the 2026 Incremental Term Lenders party to Amendment No. 3 are willing to provide such 2026 Incremental Term Commitments.

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Equity Interests of each of its Domestic Subsidiaries, 66.0% of all of the voting Equity Interests of each of its Foreign Subsidiaries that are CFCs and all of the non-voting Equity Interests of each of its Foreign Subsidiaries that are CFCs, in each case subject to the exclusions, terms and conditions set forth in the Loan Documents; and

WHEREAS, the Guarantors have agreed to guarantee the obligations of the Borrower hereunder and to secure their respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Equity Interests of each of their respective Domestic Subsidiaries (including the Borrower), 66.0% of all of the voting Equity Interests of each of their respective Foreign Subsidiaries that are CFCs and all of the non-voting Equity Interests of each of their respective Foreign Subsidiaries that are CFCs, in each case subject to the exclusions, terms and conditions set forth in the Loan Documents.

WHEREAS, all Annexes, Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1            Definitions.

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the meanings specified therefor on Schedule 1.1.

2

1.2            Interpretive Matters.

(a)            All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in this Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, amended and restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement or any such Annex, Exhibit or Schedule. Any reference in this Agreement to any Loan Document or any other document or agreement means such document as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time (subject to the restrictions on such amendments, restatements, supplements or modifications set forth herein). If any date of compliance with the terms and conditions of any Loan Document falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day.

(b)            Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Loan Party, such words are intended to signify that a Responsible Officer such Loan Party has actual knowledge or awareness of a particular fact or circumstance.

(c)            Unless otherwise specifically provided herein, any accounting term used in this Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in this Agreement or any other Loan Document, the Borrower, the Administrative Agent and the Lenders agree in good faith to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Loan Parties’ and their Restricted Subsidiaries’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that for the avoidance of doubt, the agreement of the Borrower and the Requisite Lenders to any required amendments of such provisions shall be sufficient to bind the parties hereto. “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), including, but not limited to, the FASB Accounting Standards Codification™; (ii) changes in accounting principles concurred in by the Borrower’s certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, or, in each case, any FASB Accounting Standards Codification™ having a similar result or effect, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. If the Borrower and the Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If the Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with this Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article VII shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financing Accounting Standard or FASB Accounting Standards Codification™ having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Restricted Subsidiary at “fair value”. For purposes of calculations made pursuant to the terms of this Agreement or otherwise for purposes of compliance herewith, GAAP will be deemed to treat operating leases and Capital Lease Obligations in a manner consistent with their current treatment under generally accepted accounting principles as in effect on the Effective Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

3

(d)            For purposes of determining whether the incurrence of any Indebtedness is in compliance with any applicable ratio (including any applicable First Lien Net Leverage Ratio, Senior Secured Net Leverage Ratio or Total Net Leverage Ratio), test or basket, such determination shall be made on a Pro Forma Basis for the incurrence of such Indebtedness without netting the net cash proceeds of such Indebtedness for purposes of any leverage ratio (but giving effect to any use of such net cash proceeds) and, in the case of any such Indebtedness constituting revolving Indebtedness, assuming that such Indebtedness is fully drawn.

(e)            Financial Statements that are “required to be delivered” shall mean, with respect to Holdings, Borrower and any Subsidiary, Financial Statements that have been prepared in accordance with GAAP and delivered to the Administrative Agent in accordance with the applicable requirements under Section 5.1.

4

1.3            Limited Condition Transaction.

Notwithstanding anything to the contrary contained herein, for purposes of (i) measuring any applicable ratio (including any applicable First Lien Net Leverage Ratio, Senior Secured Net Leverage Ratio or Total Net Leverage Ratio), test, exception or basket in connection with the incurrence of any Indebtedness (including any Incremental Facilities) or Liens or the making of any acquisitions or other Investments, Restricted Payments, Junior Debt Payments, asset sales, mergers, liquidations or fundamental changes, (ii) determining compliance with any provision of this Agreement or any other Loan Document that requires (A) that the representations and warranties of the Borrower or any other Loan Party set forth herein or in any other Loan Document be true and correct as of a specified date or (B) that no Default or Event of Default has occurred, is continuing or would result from a specified action or (iii) determining satisfaction of any condition precedent to such action set forth herein or in any other Loan Document, in each case, in connection with a Limited Condition Transaction, the date of determination of whether any such action is permitted hereunder, shall at the Borrower’s option (the Borrower’s election to exercise such option, an “LCT Election”) be deemed to be, in the case of any Junior Debt Payment requiring delivery of notice in advance thereof or any Restricted Payment declared in advance thereof, the date of delivery of such notice, declaration or similar event and, in the case of any other Limited Condition Transaction, the date the definitive agreement for such Limited Condition Transaction is entered into (in each case, such date, the “LCT Test Date”), and if, on a Pro Forma Basis after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Measurement Period ended prior to the LCT Test Date for which Financial Statements are required to be delivered, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio, test or basket, provision or condition precedent, the Borrower shall be deemed to be in compliance with such ratio, test or basket, provision or condition precedent for all purposes relating to such Limited Condition Transaction; provided that in connection with any Borrowing, no Specified Event of Default shall have occurred or be continuing at the time of such Borrowing. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio (other than for purposes of determining actual compliance with the financial covenant under Section 7.10 (as opposed to compliance on a Pro Forma Basis for purposes of another provision)), test or basket in connection with the incurrence of any Indebtedness (including any Incremental Facilities) or Liens or the making of any acquisitions or other Investments, Restricted Payments, Junior Debt Payment, asset sales, mergers, liquidations or fundamental changes occurring on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction or notice or declaration is terminated, revoked or expires without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be calculated (A) on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (B) with respect to any Restricted Payments, assuming such Limited Condition Transaction and the other transactions to be consummated in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated. For the avoidance of doubt, (i) if the Borrower has made an LCT Election and any of the ratios, tests or baskets, provisions or conditions precedent for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA of Holdings and its Restricted Subsidiaries or the Person subject to such Limited Condition Transaction, occurring on or prior to consummation of the applicable Limited Condition Transaction, the Borrower shall be deemed to be in compliance with such ratio, test or basket, provision or condition precedent notwithstanding such fluctuations, and (ii) any applicable ratios, tests or baskets, provisions or conditions precedents shall only be tested at the time of consummation of such Limited Condition Transaction if the Borrower has elected in its sole discretion to test such ratio, test or basket, provision or condition precedent on the date such Limited Condition Transaction is consummated instead of the LCT Test Date.

5

1.4            Pro Forma Basis.

(a)            Notwithstanding anything to the contrary herein, all ratios (including the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio), tests and baskets, and compliance with covenants determined by reference to Consolidated Adjusted EBITDA or TTM Consolidated EBITDA, shall be calculated in the manner prescribed by this Section 1.4; provided that, notwithstanding anything to the contrary in this Section 1.4, when calculating (i) the First Lien Net Leverage Ratio for purposes of determining the “Applicable Margin” and (ii) the Total Net Leverage Ratio for the purposes of determining actual compliance with the financial covenant under Section 7.10 (as opposed to compliance on a Pro Forma Basis for purposes of another provision), the events described in this Section 1.4 that occurred subsequent to the end of the applicable Measurement Period shall not be given Pro Forma Effect.

(b)            For purposes of calculating the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio, Consolidated Adjusted EBITDA or TTM Consolidated EBITDA, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Measurement Period or (ii) subsequent to such Measurement Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a Pro Forma Basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated Adjusted EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Measurement Period. If since the beginning of any applicable Measurement Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Measurement Period shall have consummated any Specified Transaction that would have required adjustment pursuant to this Section 1.4, then the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio, Consolidated Adjusted EBITDA or TTM Consolidated EBITDA, as applicable, shall be calculated to give Pro Forma Effect thereto in accordance with this Section 1.4.

(c)            Whenever Pro Forma Effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower or Holdings and may include, at the Borrower’s or Holding’s option, for the avoidance of doubt, (x) the amount of pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies related to such Specified Transaction (including expected revenue enhancements) that are reasonably identifiable and projected by the Borrower or Holdings in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or initiated or are expected to be taken (in the good faith determination of the Borrower or Holdings) within the first 18 months after such Specified Transaction and reasonably anticipated (in the good faith determination of the Borrower or Holdings) to be realized during such period (calculated (i) on a pro forma basis as though such cost savings, operating expense reductions, operating improvements and synergies had been realized on the first day of the applicable Measurement Period and as if such cost savings, operating expense reductions, operational improvements and synergies were realized during the entirety of such Measurement Period and (ii) such that “run-rate” means the full recurring benefit for a period that is associated with such actions or steps) relating to such Specified Transaction, net of the amount of actual benefits realized during such Measurement Period from such actions or steps, (y) any pro forma adjustments reflected (in reasonable detail) by any due diligence quality of earnings report conducted by a “big four” accounting firm, FTI Consulting, Inc. or another third-party financial advisor reasonably acceptable to the Administrative Agent and retained by Holdings or any of its Subsidiaries, and (z) any pro forma adjustments determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended, as interpreted by the staff of the SEC (or any successor agency); provided that no amounts shall be added back in computing Consolidated Adjusted EBITDA pursuant to this Section 1.4(c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise, with respect to such Measurement Period; provided, that, the aggregate amount of all addbacks pursuant to this Section 1.4(c)(x), together with the adjustments set forth in clause (f) of the definition of Consolidated Adjusted EBITDA shall not exceed, in the aggregate, 25% of Consolidated Adjusted EBITDA (calculated prior to giving effect to such addbacks and adjustments).

6

(d)            In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement, defeasance, discharge or extinguishment) any Indebtedness included in the calculations of the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio or the Total Net Leverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Measurement Period or (ii) subsequent to such Measurement Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such ratio or test shall be calculated giving Pro Forma Effect to such incurrence, assumption, guarantee, repurchase, redemption, repayment, retirement, discharge, defeasance or extinguishment of Indebtedness, in each case, to the extent required, as if the same had occurred on the last day of the applicable Measurement Period. Interest on a Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower or Holdings to be the rate of interest implicit in such Capital Lease in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or Restricted Subsidiary may designate.

1.5            Calculation of Amounts.

(a)            In the event that any action or transaction meets the criteria of one or more than one of the categories of exceptions, thresholds or baskets pursuant to any applicable covenant in Article VII, such action or transaction (or portion thereof) may be divided and classified, and later (on one or more occasions) be redivided and/or reclassified under one or more of such exceptions, thresholds or baskets of the same covenant as the Borrower may elect from time to time, including reclassifying any utilization of fixed (which may be specified as a percentage of TTM Consolidated EBITDA or otherwise subject to grower components) exceptions, thresholds or baskets (for purposes of this Section 1.5, “fixed baskets”) as incurred under any available incurrence-based exception, threshold or basket (including any exception or basket requiring compliance with a specified First Lien Net Leverage Ratio, Senior Secured Net Leverage Ratio or Total Net Leverage Ratio) (for purposes of this Section 1.5, “incurrence-based baskets”), and if any applicable ratios or financial tests for such incurrence-based baskets would be satisfied at any time in any subsequent fiscal quarter, such reclassification shall be deemed to have automatically occurred at such time if not elected by the Borrower.

7

(b)            In the event any fixed baskets are intended to be utilized together with any incurrence-based baskets in a single transaction or series of related transactions, (i) compliance with or satisfaction of any applicable financial ratios or tests for the portion of any Indebtedness, Liens or other applicable transaction or action to be incurred under any incurrence-based baskets shall first be calculated without giving effect to amounts being utilized pursuant to any fixed baskets, but giving full Pro Forma Effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed baskets, any incurrence and repayments of Indebtedness) and all other permitted pro forma adjustments, and (ii) thereafter, incurrence of the portion of such Indebtedness, Liens or other applicable transaction or action to be incurred under any fixed baskets shall be calculated.

1.6            Benchmark Replacement Setting.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed Benchmark Replacement to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders.

(b)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 1.6(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.6.

8

(d)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including any Term Benchmark) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Alternate Base Rate Loans. During any Benchmark Unavailability Period or at any time that any tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

(f)             Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Alternate Base Rate, any Term Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Alternate Base Rate, any Term Benchmark, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, any Term Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Alternate Base Rate, any Term Benchmark, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

9

1.7            Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), including but not limited to the Delaware Limited Liability Company Act: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.8       Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, any Lender may exchange, continue or rollover all or a portion of its Loans or Commitments in connection with any refinancing, extension, renewal, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, Administrative Agent and such Lender.

ARTICLE II
AMOUNT AND TERMS OF CREDIT

2.1            Credit Facilities.

(a)            Revolving Credit Facility.

(i)              Subject to the terms and conditions expressly set forth herein, each Revolving Lender agrees to make available to the Borrower from time to time on and following the Effective Date until the Commitment Termination Date such Revolving Lender’s Pro Rata Share of advances under the Revolving Loan Commitment (each, an “Advance”); provided that on each date that an Advance is made, the Borrower shall repay all Swingline Loans then outstanding. The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Advances outstanding shall not exceed at any time the Maximum Amount less the sum of the Letter of Credit Obligations outstanding at such time (such aggregate amount of Advances permitted to be outstanding at any one time, the “Borrowing Availability”). Until the Commitment Termination Date, the

10

Borrower may from time to time borrow, repay and, subject to Borrowing Availability, reborrow under this Section 2.1(a) for the purposes described in Section 2.4. Each Advance shall be made on notice by the Borrower to Administrative Agent at the address specified herein. Such notices must be given no later than (a) in the case of an Alternate Base Rate Loan borrowing, 10:00 a.m. New York time one Business Day prior to the proposed date of such borrowing of a requested Alternate Base Rate Loan, and (b) in the case of a Term Benchmark Borrowing, 12:00 noon New York time at least three (3) U.S. Government Securities Business Days prior to the proposed date of such borrowing. Each such notice (a “Notice of Advance”) must be given in writing (by telecopy, electronic means, including by email and pdf attachment of such Notice of Advance, or overnight courier) substantially in the form of Exhibit 2.1(a)(i) and shall include the information required in such Exhibit. If the Borrower desires to have the Advances bear interest by reference to a Term Benchmark, Borrower must comply with Section 2.5(e) unless otherwise waived by the Administrative Agent. The Administrative Agent shall notify each Revolving Lender promptly after receipt of a Notice of Advance of the details thereof by telecopy, electronic means or other similar form of transmission. Each Revolving Lender shall, severally and not jointly, make the amount of such Lender’s Pro Rata Share of each Advance available to the Administrative Agent in same day funds by wire transfer to the Administrative Agent’s Account not later than 12:00 noon New York time on the borrowing date set forth on the Notice of Advance so that the Administrative Agent may make such Advance available to the Borrower in same day funds by wire transfer to the Borrower’s account set forth on the Notice of Advance.

(ii)            The Administrative Agent may, but shall not be obligated to, make available to the Borrower the aggregate Advance requested in any Notice of Advance on the assumption that each Revolving Lender will make its Pro Rata Share of such Advance available to the Administrative Agent. If the Administrative Agent elects to make any Revolving Lender’s Pro Rata Share of a requested Advance available to the Borrower, prior to the Administrative Agent’s receipt of funds from such Revolving Lender, and if such Revolving Lender fails to pay the amount of its Pro Rata Share of such Advance to the Administrative Agent as required hereunder, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall, promptly following receipt of such notice, repay such portion of such Advance to the Administrative Agent. Any such repayment shall be accompanied by accrued interest thereon at the rate of interest then applicable to Advances that are Alternate Base Rate Loans. Without duplication of the foregoing, the Revolving Lender whose Pro Rata Share of a requested Advance was disbursed to the Borrower by the Administrative Agent prior to the Administrative Agent’s receipt of funds from such Revolving Lender, shall promptly make its Pro Rata Share of such Advance available to the Administrative Agent, and if any Revolving Lender fails to make such amount available to the Administrative Agent by the time required hereunder, the Administrative Agent shall promptly notify such Revolving Lender, and such Revolving Lender shall, promptly following receipt of such notice, pay such amount together with accrued interest thereon at the rate of interest then applicable to Advances that are Alternate Base Rate Loans. If the Borrower and such Revolving Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Nothing in this Section 2.1(a) or elsewhere in this Agreement or the other Loan Documents shall be deemed to prejudice any rights that the Borrower may have against a Revolving Lender as a result of any failure by that Revolving Lender to fund any portion of its Loans as required under this Agreement.

11

(iii)          The entire unpaid balance of the aggregate Revolving Loan and all other Revolver Obligations (other than contingent indemnification obligations that survive the termination of this Agreement) shall be due and payable in full on the earlier of (x) the date set forth in clause (a) of the definition of Commitment Termination Date and (y) the date of acceleration of the Revolver Obligations pursuant to Section 9.2, if not sooner paid in full in accordance with the terms of the Loan Documents (without limiting the Borrower’s obligation to timely make all payments required under the terms of the Loan Documents).

(iv)          Each Advance shall be in a minimum amount of $500,000 or any greater multiple of $100,000.

(b)            Initial Term Loan.

(i)              Subject to the terms and conditions expressly set forth herein, on the Effective Date, (A) each Term Loan Lender which is not a Cashless Roll Term Loan Lender agrees, severally and not jointly, to make a term loan (each, a “Funded Initial Term Loan”) to the Borrower in an original principal amount equal to such Term Loan Lender’s Pro Rata Share of the Initial Term Loan Commitment and (B) each Term Loan Lender which is a Cashless Roll Term Loan Lender agrees (1) to exchange all of its Existing Term Loans in an original principal amount not to exceed such Term Loan Lender’s Pro Rata Share of the Initial Term Loan Commitment, on the terms set forth herein, for a single term loan (each, an “Exchanged Initial Term Loan”) (which Exchanged Initial Term Loan shall be in an original principal amount equal to the principal amount of the Existing Term Loans so exchanged by such Cashless Roll Term Loan Lender), and (2) to make a term loan (each, a “Funded Excess Commitment Initial Term Loan”) to the Borrower in an original principal amount (not less than zero) equal to (A) such Term Loan Lender’s Pro Rata Share of the Initial Term Loan Commitment minus (B) the principal amount of its Existing Term Loans exchanged for Exchanged Initial Term Loans pursuant to the foregoing clause (1). Subject to the terms and conditions expressly set forth herein and in Amendment No. 1, on the Amendment No. 1 Effective Date, (A) each 2024 Refinancing Term Lender which is not a Rollover 2024 Refinancing Term Lender agrees, severally and not jointly, to make a 2024 Refinancing Term Loan to the Borrower in an original principal amount equal to such 2024 Refinancing Term Lender’s 2024 Refinancing Term Commitment and (B) each 2024 Refinancing Term Lender that is a Rollover 2024 Refinancing Term Lender agrees to exchange all of its Amendment No. 1 Existing Term Loans in an original principal amount not to exceed such 2024 Refinancing Term Lender’s 2024 Refinancing Term Commitment, on the terms set forth herein, for a 2024 Refinancing Term Loan in an original principal amount equal to the principal amount of the Amendment No. 1 Existing Term Loans so exchanged by such Rollover 2024 Refinancing Term Lender. Subject to the terms and conditions expressly set forth herein and in Amendment No. 3, on the Amendment No. 3 Effective Date, (A) each 2026 Refinancing Term Lender which is not a Rollover 2026 Refinancing Term Lender

12

agrees, severally and not jointly, to make a 2026 Refinancing Term Loan to the Borrower in an original principal amount equal to such 2026 Refinancing Term Lender’s 2026 Refinancing Term Commitment and (B) each 2026 Refinancing Term Lender that is a Rollover 2026 Refinancing Term Lender agrees to exchange all of its Amendment No. 3 Existing Term Loans in an original principal amount not to exceed such 2026 Refinancing Term Lender’s 2026 Refinancing Term Commitment, on the terms set forth herein, for a 2026 Refinancing Term Loan in an original principal amount equal to the principal amount of the Amendment No. 3 Existing Term Loans so exchanged by such Rollover 2026 Refinancing Term Lender. Amounts paid or prepaid in respect of the Initial Term Loan may not be reborrowed. The Initial Term Loan ~~and~~, the 2024 Refinancing Term Loans and the 2026 Refinancing Term Loans shall be made on notice by the Borrower to the Administrative Agent at the address specified herein. Such notice must be given at least one (1) Business Day prior to the Effective Date ~~or~~, the Amendment No. 1 Effective Date or the Amendment No. 3 Effective Date, as applicable (it being agreed and understood that any such notice may be conditioned upon the occurrence of an event and revocable in the event such event will or does not occur). Such notice (a “Notice of Term Loan”) must be given in writing (by telecopy, electronic means, including by email and pdf attachment of such Notice of Term Loan, or overnight courier) substantially in the form of Exhibit 2.1(b)(i).

(ii)            The Initial Term Loan shall be repaid in consecutive quarterly installments of (A) $2,187,500 on the last day of each March, June, September and December, commencing with September 30, 2024 and ending on March 30, 2025, ~~and~~ (B) from and after the Amendment No. 2 Effective Date, $2,439,389.17 on the last day of each March, June, September and December, commencing with June 30, 2025 and ending on March 30, 2026 and (C) from and after the Amendment No. 3 Effective Date, $3,075,521.49 on the last day of each March, June, September and December, commencing on June 30, 2026 (in each case, as such payments may be reduced from time to time as a result of the application of prepayments and repurchases in accordance with Section 2.3).

(iii)          Notwithstanding the foregoing clause (ii), the entire unpaid balance of the aggregate Initial Term Loan and all other Term Loan Obligations (other than contingent indemnification obligations that survive the termination of this Agreement) shall be due and payable in full on the Term Loan Maturity Date, if not sooner paid in full in accordance with the terms of the Loan Documents (without limiting Borrower’s obligation to timely make all payments required under the terms of the Loan Documents).

(c)            [Reserved].

(d)            Incremental Facilities.

(i)              Incremental Commitments. The Borrower may at any time or from time to time after the Effective Date, by notice to the Administrative Agent (an “Incremental Request”), request to establish (A) (1) one or more new commitments under any then-existing tranche of Term Loans (a “Term Loan Increase”) and/or (2) one or more additional tranches of term loans (an “Incremental Term Facility” and, collectively with any Term Loan Increase, “Incremental Term Commitments”) under this Agreement and/or (B) (1) one or more increases in the amount of the Revolving Loan Commitments (a “Revolving Commitment Increase”) and/or (2) one or more new revolving credit commitments (a “New Revolving Credit Commitment” and, collectively with any Revolving Commitment Increases, “Incremental Revolving Loan Commitments” and, collectively with any Incremental Term Facility, “Incremental Facilities”); Incremental Revolving Loan Commitments, collectively with any Incremental Term Commitments, “Incremental Commitments”).

13

(ii)            Incremental Loans. On any Incremental Facility Effective Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to satisfaction or waiver of the conditions expressly set forth in Section 2.1(d)(iv), (A) each Incremental Term Loan Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment in respect of such Class and (B) each Incremental Term Loan Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. Any Incremental Term Facility shall be designated as a separate Class of Incremental Term Loans for all purposes of this Agreement. On any Incremental Facility Effective Date on which any Incremental Revolving Loan Commitments are effected, subject to satisfaction or waiver of the conditions expressly set forth in Section 2.1(d)(iv), (A) each Incremental Revolving Credit Lender shall make its Commitment available to the Borrower (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, “Incremental Loans”) in an amount equal to its Revolving Commitment Increase or New Revolving Credit Commitment, as applicable, and (B) each Incremental Revolving Credit Lender shall become a Lender hereunder with respect to the Revolving Commitment Increase or the New Revolving Credit Commitment, as applicable, and the Incremental Revolving Loans made pursuant thereto.

(iii)          Incremental Request. Each Incremental Request from the Borrower pursuant to this Section 2.1(d) shall set forth the requested amount and proposed terms of the relevant Incremental Commitments. Incremental Term Loans may be made, and Incremental Revolving Loan Commitments may be provided, by any existing Lender (but, unless otherwise agreed in writing, no existing Lender will have any obligation to provide any Incremental Commitment and the Borrower will not have any obligation to approach any existing Lender to request any Incremental Commitment) or by any other bank or other financial institution (any such other bank or other financial institution, an “Additional Lender”) (each such existing Lender or Additional Lender providing such Incremental Commitment, an “Incremental Revolving Credit Lender” or “Incremental Term Loan Lender”, as applicable, and, collectively, “Incremental Lenders”); provided that the Administrative Agent and each L/C Issuer shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Additional Lender’s making such Incremental Term Loans, or providing such Incremental Revolving Loan Commitments, as the case may be, to the extent such consent, if any, would be required under Section 10.1(a) for an assignment of Loans or Revolving Loan Commitments, as applicable, to such Additional Lender.

14

(iv)          Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments established or incurred thereunder, shall be subject to satisfaction or waiver of each of the following conditions (the effective date of any Incremental Amendment, an “Incremental Facility Effective Date”):

(A)           subject to Section 1.3 in the case of any Incremental Commitments established or incurred in connection with a Limited Condition Transaction, no Event of Default shall exist after giving effect to such Incremental Commitments;

(B)           subject to Section 1.3 in the case of any Incremental Commitments established or incurred in connection with a Limited Condition Transaction, the representations and warranties of the Borrower and the other Loan Parties contained in Article IV shall be true and correct in all material respects as of such Incremental Facility Effective Date (or as of a specific earlier date if such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement) (without duplication of any materiality qualifier contained therein);

(C)           each Incremental Term Commitment and each Incremental Revolving Loan Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 and such increments may be less than $1,000,000 if such amount represents all remaining availability under the limit set forth in clause (E) below);

(D)           [reserved]; and

(E)           subject to Section 1.3 in the case of any Incremental Commitments established or incurred in connection with a Limited Condition Transaction, at the time of and after giving effect to the effectiveness of any proposed Incremental Commitments, the aggregate principal amount of all Incremental Commitments established or incurred pursuant to this Section 2.1(d), shall not exceed the Incremental Cap as in effect on such Incremental Facility Effective Date.

(v)            Required Terms. The terms, conditions, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Loan Commitments, as the case may be, of any Class, except as otherwise expressly set forth herein, shall be as agreed between the Borrower and the applicable Incremental Lenders; provided that:

(A)           any Incremental Term Loans and any New Revolving Credit Commitments, as applicable:

(1)            shall not be guaranteed by any Person other than any Loan Party and shall not be secured by any assets other than the Collateral;

15

(2)            (x) in the case of any Incremental Term Loans, shall (I) rank pari passu or junior in right of payment with any then-existing Term Loans, (II) be secured by a Lien on the Collateral on a pari passu basis or a junior basis with respect to any then-existing Term Loans or be unsecured and (III) to the extent secured or subordinated in right of payment, be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent, including by entry to an Applicable Intercreditor Agreement, and (y) in the case of any New Revolving Credit Commitments, shall (I) rank pari passu with any Revolving Loan Commitments in effect after giving effect to such New Revolving Credit Commitments, (II) be secured by a Lien on the Collateral on a pari passu basis with respect to any Revolving Loan Commitments in effect after giving effect to such New Revolving Credit Commitments and (III) be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent, including by entry to an Applicable Intercreditor Agreement;

(3)            in the case of any Incremental Term Loans, shall (I) mature no earlier than the latest maturity date of any Initial Term Loans in effect after giving effect to such Incremental Term Loans and (II) have a weighted average life to maturity no shorter than the remaining weighted average life to maturity of any Initial Term Loans in effect after giving effect to such Incremental Term Loans (without giving effect to any prepayments that would otherwise modify the weighted average life to maturity of such Initial Term Loans); provided that, at the option of the Borrower, this clause (A)(3) shall not apply to Incremental Term Loans in an aggregate outstanding principal amount of up to the Incremental Maturity Carveout as in effect immediately prior to the incurrence of such Incremental Term Loans;

(4)            (x) in the case of any Term Loan Increase, shall be on the same terms (including maturity date and, other than with respect to original issue discount or upfront fees, interest rates) other than fees, and be pursuant to the same documentation (other than the applicable Incremental Amendment and any other documentation evidencing such Term Loan Increase), as the applicable Class of then-existing Term Loans being increased, in each case, as existing at the time of consummation of such Term Loan Increase, and (y) in the case of any Revolving Commitment Increase, shall be on the same terms (including maturity date and, other than with respect to original issue discount or upfront fees, interest rates) other than fees, and be pursuant to the same documentation (other than the applicable Incremental Amendment and any other documentation evidencing such Revolving Commitment Increase), as the applicable Class of then-existing Revolving Loan Commitments being increased, in each case, as existing at the time of consummation of such Revolving Commitment Increase;

(5)            (x) in the case of any Incremental Term Loans, subject to clause (A)(3) above, shall have amortization determined by the Borrower and the applicable Incremental Term Loan Lenders, and (y) in the case of any New Revolving Credit Commitment, shall not provide for scheduled amortization payments or a final scheduled maturity date prior to the then final scheduled maturity date of the Revolving Loan Commitments in effect after giving effect to such New Revolving Credit Commitment; and

16

(6)            (x) in the case of any Other Term Loans, (I) may provide for the ability of the Incremental Term Loan Lenders thereunder to participate on a pro rata basis, a less than pro rata basis or a greater than pro rata basis in any voluntary prepayments of any then-existing Term Loans and (II) may provide for the ability of the Incremental Term Loan Lenders thereunder to participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of any then-existing Term Loans, in each case, as specified in the applicable Incremental Amendment, and (y) in the case of any New Revolving Credit Commitment, may provide for the ability of the Incremental Revolving Credit Lenders thereunder to participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments or commitment reductions with any then-existing Revolving Loan Commitment or New Revolving Credit Commitment, in each case, as specified in the applicable Incremental Amendment;

(B)           the interest rate and fees applicable to any Incremental Term Loans shall be as agreed between the Borrower and the applicable Incremental Lenders; provided that, with respect to any Incremental Term Loans in the form of a syndicated “term loan b” facility denominated in US dollars and secured by a Lien on the Collateral on a pari passu basis with the Term Loans and incurred on or prior to the date that is twelve (12) months after the Effective Date, if the All-In Yield of any such Incremental Term Loans exceeds the All-In Yield on the Initial Term Loans (calculated in the same manner and after giving effect to any amendment to interest rate margins under this Agreement after the Effective Date but immediately prior to the applicable Incremental Facility Effective Date) by more than 50 basis points, then the Applicable Margin applicable to the Initial Term Loans shall be increased to the extent necessary so that the All-In Yield on the Initial Term Loans is 50 basis points less than the All-In Yield on such Incremental Term Loans (it being agreed that any increase in the All-In Yield to the Initial Term Loans required due to the application of a Term Benchmark floor or Alternate Base Rate floor on any Incremental Term Loans shall be effected solely through an increase to (or implementation of, as applicable) the Term Benchmark floor or Alternate Base Rate floor, as applicable, applicable to the Initial Term Loans); provided, further, that, at the option of the Borrower, this clause (B) shall not apply to (I) Incremental Term Loans in an aggregate outstanding principal amount of up to the Incremental MFN Carveout as in effect immediately prior to the incurrence of such Incremental Term Loans, (II) any Incremental Term Loans maturing not less than eight (8) years after the Effective Date or (III) Incremental Term Loans incurred in connection with any Permitted Acquisition or other Investment permitted under Section 7.2 (this clause (B), the “MFN Provision”); and

(C)           except as otherwise required or permitted in clauses (A) and (B) above, all other terms of any Incremental Facility shall be substantially consistent with any then-existing Term Loans, Revolving Loan Commitment or New Revolving Credit Commitment, as the case may be, or otherwise reasonably satisfactory to the Administrative Agent (it being understood that (I) terms not substantially consistent with any then-existing Term Loans or Revolving Loans, as applicable, but which are applicable only after the then final scheduled maturity date of such Term Loans, Revolving Loan Commitment or New Revolving Credit Commitment, as applicable, shall be deemed satisfactory to the Administrative Agent, and (II) terms that are more favorable to the Incremental Lenders or the agent in respect of such Incremental Facility than those contained in this Agreement, but which are conformed (or added) in this Agreement pursuant to an amendment hereto (which, notwithstanding anything herein to the contrary, shall require only the consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned) and the Borrower) shall be deemed satisfactory to the Administrative Agent).

17

(vi)          Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Loan Commitments shall become Commitments (or in the case of an Incremental Revolving Loan Commitment to be provided by an existing Revolving Lender, an increase in such Lender’s applicable Revolving Loan Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and the Administrative Agent. Notwithstanding anything in Section 12.2 to the contrary, the Incremental Amendment may (i) without the consent of any other Loan Party, the Administrative Agent or any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.1(d) and (ii) without the consent of any other Loan Party or any Lender amend this Agreement to increase the interest rate margin, increase the interest rate floor, increase, extend or add any prepayment premium, increase, extend or add any call protection or increase the amortization schedule with respect to any existing Class of Term Loans in order to cause any Incremental Term Loans to be fungible with such existing Class of Term Loans. The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Loan Commitments as determined by the Borrower and the applicable Incremental Lenders.

(e)            Reliance on Notices. Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Advance, Notice of Conversion/Continuation or similar notice reasonably believed thereby to be genuine. Administrative Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Administrative Agent has knowledge to the contrary.

(f)             Termination of Commitments to Make Incremental Facilities. The Borrower may at any time from time to time on at least five (5) Business Days’ prior written notice to the Administrative Agent, terminate, in whole or in part, any undrawn commitment for Incremental Facilities.

(g)            Refinancing Facilities.

(i)              At any time after the Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness consisting of Refinancing Facilities to refinance all or any portion of the Facilities then outstanding under this Agreement (which will be deemed to include any then outstanding Incremental Term Loans or Revolving Commitment Increases); provided, that such Refinancing Facilities (i) will, to the extent permitted by the definition of “Credit Agreement Refinancing Indebtedness”, be secured on a pari passu, junior lien, unsecured or subordinated basis, (ii) will, to the extent permitted by the definition of “Credit Agreement Refinancing Indebtedness”, have such pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions and terms as may be agreed by the Borrower and the Lenders thereof and (iii) will, to the extent in the form of Refinancing Revolving Loans or Refinancing Revolving Loan Commitments, participate in the payment, borrowing, participation and commitment reduction provisions herein on a pro rata basis with any all Revolving Loans and Revolving Loan Commitments outstanding after giving effect to such Refinancing Revolving Loans or Refinancing Revolving Loan Commitments.

18

(ii)            Commitments in respect of Refinancing Facilities shall become Commitments under this Agreement pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Borrower and each lender agreeing to provide such Commitment, if any, and acknowledged by the Administrative Agent (such acknowledgement not to be unreasonably withheld, delayed or conditioned). The Refinancing Amendment may, subject to this Section 2.1(g), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.1(g). In the event any Refinancing Term Loans are made, such Refinancing Term Loans shall mature and be repaid in amounts and on dates as agreed between the Borrower and the relevant Lenders of such Refinancing Term Loans in the applicable Refinancing Amendment, subject to the requirements set forth in this Section 2.1(g) and the definition of “Credit Agreement Refinancing Indebtedness”. Amounts paid or prepaid on account of any Refinancing Term Loans may not be reborrowed. This Section 2.1(g) shall supersede any provisions in Section 2.3 or Section 12.2 to the contrary.

(iii)          Refinancing Facilities may be made by any bank, financial institution, fund or other investor that is not an individual (any such bank, financial institution, fund or other investor shall become an Additional Lender); provided that no Lender hereunder shall be required to participate in any such Refinancing Facilities as an Additional Lender without its consent; provided, further, that, the Administrative Agent and, if applicable, the L/C Issuer shall have consented (such consent not to be unreasonably withheld or delayed) to such Additional Lender’s making such Refinancing Term Loans and/or providing such Refinancing Revolving Loan Commitments if such consent would be required under Section 10.1 for an assignment of Loans or Commitments, as applicable, to such Additional Lender and, for the avoidance of doubt, no Person shall become an Additional Lender if an assignment to such Person would not be permitted under Section 10.1.

(h)            Swingline Loans.

19

(i)              Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time on and following the Effective Date until the Commitment Termination Date, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 (the “Swingline Sublimit”) or (ii) the aggregate Revolving Exposures exceeding the aggregate Revolving Loan Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. The Swingline Sublimit is part of, and not in addition to, the Revolving Loan Commitments.

(ii)            To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request in writing, not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall wire each Swingline Loan to the account of the Borrower (or, in the case of a Swingline Loan made to finance the reimbursement of an Letter of Credit disbursement, by remittance to the applicable L/C Issuer) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(iii)          Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Pro Rata Share times the amount of such Swingline Loan. The Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make an Alternate Base Rate Revolving Loan in an amount equal to such Revolving Lender’s Pro Rata Share of the amount of Swingline Loans then outstanding. Such request shall be made in writing and in accordance with the requirements of Sections 2.1(a) as if such Borrowing was an Advance, without regard to the Borrowing minimum and Borrowing multiples, but subject to the unutilized portion of the Revolving Loan Commitments and the conditions set forth in Section 3.2. Each Revolving Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Notice of Advance available to the Administrative Agent in same day funds for the account of the Swingline Lender at the Administrative Agent’s office not later than 1:00 p.m., New York City time, on the day specified in such written request, whereupon, subject to Section 2.1(h)(iv), each Revolving Lender that so makes funds available shall be deemed to have made an Alternate Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

20

(iv)          If for any reason any Swingline Loan cannot be refinanced by such an Alternate Base Rate Revolving Loan in accordance with Section 2.1(h)(iii), the request for an Alternate Base Rate Revolving Loan Advance submitted by the Swingline Lender as set forth herein shall automatically be deemed to be made to the Revolving Lenders to fund their risk participations in the Swingline Loans. Each Revolving Lender hereby irrevocably and unconditionally agrees to, fund in cash their respective participations in the Swingline Loans on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Share of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Share of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Loan Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.

2.2            Letters of Credit.

(a)            Issuance. Subject to the terms and conditions of this Agreement, the Revolving Loan Commitment may be used, from time to time on and following the Effective Date and prior to the Commitment Termination Date (provided that Letters of Credit may only be issued on the Effective Date to replace or provide credit support for any existing letters of credit (including grandfathering Existing Letters of Credit into Revolving Loans)), upon the request of Borrower, for the incurrence of Letter of Credit Obligations, by Administrative Agent causing, whether through the issuance by Administrative Agent or any of its Affiliates of support agreements, reimbursement agreements, guarantees or otherwise, Letters of Credit to be issued by the L/C Issuers for the Borrower’s or its Restricted Subsidiary’s account; provided that any Letter of Credit issued for the account of any Restricted Subsidiary shall have the Borrower as a co-applicant; provided further that none of the Joint Lead Arrangers, nor any of their respective affiliates, that are L/C Issuers shall be required to issue anything other than standby Letters of Credit. The Borrower may at any time, and from time to time, designate one or more additional Revolving Lenders to act as an L/C Issuer under this Agreement with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Revolving Lender. Any Revolving Lender designated as an L/C Issuer pursuant to this Section 2.2(a) shall be deemed to be and shall have all the rights and obligations of a “L/C Issuer” hereunder. Each Revolving Lender shall, subject to the terms and conditions hereinafter set forth and based upon its Pro Rata Share relating to the Revolving Loan Commitments, purchase (and be deemed to have purchased) risk participations in all Letters of Credit Obligations incurred with the written consent of Administrative Agent, as more fully described in Section 2.2(b)(ii) below. No L/C Issuer shall be required to issue Letters of Credit on or after the Effective Date in excess of its L/C Commitment. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) $25,000,000 (the “L/C Sublimit”) and (ii) (A) the Maximum Amount less (B) the aggregate outstanding principal balance of the Advances. No such Letter of Credit shall be issued in a stated face amount of less than $100,000 (unless consented to otherwise in writing by Administrative Agent in its sole discretion) and no such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof (provided, that such Letters of Credit may provide for one or more extensions thereof up to 12 months, whether automatic or by action of the applicant thereto), and no Revolving Lender shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than five (5) days prior to the Commitment Termination Date unless cash collateralized in accordance with Section 2.2(c) below or backstopped with another letter of credit for the period after the Commitment Termination Date, in each case, on terms acceptable to the L/C Issuer.

21

(b)            Advances Automatic; Participations.

(i)              In the event that Administrative Agent or any Revolving Lender shall make any payment to an L/C Issuer on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute an Advance to the Borrower under Section 2.1(a) regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding the Borrower’s failure to satisfy the conditions precedent set forth in Article III, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with this Agreement. The failure of any Revolving Lender to make available to Administrative Agent its Pro Rata Share of any such Advance or payment by Administrative Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Administrative Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender’s Pro Rata Share of any such payment.

(ii)            If the L/C Issuer is a Revolving Lender or if it shall be illegal or unlawful for Borrower to incur Advances as contemplated by Section 2.2(b)(i) above because of an Event of Default described in Section 9.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed with respect to any Letter of Credit Obligation, then (A) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Administrative Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Administrative Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in this Agreement with respect to Advances.

22

(c)            Cash Collateral.

(i)              If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to this Agreement, Borrower will pay to Administrative Agent, for the benefit of Secured Parties, cash or Cash Equivalents in an amount equal to one hundred three percent (103%) of the aggregate of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of the Borrower plus expected Letter of Credit Fees to be earned thereon. Such funds or Cash Equivalents shall be held by Administrative Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Administrative Agent in its reasonable judgment (including an account at the Administrative Agent if the Administrative Agent is a bank or other financial institution capable of maintaining deposits). The Cash Collateral Account shall be (i) in the name of the Borrower, and shall be pledged to, and subject to the control of, Administrative Agent, for the benefit of the Secured Parties, in a manner satisfactory to Administrative Agent or (ii) if elected by Administrative Agent in its sole discretion, in the name of and owned by Administrative Agent, subject to the exclusive control of Administrative Agent, for the benefit of the Secured Parties. The Borrower hereby pledges and grants to Administrative Agent, on behalf of the Secured Parties, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due, and this Agreement shall constitute a security agreement under applicable Law for this purpose.

(ii)            If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall, as required by Administrative Agent, either (A) provide cash collateral therefor in the manner described above, (B) cause all such Letters of Credit and guaranties and other support thereof to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and in an amount equal to one hundred three percent (103%) of the aggregate of the maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate plus expected Letter of Credit Fees to be earned thereon and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to Administrative Agent in its sole discretion.

23

(iii)          From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Administrative Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Administrative Agent may elect, as shall be or shall become due and payable by Borrower to Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, any such remaining funds shall be returned to the Borrower unless an Event of Default is in existence at such time, in which case such funds shall be applied to any other Obligations of Borrower then due and payable in the order set forth in Section 2.8.

(iv)          Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be returned to the Borrower unless an Event of Default is in existence at such time, in which case such funds shall be applied to other Obligations when due and owing in the order set forth in Section 2.8 and, if the Termination Date shall have occurred, any remaining amount shall be paid to Borrower or as otherwise required by Law.

(d)            Fees and Expenses. Borrower agrees to pay to Administrative Agent, for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all reasonable and documented out-of-pocket costs and expenses Administrative Agent or any Revolving Lender is required hereunder to reimburse any L/C Issuer in respect of any Letter of Credit and all other reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent or any Revolving Lender on account of such Letter of Credit Obligations, and (ii) for each Fiscal Quarter during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to (A) a per annum rate equal to the Applicable Margin in effect for Revolving Loans that are Term Benchmark Loans during such Fiscal Quarter multiplied by (B) the daily amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Administrative Agent, for the benefit of the Revolving Lenders, in arrears, on the last Business Day of each Fiscal Quarter and upon the occurrence of the Termination Date. In addition, Borrower shall pay to any L/C Issuer, on demand, such customary fees (other than Letter of Credit Fees), charges and unreimbursed out-of-pocket expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued. The Borrower shall pay to each L/C Issuer until the expiration or cancellation of all outstanding Letters of Credit issued by it, for its own account, a fronting fee equal to 0.125% per annum times the daily amount available from time to time to be drawn under the applicable Letter of Credits payable (A) on a quarterly basis in arrears on the last Business Day of each Fiscal Quarter, and (B) on the Commitment Termination Date, in each case on the basis of the actual number of days elapsed over a 360-day year.

24

(e)            Request for Incurrence of Letter of Credit Obligations. Borrower shall give Administrative Agent at least five (5) Business Days’ (or such lesser period agreed to by Administrative Agent in its sole discretion) prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the requested Letter of Credit (which shall be acceptable to the L/C Issuer in its reasonable judgment) and a completed L/C Application. Notwithstanding anything contained herein to the contrary, L/C Applications by Borrower and approvals by Administrative Agent may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Administrative Agent and the L/C Issuer.

(f)             Obligation Absolute. Except as otherwise set forth herein, the obligation of Borrower to reimburse Administrative Agent, Revolving Lenders and the applicable L/C Issuer for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Administrative Agent or the L/C Issuer with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

(i)              any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement;

(ii)            the existence of any claim, set-off, defense or other right which the Borrower or any of its Affiliates or any Revolving Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Administrative Agent, any Revolving Lender, L/C Issuer, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between the Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii)          any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          payment by Administrative Agent or any L/C Issuer under any Letter of Credit or guaranty or other support thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty or other support, except as set forth in the proviso to clause (iii) of the second paragraph of Section 2.2(g) below;

(v)            any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

(vi)          the fact that a Default or an Event of Default shall have occurred and be continuing.

25

(g)            Indemnification; Nature of Lenders’ Duties. In addition to amounts payable as elsewhere provided in this Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Administrative Agent, each Revolving Lender and each L/C Issuer from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (limited, in the case of legal fees, costs and expenses, to the reasonable and documented out-of-pocket attorneys’ fees, costs and expenses of one counsel to the Administrative Agent, the Revolving Lenders and the L/C Issuers, taken as a whole (and, in the case of an actual conflict of interest, one additional counsel to all such Persons, taken as a whole, and to the extent reasonably necessary, one local counsel in each relevant jurisdiction to all such Persons taken as a whole)) and, for the avoidance of doubt, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (limited, in the case of legal fees, costs and expenses, to the reasonable and documented out-of-pocket attorneys’ fees, costs and expenses, limited to one counsel to the Administrative Agent, the Revolving Lenders and the L/C Issuers, taken as a whole (and, in the case of an actual conflict of interest, one additional counsel to all such Persons, taken as a whole, and to the extent reasonably necessary one local counsel in each relevant jurisdiction to all such Persons, taken as a whole)) arising in connection with any claim, investigation, litigation or proceeding brought against Administrative Agent, a Revolving Lender or an L/C Issuer by a Loan Party or any of its Restricted Subsidiaries or any other Person which Administrative Agent, any Revolving Lender or any L/C Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or guaranty or other support thereof, or (ii) the failure of Administrative Agent, any Revolving Lender or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty or other support thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent resulting from the gross negligence or willful misconduct of Administrative Agent, a Revolving Lender or a L/C Issuer (as finally determined by a court of competent jurisdiction), as applicable. The obligations of Borrower under this Section 2.2(g) shall be deemed to constitute Guaranteed Indebtedness.

As between Administrative Agent, any Revolving Lender, any L/C Issuer and the Borrower, Borrower shall assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by Law none of Administrative Agent, any Revolving Lender or L/C Issuer shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that in the case of any payment by Administrative Agent or the L/C Issuer under any Letter of Credit or guaranty or other support thereof, Administrative Agent or such L/C Issuer shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty or other support thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty or other support thereof; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty or other support thereof or of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty or other support thereof; and (viii) for any consequences arising from causes beyond the control of Administrative Agent, any Revolving Lender or any L/C Issuer. None of the above shall affect, impair, or prevent the vesting of any of Administrative Agent’s, any Revolving Lender’s or any L/C Issuer’s rights or powers under this Agreement.

26

Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by the Borrower in favor of any L/C Issuer in any L/C Application, reimbursement agreement or similar document, instrument or agreement between or among the Borrower and such L/C Issuer.

(h)            Drawings and Reimbursements; Funding of Participations.

(i)              Notwithstanding anything to the contrary contained herein, upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Following Borrower’s receipt of such notice by the L/C Issuer and not later than 12:00 noon New York time on the Business Day following the date of any payment by the L/C Issuer with respect to a Letter of Credit drawing (each such date, an “L/C Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the L/C Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Revolving Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a borrowing of an Advance that is an Alternate Base Rate Loan to be disbursed on the L/C Honor Date in an amount equal to the Unreimbursed Amount, regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding the Borrower’s failure to satisfy the conditions precedent set forth in Article III.

(ii)            Each Revolving Lender shall upon any notice pursuant to Section 2.2(h) wire transfer funds to the Administrative Agent’s Account, for the benefit of the Administrative Agent on account of the L/C Issuer, in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 2:00 p.m. New York time on the first Business Day following such notice or such later date specified in such notice by the Administrative Agent, whereupon, each Revolving Lender that so makes funds available shall be deemed to have made an Advance that is an Alternate Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(i)              Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, in the event that there is a Defaulting Lender having any portion of the Revolving Loan Commitment, L/C Issuer shall not be required to issue any Letter of Credit, or increase or extend or otherwise amend any Letter of Credit, unless (i) the Letter of Credit Obligations of such Defaulting Lender have been reallocated to other Revolving Lenders in a manner consistent with Section 10.9(c)(ii) or (ii) if the reallocation described in the immediately preceding clause (i) cannot be accomplished in accordance with Section 10.9(c)(ii), Borrower provides cash collateral to Administrative Agent to hold on behalf of Borrower, on terms and conditions reasonably satisfactory to L/C Issuer and Administrative Agent, in an amount equal to such Defaulting Lender’s Pro Rata Share, as applicable, in any Letter of Credit.

27

(j)              Reporting. Not later than the third Business Day following the last day of each month and at each issuance of a Letter of Credit (or at such other intervals as the Administrative Agent and the applicable L/C Issuer shall agree), each L/C Issuer shall provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by the Borrower to such L/C Issuer during such month.

2.3            Prepayments.

(a)            Voluntary Prepayments. The Borrower may at any time and from time to time (i) on prior written notice to the Administrative Agent no later than (x) in the case of any prepayment of Term Benchmark Loans, three (3) U.S. Government Securities Business Days prior to the applicable prepayment date, and (y) in the case of any prepayment of Alternate Base Rate Loans, 10:00 a.m. New York time on the applicable prepayment date, voluntarily prepay all or part of the Advances or Term Loans and subject to any amounts payable pursuant to Section 2.3(g) and, in the case of Term Benchmark Loans prepaid prior to the last day of the relevant Interest Period, reimbursement of redeployment costs (other than loss of profits) in accordance with Section 2.10 and (ii) on at least three (3) days’ prior written notice to Administrative Agent, permanently reduce in part (but not terminate except in accordance with the provisions below of this clause (a)) the Revolving Loan Commitment; provided, however, that (A) any such prepayments or reductions shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount in the case of the Advances and Revolving Loan Commitments (or such lesser amount outstanding) and (B) any such prepayments or reductions shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount in the case of the Term Loans (or such lesser amount outstanding). In addition, the Borrower may at any time from time to time on at least three (3) days’ prior written notice to Administrative Agent, terminate the Revolving Loan Commitment in whole or in part; provided that upon such termination, the portion of the principal amount of the Revolving Loan then outstanding in excess of the Revolving Loan Commitments (after giving effect to the Revolving Commitments so terminated) shall be immediately due and payable in full. Any such voluntary (or, per the immediately preceding sentence, required) prepayment of the Advances and/or the Term Loans and any such reduction or termination of the Revolving Loan Commitment must be accompanied by the payment of the fees required by Sections 2.3(g) and 2.6(b), if any, on the Advances and/or the Term Loans prepaid, plus the payment of any funding breakage costs in accordance with Section 2.11. Notwithstanding anything to the contrary contained herein and for the avoidance of doubt, any voluntary prepayment or commitment reduction may be made contingent upon, or subject to, the occurrence of a refinancing of all or any part of the Obligations or commitments or other event or transaction. Upon any such reduction or termination of the Revolving Loan Commitment, Borrower’s right to request Advances shall simultaneously be permanently reduced or terminated by the amount of such reduction or termination. Each Notice of Prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied; provided that any partial prepayment of the Term Loans made by or on behalf of the Borrower shall be applied to the remaining scheduled installments of the Term Loans (including the final installment due on the Term Loan Maturity Date) as directed by the Borrower (pro rata among the Class of Term Loans selected to be prepaid based on the outstanding principal balances thereof) or absent such direction, in direct order of maturity. All reductions of the Revolving Loan Commitment shall be shared by the Revolving Lenders based on their Pro Rata Shares of the Revolving Loan Commitment. Except as otherwise designated by the Borrower, any prepayment of a Loan under this Section 2.3(a) shall be applied first to the portion of such Loan comprised of Alternate Base Rate Loans and then to the portion of such Loan comprised of Term Benchmark Loans, in the direct order of Interest Period maturities.

28

(b)            Mandatory Prepayments.

(i)              If at any time the aggregate amount of the Revolving Loan exceeds Borrowing Availability then in effect, the Borrower shall repay (no later than one (1) Business Day after written notice from the Administrative Agent to the Borrower) the aggregate outstanding Advances to the extent required to eliminate such excess.

(ii)            Within five (5) Business Days following receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds of any asset disposition (including any disposition of Stock of any Restricted Subsidiary) outside of the ordinary course of business, Net Cash Proceeds of casualty insurance relating to any assets or property of such Person subject to a casualty loss or Net Cash Proceeds of a Condemnation Event (in each case, other than dispositions permitted by Sections 7.8(a), 7.8(b), 7.8(c), 7.8(e), 7.8(f), 7.8(g), 7.8(h), 7.8(i), 7.8(k), 7.8(n) and 7.8(o)) (in each case, net of (I) commissions and other reasonable and customary transaction costs, fees and expenses (including legal and accounting fees) properly attributable to such transaction and payable by a Loan Party or its Restricted Subsidiary in connection therewith (in each case, to the extent not paid to a Loan Party), (II) transfer taxes, (III) amounts payable to holders of Liens (to the extent such Liens constitute Permitted Liens hereunder with equal to or greater priority than the Liens under the Loan Documents), if any, (IV) an appropriate reserve for income taxes in accordance with GAAP in connection therewith and funded escrows for indemnification obligations attributable to the seller’s indemnities and representations and warranties to the purchaser in any such sale (provided that upon release of any such escrowed funds to a Loan Party or any Restricted Subsidiary, such proceeds shall be subject to this Section 2.3(b)(ii)) and (V) in the case of insurance proceeds or a Condemnation Event, actual costs and expenses incurred in connection with the adjustment or settlement of claims in respect thereof), the Borrower shall prepay the Term Loans in an amount equal to 100% of such Net Cash Proceeds in excess of $5,000,000 per transaction (or series of related transactions) and in excess of $10,000,000 in the aggregate per Fiscal Year; provided, however, that such percentage (A) shall be reduced to 50% if, when calculated on a Pro Forma Basis as of the last day of the most recent Measurement Period ended prior to the applicable date of determination for which Financial Statements are required to be delivered, the First Lien Net Leverage Ratio is less than or equal to 4.25 to 1.00 but greater than 3.75 to 1.00, (B) shall be reduced to 25% if, when calculated on a Pro Forma Basis as of the last day of the most recent Measurement Period ended prior to the applicable date of determination for which Financial Statements are required to be delivered, the First Lien Net Leverage Ratio is less than or equal to 3.75 to 1.00 but greater than 3.25 to 1.00 and (C) shall be reduced to 0% if, when calculated on a Pro Forma Basis as of the last day of the most recent Measurement Period ended prior to the applicable date of determination for which Financial Statements are required to be delivered, the First Lien Net Leverage Ratio is less than or equal to 3.25 to 1.00; provided, further, that no prepayment shall be required in connection with such an asset disposition, casualty loss or Condemnation Event if the Net Cash Proceeds thereof are reinvested in any assets or property useful in the business of any Loan Party or any of their Restricted Subsidiaries (including, for the avoidance of doubt, Permitted Acquisitions and other permitted Investments) within eighteen (18) months following receipt thereof, or to the extent that the Borrower commits within such eighteen (18) month period to reinvest such proceeds within one hundred eighty (180) days following the last day of such eighteen (18) month period, and actually reinvests such Net Cash Proceeds within such subsequent one hundred eighty (180) day period. Any such prepayment shall be applied in accordance with Section 2.3(c) below (either at the time of receipt thereof or upon expiration of the period described above to the extent the Net Cash Proceeds are not so reinvested within such period), and shall be accompanied by funding breakage costs in accordance with Section 2.11, in each case to the extent applicable.

29

(iii)          If any Loan Party or any of its Restricted Subsidiaries incurs any Indebtedness (other than Indebtedness permitted to be incurred under Section 7.3, except for Credit Agreement Refinancing Indebtedness), the Borrower shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) receipt of the Net Cash Proceeds thereof by any Loan Party or any of its Restricted Subsidiaries, prepay the Term Loans, without duplication, in an amount equal to all such cash proceeds, net of underwriting discounts and commissions and other costs paid in connection therewith. Any such prepayment shall be applied in accordance with Section 2.3(c) below and shall be accompanied by funding breakage costs in accordance with Section 2.11, in each case to the extent applicable.

(iv)          [Reserved].

(v)            Until the Termination Date, beginning with the Fiscal Year ending December 31, 2025, the Borrower shall prepay the Term Loans on the date that is ten (10) Business Days following the date the audited financial statements for such Fiscal Year are required to be delivered pursuant to Section 5.1(d) hereof, in an amount equal to (x) 50% of Excess Cash Flow for such Fiscal Year, minus (y) in each case, solely to the extent not funded with the proceeds of Indebtedness (other than Revolving Loans), (A) the aggregate principal amount of all Term Loans, Refinancing Term Loans, Incremental Equivalent Debt, Permitted Ratio Debt and other Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Obligations voluntarily prepaid, plus (B) the aggregate amount of all Revolving Loans voluntarily prepaid (to the extent accompanied by a permanent reduction of the Revolving Loan Commitments or the applicable Incremental Revolving Loan Commitments, as applicable), plus (C) the aggregate principal amount of all Term Loans repurchased and prepaid pursuant to Section 2.3(f) (limited to the amount of cash actually paid in respect of such purchase), plus (D) the aggregate principal amount of all Loans permanently prepaid by the Borrower or its Restricted Subsidiaries pursuant to Section 10.9(f), in each case, during such Fiscal Year or, at the Borrower’s option, after the end of such Fiscal Year and prior to the date of the applicable Excess Cash Flow prepayment; provided that the percentage of Excess Cash Flow that shall be required to be prepaid in accordance with this clause (v) in respect of a particular Fiscal Year shall be reduced to 25% if, when calculated on a Pro Forma Basis as of the last day of the Fiscal Year (for the avoidance of doubt, giving pro forma effect to all prepayments of Indebtedness made after the end of the Fiscal Year but prior to the making of such Excess Cash Flow prepayment), the First Lien Net Leverage Ratio is less than or equal to 4:25 to 1.00 but greater than 3.75 to 1.00, or 0% if, when calculated on a Pro Forma Basis as of the last day of the Fiscal Year (for the avoidance of doubt, giving pro forma effect to all prepayments of Indebtedness made after the end of the Fiscal Year but prior to the making of such Excess Cash Flow prepayment), the First Lien Net Leverage Ratio is less than or equal to 3.75 to 1.00; provided, further, that no prepayment with Excess Cash Flow shall be required if the amount of the prepayment (as calculated pursuant to this clause (v)) is not greater than $10,000,000 (and any required prepayment amount, for the avoidance of doubt, shall be the amount of Excess Cash Flow in excess of such threshold, if any). Any such prepayment shall be applied in accordance with Section 2.3(c) below and shall be accompanied by funding breakage costs in accordance with Section 2.11, in each case to the extent applicable. Each such prepayment shall be accompanied by a certificate signed by a Responsible Officer of Borrower or Holdings certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in the form of Exhibit 2.3(b)(v) hereto. For the avoidance of doubt, no such prepayment shall be due for the fiscal years ending December 31, 2023 or December 31, 2024.

30

(vi)          Each Term Loan Lender may elect, by three (3) Business Day written notice to the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrower pursuant to this Section 2.3(b) (other than Section 2.3(b)(iii) with respect to Credit Agreement Refinancing Indebtedness), to decline all (but not less than all) of its Pro Rata Share of such prepayment (such declined amounts, the “Declined Proceeds”) in which case such Declined Proceeds may be retained by the Borrower. If a Lender fails to deliver a notice of election declining receipt of its Pro Rata Share of such mandatory prepayment to the Administrative Agent prior to any such prepayment, any such failure will be deemed to constitute an acceptance of such Lender’s Pro Rata Share of the total amount of such mandatory prepayment of Term Loans.

(c)            Application of Certain Mandatory Prepayments. Subject to the provisions of Section 2.8, any prepayments made by Borrower pursuant to Section 2.3(b)(ii) through (b)(v) shall be applied as follows: first, to the outstanding principal balance of the Term Loans as directed by the Borrower (pro rata among the Class of Term Loans selected to be prepaid based on the outstanding principal balances thereof) or absent such direction, in direct order of maturity (applied first to the portion of such Loan comprised of Alternate Base Rate Loans and then to the portion of such Loan comprised of Term Benchmark Loans, in the direct order of Interest Period maturities), and second, to any other Obligations then outstanding; provided that, if any Term Loan Lender elects to decline its Pro Rata Share of any prepayment in accordance with Section 2.3(b)(vi), such prepayment (other than such amounts constituting Declined Proceeds) shall be applied ratably to the portion of such Loan comprised of Alternate Base Rate Loans and to the portion of such Loan comprised of Term Benchmark Loans, in the direct order of Interest Period maturities). Notwithstanding anything to the contrary contained herein, the Revolving Loan Commitment shall not be permanently reduced by the amount of any prepayments pursuant to Section 2.3(b).

31

(d)            Certain Limitations. Notwithstanding any other provisions of Section 2.3(b), (i) to the extent that any of or all the Net Cash Proceeds of any disposition by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.3(b)(ii) (a "Foreign Disposition"), the Net Cash Proceeds of any prepayment event from a Foreign Subsidiary (a "Foreign Prepayment Event") or Excess Cash Flow attributable to Foreign Subsidiaries would be prohibited or delayed by applicable local law (including financial assistance, corporate benefit, restrictions on upstreaming cash intra-group and the fiduciary and statutory duties of directors of the relevant subsidiaries), the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.3(b) (the Borrower hereby agreeing to use commercially reasonable efforts (as determined in the Borrower's reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, take all actions reasonably required by the applicable local law, applicable organizational or constitutive impediment or other impediment to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, applicable organizational or constitutive impediment or other impediment, such Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than five (5) Business Days after such repatriation could be made) applied (net of additional taxes, costs and expenses that would be payable or reserved against as a result of repatriating such amounts) (whether or not repatriation actually occurs) to the repayment of the Term Loans pursuant to Section 2.3(b) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition, any Foreign Prepayment Event or Excess Cash Flow attributable to Foreign Subsidiaries would have a material adverse tax consequence to Holdings and its Restricted Subsidiaries, the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.3(b). The non- application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.

(e)            No Deemed Consent. Nothing in this Section 2.3 shall be construed to constitute Administrative Agent’s or any Lender’s consent to any transaction referred to in Sections 2.3(b)(ii) and (b)(iii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

(f)             Dutch Auctions. Notwithstanding anything to the contrary contained in this Agreement, so long as no Event of Default has occurred and is continuing or would result therefrom, Holdings, the Borrower or any Restricted Subsidiary (in such case, the foregoing being herein referred to as the “Auction Parties” and each, an “Auction Party”) may repurchase outstanding Term Loans on the following basis:

(i)              Such Auction Party may repurchase all or any portion of any Class of Term Loan pursuant to a Dutch Auction (or such other modified Dutch Auction conducted pursuant to similar procedures as the Borrower and Administrative Agent may otherwise agree); provided that no proceeds of Revolving Loans shall be used by any Auction Party to repurchase Term Loans pursuant to such Auction;

32

(ii)            Following repurchase by any Auction Party pursuant to this Section 2.3(f), the Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by any Auction Party) for all purposes of this Agreement and the principal amount of the Loans so repurchased shall be applied on a pro rata basis to reduce the scheduled remaining installments of principal on such Class of Term Loans. In connection with any Term Loans repurchased and cancelled pursuant to this Section 2.3(f), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation. Any payment made by any Auction Party in connection with a repurchase permitted by this Section 2.3(f) shall not be subject to any of the pro rata payment or sharing requirements of this Agreement. Notwithstanding anything in this Agreement or any other Loan Documents to the contrary, failure by an Auction Party to make any payment to a Lender required by an agreement permitted by this Section 2.3(f) shall not constitute a Default or an Event of Default;

(iii)          Each Lender that sells its Term Loans pursuant to this Section 2.3(f) acknowledges and agrees that (i) the Auction Parties may have, and later may come into possession of, Excluded Information, (ii) such Lender will independently make its own analysis and determination to enter into an assignment of its Loans and to consummate the transactions contemplated by an Auction notwithstanding such Lender’s lack of knowledge of Excluded Information and (iii) none of the Auction Parties or any of their respective Affiliates, or any other Person shall have any liability to such Lender with respect to the nondisclosure of the Excluded Information. Each Lender that tenders Loans pursuant to an Auction agrees to the foregoing provisions of this clause (iii). The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.3(f) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment requirements) (it being understood and acknowledged that purchases of the Loans by an Auction Party contemplated by this Section 2.3(f) shall not constitute Investments by such Auction Party) or any other Loan Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.3(f).

(g)            Prepayment Premium. In the event that, on or prior to the date that is six months following the Amendment No. ~~1~~3 Effective Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any outstanding ~~2024~~2026 Refinancing Term Loans in connection with a Repricing Event (including in connection with an exercise of the Borrower’s rights under Section 10.9(f) with respect to a Repricing Event) or (y) effects any amendment of this Agreement resulting in a Repricing Event in respect of any outstanding ~~2024~~2026 Refinancing Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders (including any such Lender removed or replaced pursuant to Section 10.9(f) in connection with such Repricing Event), (i) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of such ~~2024~~2026 Refinancing Term Loans so prepaid, refinanced, substituted or replaced, and (ii) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable outstanding ~~2024~~2026 Refinancing Term Loans subject to such amendment. Such amounts shall be due and payable on the date of effectiveness of such amendment or prepayments, as the case may be.

33

2.4            Use of Proceeds.

(a)            Borrower shall utilize the proceeds of the Term Loan advanced on the Effective Date solely for (i) financing the Refinancing and the payment of fees, costs, and expenses incurred or payable in connection with this Agreement and the Refinancing and (ii) working capital requirements, Capital Expenditures, general corporate purposes, including to finance Permitted Acquisitions and other permitted Investments, earn-out payments, purchase price adjustments and other deferred payments and the payment of any fees, costs, and expenses incurred or payable in connection with any of the foregoing and any other use not prohibited by this Agreement (other than the payment of Restricted Payments). The Borrower will use the proceeds of the 2024 Refinancing Term Loans made on the Amendment No. 1 Effective Date to repay in full the aggregate outstanding principal amount of the Amendment No. 1 Existing Term Loans. The Borrower will use the proceeds of the 2026 Refinancing Term Loans made on the Amendment No. 3 Effective Date to repay in full the aggregate outstanding principal amount of the Amendment No. 3 Existing Term Loans. The Borrower will use the proceeds of the 2026 Incremental Term Loans for (i) the payment of fees, costs, and expenses incurred or payable in connection with Amendment No. 3 and (ii) working capital requirements, Capital Expenditures, general corporate purposes, including to finance Permitted Acquisitions and other permitted Investments, earn-out payments, purchase price adjustments and other deferred payments and the payment of any fees, costs, and expenses incurred or payable in connection with any of the foregoing and any other use not prohibited by this Agreement (other than the payment of Restricted Payments).

(b)            Borrower shall utilize the proceeds of Revolving Loans for working capital requirements, Capital Expenditures, general corporate purposes, including to finance Permitted Acquisitions and other permitted Investments, earn-out payments, purchase price adjustments and other deferred payments, Junior Debt Payments, Restricted Payments and the payment of any fees, costs, and expenses incurred or payable in connection with any of the foregoing and any other use not prohibited by this Agreement.

2.5            Interest and Applicable Margins.

(a)            Borrower shall pay interest to Administrative Agent, for the ratable benefit of Lenders in accordance with the Loans made by each Lender, in each case in arrears on each applicable Interest Payment Date, at the following rates (in each case subject to the terms of Section 2.1(d) and (g) pertaining to the rates of interest accruing on Incremental Term Loans or Refinancing Facilities and any adjustments to the Applicable Margins as a result thereof): (i) each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Margin; (ii) each Alternate Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Revolving Loans.

34

(b)            If any payment under the Loan Documents becomes due and payable on a day other than a Business Day, the due date thereof will be extended to the next succeeding Business Day (except for interest on a Term Benchmark Loan accrued during any Interest Period which, pursuant to clause (i) of the definition of Interest Period is required to end on the U.S. Government Securities Business Day immediately preceding the day on which, but for such clause (i), it would have ended and except for the principal portion of such Term Benchmark Loan payable on such day, which will also be paid on said immediately preceding U.S. Government Securities Business Day), and, with respect to payment of principal, interest thereon shall accrue at the then applicable rate during such extension.

(c)            All computations of Fees and interest on the Term Benchmark Loans, shall be made by Administrative Agent on the basis of a three hundred sixty (360) day year and the actual number of days occurring in the period for which such interest and Fees are payable. All computations of interest on the Alternate Base Rate Loans shall be made by Administrative Agent on the basis of a three hundred sixty-five (365) day year (three hundred sixty-six (366) days in the case of a leap year) and the actual number of days occurring in the period for which such interest is payable. The Alternate Base Rate shall be determined each day based upon the Alternate Base Rate as in effect each day. Each determination by Administrative Agent of an interest rate hereunder shall be final, binding and conclusive, absent manifest error.

(d)            Following the occurrence and during the continuance of a Specified Event of Default, if any principal of or interest on any Loan or any Fee payable by the Borrower is not paid when due (after the expiration of any applicable grace period), whether at stated maturity, upon acceleration or otherwise, such overdue amount (unless owed to a Defaulting Lender) shall bear interest, after as well as before judgment, at a rate per annum (such rate, the “Default Rate”) equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any such other overdue amount, 2.00% plus the rate applicable to Alternate Base Rate Loans.

(e)            Borrower shall have the option to (i) request that any Advances or all or any portion of the Term Loans be made as a Term Benchmark Loan, (ii) convert at any time all or any part of outstanding Loans from Alternate Base Rate Loans to Term Benchmark Loans, (iii) convert any Term Benchmark Loan to an Alternate Base Rate Loan, subject to payment of breakage costs in accordance with Section 2.11 if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (iv) continue all or any portion of any Loan as a Term Benchmark Loan upon the expiration of the applicable Interest Period and the succeeding Interest Period of that continued Loan shall commence on the last day of the Interest Period of the Loan to be continued. Loans for which Borrower has not elected Term SOFR option shall be Alternate Base Rate Loans. During the continuation of any Event of Default, Requisite Lenders may terminate Borrower’s right to exercise the options set forth in this Section 2.5(e) by delivering written notice to the Borrower to that effect. Any Loan to be made or continued as, or converted into, a Term Benchmark Loan must be in a minimum amount of $100,000 and integral multiples of $2,500 in excess of such amount. Subject to Sections 2.1(d) and (g) hereof, any such election must be made by 1:00 p.m. New York time on the third (3rd) U.S. Government Securities Business Day prior to (1) the date of any proposed Advance which is to bear interest at the Term Benchmark, (2) the end of each Interest Period with respect to any Term Benchmark Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Alternate Base Rate Loan to a Term Benchmark Loan for an Interest Period designated by Borrower in such election. If no election is received with respect to a Term Benchmark Loan by 1:00 p.m. New York time on the third (3rd) U.S. Government Securities Business Day prior to the end of the Interest Period with respect thereto, that Term Benchmark Loan shall be continued as a Term Benchmark Loan with the same interest period as the prior Term Benchmark Loan at the end of its Interest Period. Borrower must make such election by notice to Administrative Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit 2.5(e). Notwithstanding the foregoing, at no time shall there be more than eight (8) Interest Periods in effect.

35

(f)             Notwithstanding anything to the contrary set forth in this Section 2.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under Law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Administrative Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Effective Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 2.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 2.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Administrative Agent shall, to the extent permitted by applicable Law, promptly apply such excess in the order specified in Section 2.8 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

2.6            Fees.

(a)            The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of such Lenders, in arrears, on the last Business Day of each Fiscal Quarter prior to the Commitment Termination Date and on the Commitment Termination Date, a fee (such fee, the “Commitment Fee”) in respect of the Lenders’ Revolving Loan Commitments in an amount equal to the Commitment Fee Rate (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the sum of the aggregate Revolving Loans outstanding plus the Letter of Credit Obligations outstanding during the period for which such Commitment Fee is due.

36

(b)            The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c)            The Borrower shall pay to the Administrative Agent on the Effective Date ratably for the account of the Term Loan Lenders that have made an Initial Term Loan to the Borrower on the Effective Date, an upfront fee in an aggregate amount equal to 0.75% of such Initial Term Loan (which amount may be netted against the proceeds of such Initial Term Loan).

2.7            Receipt of Payments.

(a)            With respect to payments under this Agreement and the other Loan Documents on account of all Revolver Obligations, Term Loan Obligations and other Obligations payable to Administrative Agent or any Lender in its capacity as such, Borrower shall make each such payment not later than 2:00 p.m. New York time on the day when due in immediately available funds in Dollars to the Administrative Agent’s Account (or to such other account(s) as are designated in writing by Administrative Agent to Borrower pursuant to the last sentence of this Section 2.7(a)). For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Administrative Agent’s Account, as applicable and in accordance with the terms of this Agreement, prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on a Business Day shall be deemed to have been received on the following Business Day.

(b)            Payments received by Administrative Agent in respect of the Obligations (including without limitation the proceeds of Collateral), if received by 2:30 p.m. New York time on any Business Day, will be paid to the Lenders based upon their applicable Pro Rata Shares of such payments on such day, and in the event that any such amounts are received after 2:30 p.m. New York time on a Business Day, such amount shall be paid to the Lenders based upon their applicable Pro Rata Shares on the next Business Day. Notwithstanding anything herein to the contrary, Administrative Agent shall be entitled to set off any funding shortfall attributable to a Defaulting Lender (of the type described in clause (a) of the definition of Defaulting Lender) against that Defaulting Lender’s respective share of amounts otherwise to be paid to such Defaulting Lender.

2.8            Application and Allocation of Payments.

(a)           (a) After the exercise of remedies provided for in Section 9.2, subject to any Applicable Intercreditor Agreement then in effect, the Administrative Agent shall apply any and all payments received by Administrative Agent in respect of the Obligations, and any and all proceeds of Collateral received by Administrative Agent, in the following order: first, to all fees, costs, indemnities, and expenses due and payable to Administrative Agent under the Loan Documents; second, to all fees, costs, indemnities, and expenses due and payable to any Lender (including Swingline Lender) or L/C Issuer under the Loan Documents ratably among them in proportion to the amounts described in this clause second payable to them; third, to accrued and unpaid interest due and payable under this Agreement (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts) ratably among the Lenders in proportion to the amounts described in this clause third payable to them; fourth, to all unpaid principal of the Loans then due and owing, to provide cash collateral in accordance herewith to secure any then outstanding Letter of Credit Obligations and to all Obligations due to any Eligible Counterparty ratably among the Secured Parties in proportion to the amounts described in this clause fourth payable to them; fifth, to all other outstanding Obligations ratably based upon the respective aggregate amounts of all such owing to the Administrative Agent and the other Secured Parties on such date; and sixth, the balance, if any, after all of the Obligations have been paid in full, subject to any Applicable Intercreditor Agreement, to the Borrower or as otherwise required by Law; provided, however, that in no event shall payments by a Guarantor or proceeds of Collateral of a Guarantor be applied to Excluded Rate Contract Obligations of such Guarantor.

37

(b)            [Reserved].

(c)            Any balance remaining after giving effect to the applications set forth in this Section 2.8 shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out any of the applications set forth in this Section 2.8, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (ii) each of the Persons entitled to receive a payment or cash collateral in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

(d)            Administrative Agent is authorized (but not obligated) to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, interest and principal, other than principal of the Revolving Loan (and during the continuance of an Event of Default, other than the principal and any interest on the Term Loans or any Incremental Term Loans), then due and owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due (after giving effect to any notice or cure periods), but not if such charges would cause the aggregate Advances to exceed the Maximum Amount less Letter of Credit Obligations. Any charges so made shall, unless prohibited by applicable Law, constitute part of the Revolving Loan hereunder and may be made regardless of whether the conditions set forth in Section 3.2 are then satisfied, including the existence of any Default or Event of Default either before or after giving effect thereto.

(e)            Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its payment obligations under the Loan Documents in respect of Swap Obligations under any Hedge Agreement included in the Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.8(e) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8(e), or otherwise under any Loan Document, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.8(e) shall remain in full force and effect until the guarantees in respect of Swap Obligations under each Hedge Agreement included in the Obligations have been discharged, or otherwise released or terminated in accordance with the terms of this Agreement and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 2.8(e) constitute, and this Section 2.8(e) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

38

2.9            [Reserved].

2.10        Alternate Rate of Interest.

(a)            If prior to the commencement of any Interest Period for any Term Benchmark Loan:

(i)              the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Term Benchmark for such Interest Period; or

(ii)            the Administrative Agent is advised by the Requisite Lenders that the Term Benchmark for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by electronic means or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist or until an alternate rate of interest shall have been implemented in accordance with Section 1.6, (i) any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Loan shall be ineffective and (ii) if any Notice of Advance requests a Term Benchmark Loan, such Borrowing shall be made as an Alternate Base Rate Loan.

2.11        Compensation for Losses. In the event of (a)  the payment of any principal of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (other than as a result of a default by a Lender), or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 10.09(f), then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

2.12        Taxes.

(a)            Defined Terms. For purposes of this Section 2.12, the term “Lender” includes any L/C Issuer and any Swingline Lender and the term “applicable Law” includes FATCA.

(b)            Payments Free of Taxes. All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax with respect to any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after any such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.11) the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

39

(c)            Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)            Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) payable or paid by such Recipient or required to be withheld or deducted with respect to a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            [Reserved].

(f)             Evidence of Payments. As soon as practicable after any payment of any Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.11, such Loan Party shall deliver to the Administrative Agent evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)            Status of Lenders.

(i)              Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)            Without limiting the generality of the foregoing:

40

(A)           any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)           any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, two executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            two executed copies of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate substantially in the form of Exhibit 2.11(g)-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”) and that no payments under any Loan Documents are effectively connected with the Foreign Lender’s conduct of a U.S. trade or business and (y) two executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4)            to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), two executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.11(g)-2 or Exhibit 2.11(g)-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.11(g)-4 on behalf of such direct and indirect partner(s);

41

(C)           any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other documentation prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Each Lender authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to this Section 2.11(g).

Notwithstanding anything to the contrary in this Section 2.11, a Lender shall not be required to deliver any documentation pursuant to this Section 2.11(g) that such Lender is not legally eligible to deliver.

(h)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

42

(i)              Survival. Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.13        Capital Adequacy; Increased Costs; Inability to Determine Rates; Illegality.

(a)            If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity requirements increases or would have the effect of increasing the amount of capital or liquidity required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrower shall from time to time within ten (10) Business Days of demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which will be furnished to Administrative Agent) pay to the Administrative Agent for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

(b)            If, due to any Change in Law, there shall be (i) any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Term Benchmark Loan, Letter of Credit or Swingline Loan or (ii) any Recipient becomes subject to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributes thereto (and, the result of the foregoing in this clause (ii) is to increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, Letter of Credit or Swingline Loan), then Borrower shall from time to time, within ten (10) Business Days after demand is made by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which will be furnished to Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Administrative Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 2.13(b). For purposes of this Section 2.13(b), the term “Lender” includes any L/C Issuer and Swingline Lender.

43

(c)            Notwithstanding anything to the contrary contained herein, if any Change in Law shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any Term Benchmark Loan, then, unless that Lender is able to make or to continue to fund or to maintain such Term Benchmark Loan at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain Term Benchmark Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding Term Benchmark Loans owing by Borrower to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand (or, if longer, on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day), converts all such Loans into a Loan bearing interest based on the Alternate Base Rate.

(d)            The obligation of Borrower to make payments to any Lender pursuant to Sections 2.13(a) and 2.13(b) shall be limited to amounts that accrue on and after the day which is one hundred eighty (180) days prior to the date on which such Lender first makes demand therefor; provided that, if the circumstances giving rise to such payments have a retroactive effect, then such one hundred eighty (180) day period shall be extended to include the period of such retroactive effect.

(e)            If any Lender requests compensation under Section 2.12 or this Section 2.13, or requires Loan Parties to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12 or this Section 2.13, then, upon the written request of the Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder (subject to the provisions of Section 10.1) to another of its offices, branches or affiliates, if such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to Section 2.12 or this Section 2.13, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense and (iii) would not otherwise be disadvantageous to such Lender.

(f)             Subject to Section 1.6, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined in accordance with the terms of this Agreement on or prior to the first day of any Interest Period, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make or continue Term Benchmark Loans or to convert Alternate Base Rate Loans to Term Benchmark Loans shall be suspended (to the extent of the affected Term Benchmark Loans or, in the case of a Term Benchmark Borrowing, the affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term Benchmark Loans (to the extent of the affected Term Benchmark Loans or, in the case of a Term Benchmark Borrowing, the affected Interest Periods) or, failing that, in the case of any request for an affected Term Benchmark Borrowing, then such request shall be ineffective, and (ii) any outstanding affected Term Benchmark Loans in U.S. Dollars will be deemed to have been converted into Alternate Base Rate Loans at the end of the applicable Interest Period. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined in accordance with the terms of this Agreement, in each case on any given day, the interest rate on Alternate Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.

44

2.14        Lenders’ Evidence of Indebtedness.

The Borrower agrees that: (i) upon written notice by any Lender to Borrower that a promissory note is requested by such Lender to evidence the Loans owing or payable to, or to be made by, such Lender, Borrower shall promptly (and in any event within ten (10) Business Days following receipt of any such request) execute and deliver to such Lender an appropriate Revolving Note (substantially in the form of Exhibit 2.13(a)), Term Loan Note (substantially in the form of Exhibit 2.13(b)(i)) and (ii) upon any Lender’s written request to Borrower, and in any event within ten (10) Business Days of receipt of any such request, Borrower shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its reasonable discretion; provided, that the aggregate principal amount of such new notes of any Class shall not exceed the aggregate principal amount of the applicable Revolving Note or Term Loan Note outstanding at the time such request is made; and provided, further, that such Notes that are to be replaced automatically shall then be deemed no longer outstanding hereunder and replaced by such new notes and shall be marked as cancelled and returned to Borrower within ten (10) Business Days after such Lender’s receipt of the replacement notes. Regardless whether or not any such promissory notes are issued, this Agreement shall evidence the Loans and other Obligations owing or payable by Borrower to the Lenders.

ARTICLE III
CONDITIONS PRECEDENT

3.1            Conditions to Effectiveness and the Initial Loans.

No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Effective Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied in a manner reasonably satisfactory to Administrative Agent or waived in writing by Administrative Agent and Lenders:

(a)            Documents. Administrative Agent shall have received copies of:

(i)              this Agreement, executed and delivered by Holdings, the Borrower and each other Loan Party party hereto;

(ii)            the Reaffirmation Agreement, executed and delivered by the Borrower and each other Loan Party party thereto;

45

(iii)          a Perfection Certificate executed and delivered by each Loan Party;

(iv)          for the account of each of the Lenders that has requested the same in accordance with Section 2.13, a Revolving Note and/or Term Loan Note, as the case may be, executed and delivered by the Borrower; and

(v)            the results of customary lien searches with respect to the Loan Parties.

(b)            Legal Opinions. The Administrative Agent shall have received, on behalf of itself and the Lenders, customary written opinions of Sheppard, Mullin, Richter & Hampton LLP and in-house counsel for the Loan Parties, in each case, dated the Effective Date and addressed to the Administrative Agent and the Lenders as of the Effective Date in form and substance reasonably satisfactory to the Administrative Agent, and the Loan Parties hereby request such counsel to deliver such opinions.

(c)            Secretary’s Certificate. The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, memorandum of association, certificate of limited partnership or certificate of formation (or other similar formation document), as in effect on the Effective Date, of each Loan Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and, if applicable, a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or other similar official); (ii) a certificate, executed and delivered by a Responsible Officer (including, for this purpose, for the avoidance of doubt, any secretary or assistant secretary) of each Loan Party and dated as of the Effective Date, certifying (A) that attached thereto is a true and complete copy of the by-laws, partnership agreement, limited liability company agreement (or other equivalent governing documents) of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or other equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or other similar formation document) of such Loan Party has not been amended since the date of the last amendment thereto shown on the certified formation document furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer, to the extent such an officer exists, as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to clause (ii) above.

(d)            Officer’s Certificate. The Administrative Agent shall have received a certificate, executed and delivered by a Responsible Officer of the Borrower and dated as of the Effective Date, certifying that the conditions precedent set forth in Sections 3.1(e), 3.1(g), 3.1(j), 3.1(k) have been or, substantially concurrently with the initial funding of the Loans funded on the Effective Date, will be satisfied.

46

(e)            Refinancing. Substantially concurrently with the funding of the Term Loans on the Effective Date, the Refinancing shall have been consummated.

(f)             Evidence of Solvency. The Administrative Agent shall have received a solvency certificate, substantially in the form of Exhibit 3.1(d), executed and delivered by a Responsible Officer of the Borrower or Holdings and dated as of the Effective Date, which shall state that the Loan Parties and the Restricted Subsidiaries, taken as a whole, immediately after consummation of this Agreement, the Refinancing and the other transactions contemplated by this Agreement to occur on the Effective Date, are Solvent.

(g)            Representations and Warranties. The representations and warranties of the Borrower and the other Loan Parties contained in Article IV shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein).

(h)            Payment of Fees. Subject to the limitations with respect thereto, the Borrower shall have (i) paid the Fees required to be paid on the Effective Date pursuant to Section 2.6 or the Fee Letter and (ii) reimbursed the Administrative Agent for all costs and expenses due and payable to the Joint Lead Arrangers and the Lenders required to be paid on the Effective Date from the proceeds of the Loans funded on the Effective Date and, solely in the case of this clause (ii), for which invoices have been received by the Borrower prior to the date on which each of the other conditions specified in this Section 3.1 have been satisfied or waived in accordance herewith.

(i)              Other Documents. The Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date, all documentation and other information with respect to Borrower and the Guarantors that is requested by the Administrative Agent and is required by regulatory authorities under applicable “know your customer,” Beneficial Ownership Regulation and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act (including a Beneficial Ownership Certification with respect to the Borrower for each Lender that has requested the same prior to the Effective Date).

(j)              No Event of Default. No Event of Default shall have occurred and be continuing or would result immediately after giving effect to any Advance on the Effective Date.

(k)            No Adverse Change of Events. Since December 31, 2023, no events have occurred nor do circumstances exist which singly or in the aggregate have resulted or would reasonably be expected to result in a Material Adverse Effect.

(l)              Security Interests. All actions necessary to establish that the Administrative Agent will have a perfected security interest in the Collateral with the priority required under the Loan Documents shall have been taken, except to the extent otherwise contemplated by Section 6.10.

(m)          Financials.

(i)              The Administrative Agent shall have received the audited Financial Statements for Holdings and its Subsidiaries and Consolidated Joint Ventures on a consolidated basis for the year ended December 31, 2023 (together with the pro forma financial statements described in paragraph (ii) below, collectively, the “Required Financial Statements”).

47

(ii)            The Administrative Agent shall have received a pro forma consolidated balance sheet and related statements of income and cash flows of Holdings as of and for the twelve-month period ending as of the most recently ended fiscal quarter ended at least 45 days prior to the Effective Date, prepared after giving effect to this Agreement, the Refinancing and the other transactions contemplated by this Agreement to occur on the Effective Date as if they had occurred at the beginning of such period.

(n)            Notice of Advance. The Administrative Agent shall have received a Notice of Advance in accordance with Section 2.1(a), if applicable, and a Notice of Term Loan in accordance with Section 2.1(b) with respect to the Borrowing on the Effective Date provided, that such Notice of Advance and Notice of Term Loan shall be delivered not later than one (1) Business Days prior to the Effective Date.

Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document, agreement and/or instrument required to be approved by such Lender on the Effective Date, and its acknowledgment that each of the conditions set forth above has been satisfied to its satisfaction.

3.2            Conditions to Each Revolving Loan.

(a)            Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance or incur any Letter of Credit Obligation if, as of the date thereof:

(i)              any representation or warranty by any Loan Party contained herein or in any of the other Loan Documents shall be untrue or incorrect in any material respect (or untrue or incorrect in any respect if such representation or warranty contains any materiality qualifier, including references to “material”, “Material Adverse Effect” or dollar thresholds) as of such date (or, in lieu thereof, as of a specific earlier date if such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement) and in such case the Administrative Agent or the Requisite Revolving Lenders shall have determined not to make (or permit to be made) any such Advance or incur (or permit to be incurred) any Letter of Credit Obligation so long as such representation or warranty remains untrue or incorrect; or

(ii)            (x) any Event of Default shall have occurred and be continuing or would result immediately after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation) or (y) a Default shall have occurred and be continuing or would result immediately after giving effect to any Advance or incurrence of any Letter of Credit Obligation, and in either such case the Administrative Agent or the Requisite Revolving Lenders shall have determined not to make (or permit to be made) any Advance or incur (or permit to be incurred) any Letter of Credit Obligation so long as such Event of Default or Default is continuing; or

48

(iii)          to the extent such request is for an Advance or the incurrence of any Letter of Credit Obligation, the amount of such requested Advance or incurrence of a Letter of Credit Obligation shall cause the aggregate principal amount of outstanding Advances to exceed the Borrowing Availability under Section 2.1(a) and in such case the Administrative Agent or the Requisite Revolving Lenders shall have determined not to make (or permit to be made) any Advance or incur (or permit to be incurred) any Letter of Credit Obligation so long as the Borrowing Availability is exceeded; or

(iv)          the Administrative Agent shall not have received a Notice of Advance in accordance with Section 2.1(a) or a L/C Application in accordance with Section 2.2(e), as applicable.

(b)            The receipt by Borrower of the proceeds of any requested Revolving Loan or Letter of Credit Obligation, as the case may be, shall be deemed to constitute, as of the date of such incurrence, a representation and warranty by the Borrower that the conditions in this Section 3.2 have been satisfied, to the extent applicable.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Loan Parties executing this Agreement, jointly and severally, make the following representations and warranties to Administrative Agent and each Lender with respect to all Loan Parties and their Restricted Subsidiaries, each and all of which shall be made immediately after giving effect to the consummation of this Agreement, the Refinancing and the other transactions contemplated by this Agreement to occur on the Effective Date and shall survive the execution and delivery of this Agreement.

4.1            Organization; Requisite Power and Authority; Qualification.

Each of Holdings and its Restricted Subsidiaries (other than Immaterial Subsidiaries) (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdictions of organization as of the Effective Date are identified on Schedule 4.1), (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and (c) is qualified to do business and in good standing in every jurisdiction where any material portion of its assets are located and wherever necessary to carry out its material business and operations, except where the failure to be so qualified would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.2            Equity Interests and Ownership.

The Equity Interests of each of the Borrower, any Guarantor which is not a Subsidiary of Holdings (each a “Non-Subsidiary Guarantor”) and their respective Restricted Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which the Borrower, a Non-Subsidiary Guarantor or any of their respective Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of the Borrower, a Non-Subsidiary Guarantor or any of their respective Subsidiaries outstanding which upon conversion or exchange would require, the issuance by the Borrower, a Non-Subsidiary Guarantor or any of their respective Subsidiaries of any additional membership interests or other Equity Interests of the Borrower, a Non-Subsidiary Guarantor or any of their respective Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of the Borrower, a Non-Subsidiary Guarantor or any of their respective Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of the Borrower, any Non-Subsidiary Guarantor and each of their respective Subsidiaries in their respective Subsidiaries and Joint Ventures as of the Effective Date.

49

4.3            Due Authorization; No Conflicts; Government Consents; Enforceable Obligations.

(a)            The execution, delivery and performance of the Loan Documents and the creation of all Liens provided for therein have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

(b)            The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Restricted Subsidiaries, (ii) any of the Organization Documents of any Loan Party or any of its Restricted Subsidiaries or (iii) any order, judgment or decree of any court or other agency of government binding on any Loan Party or any of its Restricted Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party or any of its Restricted Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of its Restricted Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners of any Loan Party or any of its Restricted Subsidiaries, except for such approvals which have been obtained on or before the Effective Date and except for any such approvals the failure of which to obtain will not have a Material Adverse Effect.

(c)            The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (a) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Effective Date, and (b) filings and recordings with the SEC to disclose the Loan Documents.

(d)            On or prior to the Effective Date, each of the Loan Documents shall have been duly executed and delivered by each Loan Party party thereto, and each such Loan Document shall then constitute a legal, valid and binding obligation of such Person enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

50

4.4            Financial Statements and Projections.

(a)            The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Effective Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

(b)            Projections. The Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made and at the time any such Projections were furnished to the Administrative Agent (it being recognized by the Administrative Agent and the Lenders that (i) such Projections are not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control and (ii) no assurance can be given that any particular financial projections will be realized, and that actual results during the period or periods covered by any such Projections may differ from the projected results, and such differences may be material).

4.5            Material Adverse Effect.

Since December 31, 2023, no event, condition or change has occurred which, alone or together with other events, conditions or changes, has caused or evidences a Material Adverse Effect.

4.6            Ownership of Property; Liens. (a) The Real Estate listed on Schedule 4.6 constitutes, as of the Effective Date, all of the real property owned in fee by any Loan Party and its Restricted Subsidiaries. Each Loan Party and each Restricted Subsidiary of a Loan Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its material leased Real Estate, except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and in each case subject to (i) Permitted Liens and (ii) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes. Each Loan Party and each of its Restricted Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its material personal properties and assets, except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and in each case subject to (i) Permitted Liens and (ii) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes. None of the properties and assets of any Loan Party or any Restricted Subsidiary of a Loan Party are subject to any Liens other than Permitted Liens.

(b)            Flood Zone Properties. All real property that constitutes Collateral and that is a “flood hazard area” in any Flood Insurance Rate Map published by the United States Federal Emergency Management Agency (or any successor agency) is covered by flood insurance with reputable insurance companies not Affiliates of the Borrower, in such amounts and with such deductibles as the Administrative Agent may reasonably request upon at least thirty days prior written notice to the Borrower.

51

4.7            Labor Matters.

No Loan Party or any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against such Loan Party or any of its Subsidiaries, or to the best knowledge of such Loan Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Loan Party or any of its Subsidiaries or to the best knowledge of such Loan Party, threatened against any of them, (ii) no strike or work stoppage in existence or threatened involving any Loan Party or any of its Subsidiaries and (iii) to the best knowledge of such Loan Party, no union representation question existing with respect to the employees of any Loan Party or any of its Subsidiaries and, to the best knowledge of such Loan Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

4.8            Certain Fees.

No broker’s or finder’s fee or commission shall be payable with respect to the transactions contemplated by the Loan Documents or the use of proceeds with respect thereto, except as payable to the Agents and Lenders.

4.9            Government Regulation.

No Loan Party or any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Restricted is or is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940.

4.10        Margin Regulations.

No Loan Party and no Restricted Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

52

4.11        Taxes.

Except for failures that would not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by them and have paid or caused to be paid all Taxes required to have been paid by them (including in their capacity as a withholding agent), except any Taxes that are being contested in good faith by appropriate proceedings for which adequate reserves have been provided in accordance with GAAP or applicable foreign accounting principles.

4.12        ERISA.

Except as would not reasonably be expected to have a Material Adverse Effect, each Loan Party, each of its Subsidiaries and each of their respective ERISA Affiliates (i) are in compliance in with all applicable provisions and requirements of ERISA and the IRC and the regulations and published interpretations thereunder with respect to each Plan, and (ii) have performed all their obligations under each Plan. Except as would not reasonably be expected to have a Material Adverse Effect, each Plan which is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service indicating that such Plan is so qualified, or is maintained pursuant to a volume submitter or prototype document that is subject to a favorable advisory or opinion letter from the Internal Revenue Service, and nothing has occurred subsequent to the issuance of such determination, advisory or opinion letter, as the case may be, which would cause such Plan to lose its qualified status. Except as would not reasonably be expected to have a Material Adverse Effect, no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan (other than in the ordinary course) or any trust established under Title IV of ERISA has been or is expected to be incurred by any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates with respect to any Plan. No ERISA Event has occurred or is reasonably expected to occur that has had or would reasonably be expected to have a Material Adverse Effect. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates, except as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan) did not exceed the aggregate current fair market value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan, the potential liability of any Loan Party, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, each Loan Party, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

53

4.13        No Litigation

No action, claim, lawsuit, demand, or proceeding is now pending or, to the knowledge of any Loan Party, threatened in writing against any Loan Party or any of its Restricted Subsidiaries, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), which challenges the right or power of any Loan Party or any of its Restricted Subsidiaries to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document to which it is a party or any action taken thereunder except in any case, for such Litigation that would not reasonably be expected to result in injunctive relief or monetary judgment(s) against the Loan Parties or their Restricted Subsidiaries which would reasonably be expected to have a Material Adverse Effect. No Loan Party nor any of its Restricted Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of Governmental Authority, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.13, there is no Litigation pending or, to the knowledge of the Loan Parties, threatened in writing which has a reasonable likelihood of an adverse determination that would reasonably be expected to have a Material Adverse Effect.

4.14        Beneficial Ownership Regulation.

As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

4.15        Intellectual Property.

Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each of the Loan Parties owns, or is licensed to use, all Intellectual Property necessary for or used in the conduct of its business as currently conducted, (ii) no claim has been asserted and is pending by any Person challenging or questioning the ownership, registration or use of any Intellectual Property of the Loan Parties or the validity or effectiveness of any Intellectual Property of the Loan Parties, nor does any Loan Party know of any valid basis for any such claim and (iii) to the best of the Borrower’s knowledge, the use of Intellectual Property by each of the Loan Parties does not infringe on the rights of any Person in any material respect.

4.16        Full Disclosure.

No information contained in this Agreement, any of the other Loan Documents, any Financial Statements or other reports delivered on or prior to the Effective Date by the Loan Parties hereunder (other than projected financial information, pro forma financial information, budgets, estimates, forward-looking statements and information of a general economic or industry nature) or any written statement furnished by or on behalf of any Loan Party or any of its Restricted Subsidiaries (as modified or supplemented by other information so furnished) to Administrative Agent or any Lender on or prior to the Effective Date pursuant to the terms of this Agreement, when taken as a whole, as of the date of such statement or other information was furnished, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein (when taken as a whole) not materially misleading in light of the circumstances under which they were made.

54

4.17        Environmental Matters.

Except as set forth in Schedule 4.17, as of the Effective Date, (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not result in Environmental Liabilities which would reasonably be expected to result in a Material Adverse Effect; (ii) no Loan Party and no Restricted Subsidiary of a Loan Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate which would result in Environmental Liabilities which would reasonably be expected to result in a Material Adverse Effect; (iii) the Loan Parties and their Restricted Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance which would not reasonably be expected to result in a Material Adverse Effect; (iv) the Loan Parties and their Restricted Subsidiaries have obtained, maintained and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which would reasonably be expected to result in a Material Adverse Effect; (v) no Loan Party and no Restricted Subsidiary of a Loan Party is involved in operations that would reasonably be expected to result in a Material Adverse Effect; (vi) the Loan Parties’ and their Restricted Subsidiaries’ estimated costs of compliance with Environmental Laws and Environmental Permits for each of the two Fiscal Years following the Effective Date would not reasonably be expected to result in a Material Adverse Effect; and (vii) no notice has been received by any Loan Party or any of its Restricted Subsidiaries identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous Laws, and to the knowledge of the Loan Parties, there are no facts, circumstances or conditions that would reasonably be expected to result in any Loan Party or any Restricted Subsidiary of a Loan Party being identified as a “potentially responsible party” under CERCLA or analogous Laws except in each case under this clause (vii) those that would not reasonably be expected to result in a Material Adverse Effect.

4.18        Insurance.

No Loan Party and no Restricted Subsidiary of a Loan Party is in default of any obligation under any such material insurance policy other than such defaults that would not reasonably be expected to have a Material Adverse Effect.

4.19        No Defaults.

No Loan Party nor any of its Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

55

4.20        Solvency.

Holdings and its Subsidiaries, taken as a whole, are and upon the incurrence of any Obligation by any Loan Party on any date on which this representation and warranty is made, shall be, Solvent.

4.21        Health Care Matters.

(a)                                Compliance with Health Care Laws; Permits.

(i)              Each Loan Party and each of their Subsidiaries, and any Person acting on their behalf, is and at all times has been in compliance in all material respects with all Health Care Laws applicable to it, its products and its properties or other assets or its business or operation, including its provision of professional services, except for such non-compliance which would not reasonably be expected to result in a Material Adverse Effect. None of the Loan Parties or any of their Subsidiaries has received any written or oral notice from any Governmental Authority, including, without limitation, the Food and Drug Administration, the Centers for Medicare & Medicaid Services, and the Department of Health and Human Services Office of Inspector General, of potential or actual non-compliance by, or liability of, any of the Loan Parties or any of their Subsidiaries, under any Health Care Law which has not been resolved, except for such non-compliance or liabilities which would not reasonably be expected to result in a Material Adverse Effect.

(ii)            Each Loan Party and each of their Subsidiaries, and any Person acting on their behalf, has in effect all Permits, including, without limitation, all Permits necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations, including its provision of professional services, as presently conducted, except to the extent the failure to have such Permits would not reasonably be expected to result in a Material Adverse Effect. All such Permits are in full force and effect except to the extent the failure to have such Permits would not reasonably be expected to result in a Material Adverse Effect, and each of their Subsidiaries are in compliance with each such Permit held by or issued to it except to the extent non-compliance would not reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, and except as set forth on Schedule 4.21, no action, demand, requirement or investigation by any Governmental Authority with respect to each Loan Party, each of their Subsidiaries, any Person acting on their behalf, or any of their respective properties, other assets or provision of professional services under any Requirements of Law, is pending or, to the knowledge of each Loan Party and their Subsidiaries, threatened in writing, except as would not reasonably be expected to result in a Material Adverse Effect. None of the Loan Parties or any of their Subsidiaries has received any written or oral notice from any Governmental Authority that it intends to or is threatening to revoke, suspend, modify or materially limit any Permit, except as would not reasonably be expected to result in a Material Adverse Effect.

(b)                               Filings. Except as would not reasonably be expected to result in a Material Adverse Effect, all reports, documents, claims, notices or approvals required to be filed, obtained, maintained or furnished to any Governmental Authority under Health Care Laws have been so filed, obtained, maintained or furnished, and all such reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

56

(c)                                Material Statements. Except as would not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any of their Subsidiaries, or any officer, affiliate, employee or agent of any Loan Party or any of their Subsidiaries, has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, failed to disclose a material fact required to any Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to constitute a material violation of any Health Care Law. Except as would not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any of their Subsidiaries, or any officer, affiliate, employee or agent of any Loan Party or any of their Subsidiaries, has made any untrue statement of material fact regarding claims incurred but not reported.

(d)                               Billing. Except as would not reasonably be expected to result in a Material Adverse Effect, each Loan Party, each of their Subsidiaries and each contracting physician of each Loan Party or any of their Subsidiaries (to the extent required) has the requisite provider number or other Permit to participate, submit claims to and receive payments from the Medicare program (to the extent such entity participates in the Medicare program), the respective Medicaid program in the state or states in which such entity operates, and all other Third Party Payor Programs, including but not limited to Capitated Contracts with managed care organizations, that each Loan Party and each of their Subsidiaries currently bill. Except as would not reasonably be expected to result in a Material Adverse Effect, each Loan Party and their Subsidiaries, as applicable, meet all requirements of participation, claims submission and payment of the Third Party Payor Programs and is a party to valid participation agreements for payment by such Third Party Payor Programs. Except as would not reasonably be expected to result in a Material Adverse Effect, there is no investigation, audit, claim review, or other action pending, or to the knowledge of any Loan Party or their Subsidiaries, threatened in writing which could result in a revocation, suspension, termination, probation, restriction, limitation, or non-renewal of any Third Party Payor provider number or result in any Loan Party’s or any of their Subsidiaries’ exclusion from any Third Party Payor Program. Except as would not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any of their Subsidiaries has billed or received any payment or reimbursement in excess of amounts allowed by any Health Care Law or other law. For purposes of this Agreement, a “Third Party Payor” means Medicare, Medicaid, TRICARE, Blue Cross and/or Blue Shield, state government insurers, private insurers and any other person or entity which presently or in the future maintains Third Party Payor Programs. In addition, for purposes of this Agreement, “Third Party Payor Programs” means all third party payor programs in which Borrower, each of the Loan Parties and each of its Subsidiaries participates (including, without limitation, Medicare, Medicaid, TRICARE or any other federal or state health care programs, as well as Blue Cross and/or Blue Shield, managed care plans, or any other private insurance programs).

(e)            Contracted Providers. Except as would not reasonably be expected to result in a Material Adverse Effect, each Loan Party and their Subsidiaries is in material compliance with all applicable material Health Care Laws regarding the selection, deselection, and credentialing of contracted providers, including, but not limited to, verification of licensing status and eligibility for reimbursement under the Third Party Payor Programs. Except as would not reasonably be expected to result in a Material Adverse Effect, all contracted providers of each Loan Party and their Subsidiaries are properly licensed and hold appropriate Permits and clinical privileges, as applicable, for the professional services which they provide, and, with respect to providers that perform services eligible for reimbursement under any Third Party Payor Program, are not debarred or excluded from any such Third Party Payor Program.

57

(f)             Proceedings. Except as would not reasonably be expected to result in a Material Adverse Effect, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any material investigation, suit, claim, audit, action (legal or regulatory) or proceeding (legal or regulatory) by a Governmental Authority against or affecting any Loan Party or any of their Subsidiaries relating to any of the Health Care Laws.

(g)            Prohibited Transactions. Except as would not reasonably be expected to result in a Material Adverse Effect, no Loan Party, any of their Subsidiaries or any Person acting on behalf of any Loan Party or any of their Subsidiaries is a party to any contract, lease agreement or other arrangement (including any joint venture, service or consulting agreement) with any physician, physician group, health care facility, hospital, nursing facility, home health agency or other person who is in a position to make or influence referrals to or otherwise generate business to provide services, lease space, lease equipment or engage in any other venture or activity, other than agreements which are in compliance with all applicable Health Care Laws. Except as would not reasonably be expected to result in a Material Adverse Effect, no Loan Party, any of their Subsidiaries, or any person acting on behalf of any Loan Parties or any their Subsidiaries, directly or indirectly, has: (1) offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential patient, supplier, medical staff member, contractor or Third Party Payor of any Loan Parties and/or any of their Subsidiaries in order to illegally obtain business or payments from such person; (2) given or agreed to give, or is aware that there has been made or that there is any illegal agreement to make, any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential patient, supplier, contractor, Third Party Payor or any other person; (3) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under the laws of any government entity having jurisdiction over such payment, contribution or gift; (4) established or maintained any unrecorded fund or asset for any purpose or made any misleading, false or artificial entries on any of its books or records for any reason; or (5) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any payment to any person with the intention or understanding that any part of such payment would be used or was given for any purpose other than that described in the documents supporting such payment.

(h)            Fair Market Value. Except as would not reasonably be expected to result in a Material Adverse Effect, the compensation paid or to be paid by each Loan Party and each of their Subsidiaries to any physician or physician group who is employed by or contracted with each Loan Party or any of their Subsidiaries is fair market value for the services and items actually provided by such physician, not taking into account the value or volume of referrals or other business generated by such physicians or physician groups for each Loan Party or each of their Subsidiaries. Except as would not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each of their Subsidiaries has at all times maintained a written agreement with each physician or physician group receiving compensation from each Loan Party or any of their Subsidiaries.

58

(i)              Medicare/Medicaid. Except as would not reasonably be expected to result in a Material Adverse Effect, there are no Medicare or Medicaid termination proceedings underway with respect to any of the Loan Parties, each entity meets the Medicare conditions of participation and, to Borrower’s knowledge after such reasonable investigation under the circumstances, no employee or independent contractor of any Loan Parties has been excluded in participating in Medicare or Medicaid or any similar federal programs.

(j)              Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect, each Loan Party possesses and implements all necessary policies and procedures to ensure that all aspects of each Loan Party’s operations, their employees, and all healthcare providers under contract with any Loan Party, comply with all applicable Health Care Laws.

4.22        Corporate Integrity Agreements, etc.

Except as would not reasonably be expected to result in a Material Adverse Effect, no Loan Party, or any of their Subsidiaries, is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreement with or imposed by any Governmental Authority.

4.23        Material Contracts.

All Material Contracts in effect on the Effective Date are in full force and effect and no defaults currently exist thereunder, except as would not reasonably be expected to result in a Material Adverse Effect.

4.24        Compliance with Statutes, Etc.

Each Loan Party and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its assets and property, except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

4.25        [Reserved].

4.26        Anti-Corruption Laws and Sanctions.

(a)            (i) None of the Borrower or any Subsidiary and none of their respective directors, officers or employees, and (ii) to the knowledge of the Borrower or any Subsidiary, no agent of such Person that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(b)            Holdings, the Borrower and its Subsidiaries and their respective officers, directors, employees, affiliates, and to the knowledge of the Borrower or any Subsidiary, the agents of Holdings, the Borrower and its Subsidiaries, are in compliance with all aspects of the Anti-Corruption Laws to the extent applicable to like businesses.

59

(c)            None of Holdings, the Borrower, their Subsidiaries, and their respective officers, directors, employees, affiliates, and to the knowledge of the Borrower or any Subsidiary, the agents of Holdings, the Borrower, and its Subsidiaries has (i) violated any provision of any applicable Anti-Corruption Law or (ii) directly or indirectly offered, paid, promised to pay, or authorized the offer, payment or promise of any advantage, financial or otherwise, or thing of value to any Governmental Authority or other Person (a “recipient”) while knowing or having reason to know that all or a portion of such advantage or thing of value would be offered, given, or promised to any recipient for the purposes of (A) influencing any act or decision of such recipient in his or her official capacity, (B) rewarding the improper performance by any Person of its business or official activities or (C) in order to assist any of Holdings, the Borrower and its Subsidiaries and their respective officers, directors, employees, affiliates, and the agents of Holdings, Borrower and its Subsidiaries in obtaining or retaining business or a business advantage for Holdings, the Borrower or its Subsidiary.

4.27        Use of Proceeds.

The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in Section 2.4 of this Agreement. The proceeds of the Loans and Letters of Credit will not be used in violation of Anti-Corruption Laws or applicable Sanctions.

4.28        Security Interests.

Each Security Document will, upon execution and delivery thereof, be effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ party thereto right, title and interest in and to the Collateral thereunder under applicable Requirements of Law (to the extent required hereunder and thereunder) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law), and (i) when appropriate filings or recordings are made in the appropriate offices as may be required under applicable Requirements of Law (to the extent required hereunder and thereunder), and (ii) upon the taking of possession, control or other action by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession, control or other action (which possession, control or other action shall be given to the Administrative Agent or taken by the Administrative Agent to the extent required by any Security Document), the Liens in favor of Administrative Agent will constitute fully perfected Liens on, and security interests in, all right, title and interest of such Loan Parties in such Collateral, in each case under applicable Requirements of Law (to the extent required hereunder and thereunder), subject to no Liens other than the applicable Permitted Liens.

4.29        Senior Ranking.

The Obligations constitute “First Lien Obligations” or “Senior Debt” or any similar designation under and as defined any intercreditor or subordination agreement governing any junior lien or subordinated Indebtedness, and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

60

ARTICLE V
FINANCIAL STATEMENTS AND INFORMATION

5.1            Reports and Notices.

Holdings shall deliver or cause to be delivered to Administrative Agent from and after the date hereof and until the Termination Date the following:

(a)            Quarterly Financials. Within forty-five (45) days after the end of each Fiscal Quarter (other than the fourth fiscal quarter of any Fiscal Year) commencing with the Fiscal Quarter ending March 31, 2024, for Holdings and its Subsidiaries and Consolidated Joint Ventures, consolidated unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year subject to normal year-end adjustments and the absence of footnotes;

(b)            Compliance Certificate and Analysis. Beginning with the Fiscal Quarter ended after the Effective Date, together with the financial information delivered pursuant to Sections 5.1(a) and (d), a properly completed certificate in the form of Exhibit 5.1(b) (each, a “Compliance Certificate”);

(c)            Financial Plan. No later than March 31 of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year, including (1) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Restricted Subsidiaries and Consolidated Joint Ventures for such Fiscal Year, and an explanation of the assumptions on which such forecasts are based and (2) forecasted consolidated statements of income and cash flows of Holdings and its Restricted Subsidiaries and Consolidated Joint Ventures for each quarter of such Fiscal Year;

(d)            Annual Audited Financials. Within ninety (90) days (or, if Holdings files an extension with the SEC, 105 days) after the end of each Fiscal Year, audited Financial Statements for Holdings and its Subsidiaries and Consolidated Joint Ventures on a consolidated basis, consisting of balance sheets and statements of income and stockholders’ equity and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification as to “going concern” or scope of the audit, except for any “going concern” qualification or exception as a result of the maturity of the Term Loans, or the Revolving Loans or other Indebtedness permitted under Section 7.3 or the termination of the Revolving Loan Commitment within the next 12 months or an anticipated breach of any financial covenant, by an independent certified public accounting firm of national standing selected by Holdings and otherwise reasonably acceptable to Administrative Agent (it being acknowledged by Administrative Agent that any “big four” accounting firm is reasonably acceptable);

(e)            Default Notices. As soon as practicable, and in any event within five (5) Business Days after a Responsible Officer of a Loan Party has knowledge of the existence of any Default, Event of Default or other event which has had, or would reasonably be expected to have, a Material Adverse Effect, written notice specifying the nature and period of such Default or Event of Default or other event, including the anticipated effect thereof and what action the Borrower (or such Loan Party) has taken, is taking and proposes to take with respect thereto;

61

(f)             [Reserved].

(g)            Litigation. Promptly after a Responsible Officer of any Loan Party learns that any of the following is commenced or is threatened in writing, written notice in reasonable detail of any Litigation commenced or threatened in writing against any Loan Party or any Restricted Subsidiary of a Loan Party, in each case, which would reasonably be expected to have a Material Adverse Effect;

(h)            Insurance Notices. Disclosure of losses or casualties required by Section 6.4;

(i)              Supplement Financial Information. For any period in which a Subsidiary has been designated as an Unrestricted Subsidiary, simultaneously with the delivery of the financial statements referred to in clauses (a) and (d) above for such period, supplemental financial information necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements;

(j)              PATRIOT Act. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender required by applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws;

(k)            Certification of Public Information. Holdings and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Holdings has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such public-side Lenders. Holdings agrees to clearly designate all Information provided to the Administrative Agent by or on behalf of Holdings which is suitable to make available to Public Lenders. If Holdings has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to Holdings, its Subsidiaries and their securities;

(l)              Management Letters. Promptly after the receipt thereof by Holdings or the Borrower or any of their respective Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(m)          Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(d), each Loan Party shall deliver to the Collateral Agent a certificate of its Responsible Officer either confirming that there has been no change in the information set forth in the Perfection Certificate since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes; and

62

(n)            Other Documents. Such other information and data with respect to Holdings or any of its Restricted Subsidiaries and Consolidated Joint Ventures as from time to time may be reasonably requested by the Administrative Agent or any Lender.

Documents required to be delivered pursuant to this Section 5.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (A) on which Holdings or the Borrower posts such documents to the E-System in accordance with Section 12.10; or (B) on which such documents are posted on Holdings’ or the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website (including the website of the Securities and Exchange Commission) or whether sponsored by the Administrative Agent); provided that the Borrower shall provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents and the Administrative Agent shall post such documents and notify (which may be by facsimile or electronic mail) each Lender of the posting of any such documents.

ARTICLE VI
AFFIRMATIVE COVENANTS

Each of Holdings, the Borrower and each other Loan Party executing this Agreement jointly and severally agrees as to all Loan Parties and their Restricted Subsidiaries that from and after the date hereof and until the Termination Date:

6.1            Maintenance of Existence and Conduct of Business.

Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, subject to Sections 7.1 and 7.8: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; subject to reasonable extensions and modifications thereof; and (c) at all times take all commercially reasonable action to maintain, preserve and protect all of its material assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear, condemnation and casualty) and from time to time make, or cause to be made, all repairs, replacements and improvements thereto necessary in its business judgement, except in each case (i) to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) pursuant to any merger, consolidation, liquidation, dissolution or disposition permitted by Article VII.

6.2            Payment of Taxes.

(a)            Subject to Section 6.2(b), each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, pay and discharge or cause to be paid and discharged promptly all Taxes payable by it, including Taxes imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Taxes with respect to social security and unemployment withholding with respect to its employees, in each case, except where the failure to make payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

63

(b)            Each Loan Party and each Restricted Subsidiary of a Loan Party may in good faith contest, by appropriate proceedings, the validity or amount of any Taxes described in Section 6.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of the applicable Person, in accordance with GAAP, (ii) no material portion of the Collateral becomes subject to forfeiture or loss as a result of such contest and (iii) such Loan Party or such Restricted Subsidiary, as applicable, shall promptly pay or discharge such contested Taxes and all additional Taxes and expenses, if any, if such contest is terminated or discontinued adversely to such Loan Party or such Restricted Subsidiary or the conditions set forth in this Section 6.2(b) are no longer met.

6.3            Books and Records.

Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, keep adequate books and records with respect to its business activities in which proper entries, reflecting all material financial transactions, are made in accordance with GAAP in all material respects and on a basis consistent with the Financial Statements.

6.4            Insurance; Damage to or Destruction of Collateral.

(a)            The Loan Parties shall, and shall cause each of their Restricted Subsidiaries to, at their sole cost and expense, maintain policies of insurance with financially sound and reputable (at the time the relevant coverage is placed or renewed) insurers with respect to its properties and businesses against such casualties and contingencies as are in accordance with the general practices of businesses engaged in similar activities in similar geographic areas. If any Loan Party or any Restricted Subsidiary of a Loan Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Administrative Agent may at any time or times thereafter, in consultation with the Borrower, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Administrative Agent deems advisable, which shall be no greater than the types and coverages required to be maintained hereunder; provided, that Borrower shall have the opportunity to cure such noncompliance within five (5) Business Days of receiving written notice from the Administrative Agent that it intends to obtain, maintain or make payments with respect to such insurance. Administrative Agent shall have no obligation to obtain insurance for any Loan Party or Restricted Subsidiary of a Loan Party or pay any premiums therefor. By doing so, neither Administrative Agent nor any Lender shall be deemed to have waived any Default or Event of Default arising from any Loan Party’s or its Restricted Subsidiary’s failure to maintain such insurance or pay any premiums therefor. All sums so disbursed shall be payable promptly on demand by Borrower to Administrative Agent and shall be additional Obligations hereunder secured by a Lien on the Collateral.

(b)            Promptly following the Effective Date and thereafter, the Loan Parties shall deliver to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, certificates of insurance to (i) all “Special Form,” property and business income insurance of the Loan Parties naming Administrative Agent, on behalf of itself and the Secured Parties, as lenders loss payee, and (ii) all general liability and other liability policies of the Loan Parties naming Administrative Agent, on behalf of itself and the Secured Parties, as additional insured.

64

(c)            If at any time the area in which the Premises (as defined in the Mortgages, if any) under any Mortgage are located is designated (i) a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Loan Parties shall (1) obtain and maintain flood insurance with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Mortgaged Property ceases to be sound and reputable after the Effective Date, in which case, the Borrower shall or shall cause the applicable Loan Party to promptly replace such insurance company with a financially sound and reputable insurance company), in such total amount as the Administrative Agent may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, and (2) promptly upon request of the Administrative Agent, will deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent including, without limitation, evidence of annual renewals of such insurance; or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Restricted Subsidiaries.

6.5            Compliance with Laws, Health Care Laws and Organization Documents.

Without limiting any other provision of this Agreement, each Loan Party shall, and shall cause each of the Restricted Subsidiaries to, comply in all material respects with all Laws, including but not limited to all Health Care Laws, applicable to it and the terms of all Organization Documents applicable to it, except to the extent that the failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries, to obtain and maintain all licenses, permits (including Environmental Permits), certifications, franchises, consents and governmental authorizations and approvals necessary to own its property and to conduct its business as conducted on the Effective Date, except to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.6            Control Accounts; Approved Deposit Accounts.

Each Loan Party shall (i) deposit in an Approved Deposit Account all Cash it receives, (ii) not establish or maintain any Securities Account or Commodities Account that is not a Control Account and (iii) not establish or maintain any Deposit Account other than an Approved Deposit Account, provided however that notwithstanding the foregoing, each Loan Party may (w) maintain zero-balance accounts for the purpose of managing local disbursements and collections and may maintain payroll, withholding tax and other fiduciary accounts, (x) maintain accounts into which amounts are paid by a governmental entity pursuant to one or more Health Care Laws so long as the amounts on deposit therein are transferred each Business Day to an Approved Deposit Account or any other account permitted to be so utilized under this Section 6.6, (y) maintain other accounts as long as the aggregate monthly average daily balance over the immediately preceding 12-month period for all such Loan Parties in all such other accounts does not exceed $3,000,000 at any time and (z) make pledges or cash deposits permitted by Section 7.7.

65

6.7            Intellectual Property.

(a)            Unless otherwise permitted by the Loan Documents, each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, maintain, preserve and protect all of its Intellectual Property material to the operation of its business as conducted from time to time, except to the extent that the failure to maintain, preserve and protect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)            Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, conduct its business and affairs without material infringement of or interference with any Intellectual Property of any other Person, except as would not reasonably be expected to have a Material Adverse Effect.

6.8            Environmental Matters.

Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which would not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate other than where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that none of the Loan Parties or any Restricted Subsidiary shall be required to undertake any investigation, remedial, removal or other responsive action required by Environmental Laws or a Governmental Authority to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP; (c) notify Administrative Agent promptly after such Loan Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities having a Material Adverse Effect; and (d) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Loan Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that would reasonably be expected to have a Material Adverse Effect.

6.9            Access.

At its sole cost pursuant to Section 12.3 (provided that the Loan Parties shall not be required to pay such costs for more than one such visit per calendar year unless an Event of Default has occurred and is continuing, in which event the costs of any and all such visits during such period shall be borne by the Borrower), each Loan Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by the Administrative Agent to visit and inspect any of the properties of any Loan Party where its financial and accounting records are maintained, to inspect, copy and take extracts from its and their financial and accounting records and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Notwithstanding anything to the contrary in this Section 6.9, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Lender (or their respective officers, employees, designees and agents) is prohibited by Law, fiduciary duty or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

66

6.10        Post-Closing Obligations.

The Loans Parties shall deliver, or cause to be delivered, to Administrative Agent, or otherwise complete in a manner reasonably satisfactory to the Administrative Agent, the following items within the time periods designated below (unless such time periods are extended by Administrative Agent in its reasonable discretion (which extension may be by e-mail)):

(a)            The Loan Parties shall deliver to the Administrative Agent (i) evidence that the Administrative Agent has been named mortgagee and loss payee with respect to the property or casualty insurance policies of the Loan Parties through endorsements that are in form and substance reasonably satisfactory to the Administrative Agent and (ii) evidence that the Administrative Agent has been named an additional insured with respect to the liability insurance policies of the Loan Parties through endorsements that are in form and substance reasonably satisfactory to the Administrative Agent, no later than ninety (90) days following the Effective Date (or, in each case, such later date as the Administrative Agent shall reasonably determine).

(b)            The Loan Parties shall deliver to the Administrative Agent the certificates of insurance required under Section 6.4(b) no later than thirty (30) days following the Effective Date (or such later date as the Administrative Agent shall reasonably determine).

(c)            The Loan Parties shall deliver to the Administrative Agent duly executed and effective Deposit Account Control Agreements to the extent required under Section 6.6 no later than sixty (60) days following the Effective Date (or such later date as the Administrative Agent shall reasonably determine).

(d)            No later than sixty (60) days following the Effective Date (or such later date as the Administrative Agent shall reasonably determine), to the extent the same constitutes Collateral under the Pledge and Security Agreement, the Loan Parties shall deliver to the Collateral Agent the Security Certificates (as defined in the Pledge and Security Agreement) evidencing the Certificated Securities (as defined in the Pledge and Security Agreement) of (i) Quantib Inc. and (ii) Heart & Lung Imaging Limited, duly indorsed by an effective endorsement or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank.

6.11        New Subsidiaries; Further Assurances.

(a)            New Subsidiaries. If Holdings, the Borrower or any Subsidiary Guarantor forms or acquires a new direct wholly-owned Subsidiary (other than any Excluded Subsidiary) or any Excluded Subsidiary ceases to be an Excluded Subsidiary, Holdings, the Borrower or such Subsidiary Guarantor agrees to, within sixty (60) days (or such longer period agreed to by the Administrative Agent in its reasonable discretion) following such acquisition or formation or cessation (i) to deliver to the Administrative Agent all certificates, if any, representing the Stock of such Subsidiary (accompanied by undated stock powers, duly endorsed in blank) to the extent required by the Pledge and Security Agreement, (ii) cause such Subsidiary to join (A) this Agreement by executing this Agreement (or a joinder hereto in form and substance reasonably acceptable to Administrative Agent) as a Guarantor and (B) the Pledge and Security Agreement pursuant to a joinder in form and substance reasonably satisfactory to Administrative Agent for the purposes of granting a security interest in such Subsidiary’s Collateral for the benefit of the Administrative Agent and the Secured Parties as additional security for the Obligations, (iv) at the request of the Administrative Agent, cause such Subsidiary to deliver documents of the type described in Section 3.1(c) with respect to such Subsidiary, (v) cause such Subsidiary (and the Loan Party that holds the Stock of such Subsidiary) to take all such further actions and execute all such further documents and instruments as required by the Pledge and Security Agreement and each other Security Document to duly perfected the Liens created by the Security Documents, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent and delivery of certificates evidencing Stock pledged thereunder (accompanied by undated stock powers) and (vi) if reasonably requested by Administrative Agent, deliver to the Administrative Agent a customary opinion of counsel in form and substance reasonably acceptable to Administrative Agent, addressing, among other customary things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to such Subsidiary. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the pledge of the Stock of any first-tier Foreign Subsidiary that is a CFC or any Foreign Holdco, if any, shall be limited to sixty-six percent (66%) of the Stock of any such Person entitled to vote (within the meaning of Treasury Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the non-voting Stock of any such Person.

67

(b)            Notwithstanding anything in this Agreement or any other Loan Document to the contrary: (a) in no event shall the Loan Parties be required to grant a security interest in any Excluded Asset (as defined in the Pledge and Security Agreement); (b) in no event shall any of the representations and warranties or covenants herein or in any other Security Document be deemed or construed to apply to any property constituting Excluded Assets and (c) no Loan Party shall be required to perfect any pledges, security interests and mortgages in any Collateral by any means other than (i) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant state(s) and filings in the applicable real estate records with respect to mortgaged properties or any fixtures relating to Material Real Estate and (ii) the other actions and steps required under the Pledge and Security Agreement.

(c)            Further Assurances. Subject to the terms, conditions, limitations, exceptions and requirements set forth in the Loan Documents, each Loan Party executing this Agreement agrees that it shall and shall cause each other Loan Party to, at such Loan Party’s expense and upon the reasonable request of Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to Administrative Agent such further agreements, instruments and documents and do and cause to be done such further acts as may be necessary to carry out more effectually the provisions of this Agreement or any other Loan Document. In the event any Loan Party acquires any Material Real Estate, within ninety (90) days following such acquisition (or such other date as may be agreed to by the Administrative Agent), such Person shall execute and/or deliver, or cause to be executed and/or delivered, to Administrative Agent, (i) a fully executed Mortgage, in form and substance reasonably satisfactory to Administrative Agent together with an A.L.T.A. lender’s title insurance policy, in form and substance and in an amount reasonably satisfactory to Administrative Agent insuring that the Mortgage is a valid and enforceable Lien on the respective Material Real Estate, free and clear of all Liens other than Permitted Liens, (ii) A.L.T.A. surveys, certified to Administrative Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception, (iii) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such Material Real Estate, (iv) any existing environmental site assessment and (v) customary opinions to the extent reasonably requested. Notwithstanding anything  herein to the contrary no Mortgage shall be signed unless and until each Revolving Lender has received and approved the flood zone determinations and related flood documentation described above.

68

(d)            Administrative Agent’s Discretion. Notwithstanding anything in this Agreement or any Security Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements under this Section 6.11 in respect of any particular Collateral or any particular Restricted Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of Borrower and the Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Security Document.

6.12        Conduct of Business.

From and after the Effective Date, engage in any business (either directly or through a Subsidiary) other than the businesses engaged in by such Loan Party on the Effective Date and any business that is similar, reasonably related, incidental or ancillary thereto or a business that is acquired pursuant to a Permitted Acquisition or other Investment permitted pursuant to Section 7.2.

6.13       Unrestricted Subsidiary Designation. The Borrower may at any time on or after the Effective Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that, immediately after giving Pro Forma Effect to any such designation or re-designation and any related transactions to be consummated in connection therewith and all other customary pro forma events and adjustments, (i) no Event of Default shall have occurred and be continuing, (ii) the Total Net Leverage Ratio, when calculated on a Pro Forma Basis as of the last day of the most recent Measurement Period ended prior to the applicable date of determination for which Financial Statements are required to be delivered, as the case may be, shall not exceed 5.50 to 1.00, (iii) no Unrestricted Subsidiary shall own any Stock in any Loan Party or hold any Indebtedness of, or any Lien on any property of, any Loan Party and (iii) no Unrestricted Subsidiary shall own any Material Intellectual Property and no Restricted Subsidiary which holds Material Intellectual Property or any Stock in any Subsidiary that holds Material Intellectual Property may be designated as an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as determined in good faith by the Borrower of the Borrower’s Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness and Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in such Subsidiary pursuant to the preceding sentence in an amount equal to the fair market value as determined in good faith by the Borrower at the date of such designation of the Borrower’s Investment in such Subsidiary.

69

6.14        Use of Proceeds.

The Borrower shall use the proceeds of the Loans and Letters of Credit only for the purposes specified in Section 2.4 of this Agreement.

6.15        Annual Lenders’ Call.

At the request of the Requisite Lenders, the Borrower will conduct one conference call each calendar year, with the Administrative Agent and the Lenders to discuss, among other things, the financial results and the financial condition of the Loan Parties and their Subsidiaries, along with any other material developments relating to the business of the Loan Parties and their Restricted Subsidiaries, at which meeting shall be present the chief executive officer or chief financial officer of the Borrower together with such other officers of the Loan Parties and their Restricted Subsidiaries as may be reasonably requested by the Administrative Agent to participate in such meeting, such request to be made within a reasonable period of time prior to the scheduled date of such meeting. Such conference call shall be held at a time mutually agreed to by the Administrative Agent and the Borrower.

6.16        Maintenance of Ratings.

The Borrower shall use commercially reasonable efforts to maintain (at its own expense) a corporate family rating and a rating with respect to its senior secured debt issued by Moody’s and a corporate credit rating and a rating with respect to its senior secured debt issued by S&P (but in each case not a specific rating); provided that in no event shall the Borrower be deemed to be in breach of this Section 6.16 if the Borrower has used commercially reasonable efforts to maintain such ratings and the failure to maintain such ratings results from the non-performance of either Moody’s or S&P for whatever reason (other than as a result of the failure by the Borrower to use such aforementioned commercially reasonable efforts).

6.17       Sanctions; International Trade Laws. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries, and their respective officers, directors, employees and agents with any applicable International Trade Laws and any applicable Sanctions and will conduct its business in compliance with any applicable International Trade Laws and any applicable Sanctions, in all material respects.

ARTICLE VII
NEGATIVE COVENANTS

Holdings, the Borrower and each other Loan Party party hereto covenant and agree with each Lender that from the Effective Date until the Termination Date, neither Holdings, the Borrower nor such Loan Party will, nor will they cause or permit any of the Restricted Subsidiaries to:

7.1            Mergers, Subsidiaries, Etc.

Directly or indirectly, by operation of Law or otherwise, (a) convert into any other organizational form or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine or merge with or acquire, any Person or any operating division of any Person, except that:

70

(i)              any Restricted Subsidiary may merge, consolidate or otherwise combine with and into any Subsidiary Guarantor or the Borrower; provided that (w) such Subsidiary Guarantor (in the case of a merger, consolidation or other combination with a Subsidiary Guarantor) or the Borrower (in the case of a merger, consolidation or other combination with the Borrower), as the case may be, is the surviving entity, (x) no wholly-owned Restricted Subsidiary may merge, consolidate or combine with or into a non-wholly-owned Restricted Subsidiary unless the wholly-owned Restricted Subsidiary is the surviving entity, (y) no Domestic Subsidiary may merge, consolidate or combine with or into a Foreign Subsidiary unless a Domestic Subsidiary is the surviving entity and (z) Administrative Agent has been provided written notice of any such transaction within ten (10) Business Days or such later date as agreed to by the Administrative Agent;

(ii)            any Restricted Subsidiary that is not a Subsidiary Guarantor may merge, consolidate or otherwise combine with and into any other Subsidiary of any Loan Party that is not a Loan Party; provided that no wholly-owned Restricted Subsidiary may merge, consolidate or combine with or into a non-wholly-owned Subsidiary unless the wholly-owned Subsidiary is the surviving entity;

(iii)          [Reserved];

(iv)          the Loan Parties and their Restricted Subsidiaries may consummate Permitted Acquisitions and Investments (whether through a merger, consolidation, Stock purchase, asset purchase or otherwise) to the extent any such Permitted Acquisition or Investment is permitted under Section 7.2; and

(v)            Loan Parties and their Restricted Subsidiaries may consummate a merger or consolidation of the Borrower into a newly formed entity organized under the laws of the United States of America, any state thereof or the District of Columbia; provided that either the Borrower shall be the surviving Person in such transaction or the Person surviving such transaction shall expressly assume, pursuant to an instrument reasonably satisfactory to the Administrative Agent, all liabilities and obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is party.

For the avoidance of doubt, nothing in this Agreement shall prevent Holdings, the Borrower or any Subsidiaries from being converted into, or reorganized or reconstituted as a limited liability company, limited partnership or corporation (or any similar form under a foreign jurisdiction in which such Subsidiary is organized at the time of such conversion, reorganization or reconstitution); provided that, with respect to any Loan Party, (i) the Loan Parties shall comply with the provisions of Section 6.11 and (ii) such Loan Party may not be converted into, or reorganized or reconstituted as any entity other than a domestic entity unless such conversion, reorganization or reconstitution is in connection with a transaction constituting an Investment permitted under Section 7.2.

71

7.2            Investments; Loans and Advances.

Make or permit to exist any Investment in or to any Person, including any Investment in or to any Joint Venture, except for:

(a)            Investments permitted under Sections 7.3(xi) or 7.8(o);

(b)            transactions permitted under Section 7.01 (other than Section 7.01(iv));

(c)            Investments in cash, Cash Equivalents and investments that were cash or Cash Equivalents at the time made;

(d)            [reserved];

(e)            loans and advances permitted under Section 7.4(a);

(f)             [reserved;]

(g)            Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 7.8;

(h)            Investments in and to the Borrower or any Restricted Subsidiaries that are Loan Parties;

(i)              (A) Investments existing on the Effective Date in and to Restricted Subsidiaries that are not Loan Parties that are set forth on Schedule 7.2; and (B) Investments made after the Effective Date in and to Restricted Subsidiaries that are not Loan Parties, provided that (1) in the case of Investments made after the Effective Date by the Loan Parties in or to Restricted Subsidiaries that are not Loan Parties, the aggregate outstanding principal amount of such Investments made after the Effective Date and any Investments made after the Effective Date pursuant to Section 7.2(k) shall not exceed $150,000,000 and (2) in the case Investments consisting of intercompany loans and advances made by Subsidiaries that are not Loan Parties to Loan Parties, such intercompany loans and advances shall be subordinated to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent;

(j)              Investments acquired in connection with the settlement of delinquent accounts in the ordinary course of business or in connection with the settlement of disputes with suppliers or customer or the bankruptcy or reorganization of suppliers or customers;

(k)            (A) Investments existing on the Effective Date in Joint Ventures and Subsidiaries which are not Wholly-Owned Subsidiary Guarantors that are set forth on Schedule 7.2, and (B) Investments made after the Effective Date in Joint Ventures and Subsidiaries which are not Wholly-Owned Subsidiary Guarantors, provided that in the case of Investments (including through intercompany loans) made after the Effective Date by the Loan Parties in Joint Ventures and Subsidiaries which are not Wholly-Owned Subsidiary Guarantors, the aggregate outstanding principal amount of such Investments made after the Effective Date and any Investments made after the Effective Date pursuant to Section 7.2(i) shall not exceed $150,000,000;

72

(l)              Investments existing on the Effective Date and set forth on Schedule 7.2 and any replacements, renewals or extensions thereof; provided that the amount of the original Investment is not increased except as otherwise permitted hereby;

(m)          Investments in deposit accounts in the ordinary course of business and in compliance with the provisions of the Loan Documents;

(n)            to the extent constituting an Investment, (i) endorsements for collection or deposit in the ordinary course of business, (ii) extensions of trade credit arising or acquired in the ordinary course of business, (iii) deposits, prepayments and other credits to suppliers made in the ordinary course of business, and (iv) deposits and pledges permitted under Section 7.7;

(o)            Guaranteed Indebtedness otherwise permitted hereunder;

(p)            other Investments not to exceed in the aggregate at any time outstanding the greater of (x) $59,000,000 and (y) 25% of TTM Consolidated EBITDA, plus, any available amounts under Section 7.14(o) which the Borrower has reallocated for use under this clause (p);

(q)            Permitted Acquisitions; provided that the cash (and Cash Equivalent) consideration paid for Permitted Acquisitions (including any Investments in any Subsidiary that is not a Loan Party to permit the consummation of Permitted Acquisitions) of Subsidiaries that are not Loan Parties and Permitted Acquisitions of assets that are not owned by Loan Parties shall not exceed, in the aggregate, the greater of (x) $32,000,000 and (y) 15% of TTM Consolidated EBITDA;

(r)             [reserved];

(s)             Investments consisting of an increase in the value of any Investment otherwise permitted by this Section 7.2;

(t)              Investments in the form of Hedge Agreements otherwise permitted hereunder;

(u)            Investments by any Person existing at the time such Person became a Subsidiary (and extensions, replacements and renewals thereof); provided, however, that all such Investments existed at the time such Person became a Subsidiary and were not made or incurred in connection therewith or in contemplation thereof;

(v)            Investments to the extent that payment for such Investments is made with Stock (other than Disqualified Stock) of Holdings;

(w)           guaranty obligations in respect of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness entered into in the ordinary course of business;

(x)            Investments consisting of Capital Expenditures with respect to the Borrower and the Guarantors;

(y)            extensions of trade credit to customers (not more than 60 days overdue in any invoice) in the ordinary course of business;

73

(z)            Investments made in lieu of Restricted Payments that are permitted under Section 7.14; provided that such Investments shall reduce the amount of Restricted Payments permitted under Section 7.14;

(aa)          other Investments in an amount not to exceed the Available Amount then in effect; provided that, solely in the case of any Investment made in reliance on the Available Amount Starter Basket or the Available Retained Excess Cash Flow Amount, immediately after giving Pro Forma Effect to such Investment, the usage of the Available Amount in connection therewith and any related transactions to be consummated in connection therewith and all other customary pro forma events and adjustments and subject to Section 1.3 in the case of any such Investment made in connection with a Limited Condition Transaction, (i) no Specified Event of Default shall have occurred and be continuing and (ii) the Total Net Leverage Ratio, when calculated on a Pro Forma Basis as of the last day of the most recent Measurement Period ended prior to the applicable date of determination for which Financial Statements are required to be delivered, shall not exceed 5.50 to 1.00; and

(bb)         unlimited Investments so long as immediately after giving Pro Forma Effect to any such Investment and any related transactions to be consummated in connection therewith and all other customary pro forma events and adjustments (and subject to Section 1.3 in the case of any such Investment made in connection with a Limited Condition Transaction), (i) no Event of Default shall have occurred and be continuing and (ii) the Total Net Leverage Ratio, when calculated on a Pro Forma Basis as of the last day of the most recent Measurement Period ended prior to the applicable date of determination for which Financial Statements are required to be delivered, shall not exceed 5.25 to 1.00;

provided that, (i) for the avoidance of doubt, Investments permitted under this Section 7.2 may be made in the form of cash, Cash Equivalents or any other property or assets, and (ii) notwithstanding anything to the contrary in this Section 7.2, no Loan Party or Restricted Subsidiary shall make any Investment in any Unrestricted Subsidiary in the form of Material Intellectual Property or Equity Interests of any Person that owns, or owns the exclusive rights to utilize, any Material Intellectual Property.

7.3            Indebtedness.

Create, incur, assume or permit to exist any Indebtedness, except (without duplication):

(i)              Indebtedness incurred during any Fiscal Year (or assumed in connection with a Permitted Acquisition or other permitted Investment) to finance (or refinance) the acquisition, construction or improvement of any fixed or capital assets, Capital Lease Obligations and purchase money Indebtedness with respect to Equipment and Fixtures in an aggregate outstanding principal amount, together with any Refinancing Debt with respect thereto, during such Fiscal Year not to exceed the greater of (x) $47,000,000 and (y) 20% of TTM Consolidated EBITDA at the time of incurrence;

(ii)            Indebtedness created hereunder and under the other Loan Documents and Credit Agreement Refinancing Indebtedness with respect thereto;

(iii)          deferred taxes;

74

(iv)          Indebtedness existing on the Effective Date and set forth in Schedule 7.3;

(v)            Indebtedness in respect of intercompany loans and advances permitted by Section 7.2; provided that in the case Investments consisting of intercompany loans and advances made by Subsidiaries that are not Loan Parties to Loan Parties, such intercompany loans and advances shall be subordinated to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent;

(vi)          guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees, real property lessors and licensees of the Borrower and its Subsidiaries;

(vii)         Indebtedness of any Restricted Subsidiary other than a Loan Party in an aggregate outstanding principal amount, together with any Refinancing Debt with respect thereto, not to exceed the greater of (x) $47,000,000 and (y) 20% of TTM Consolidated EBITDA at the time of incurrence;

(viii)       Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

(ix)          unsecured Indebtedness in respect of financing insurance premiums (not to exceed 12 months of premiums) in the ordinary course of business or Indebtedness in respect of bid, performance or surety, appeal or similar bonds and completion guarantees provided in the ordinary course of business (including with respect to workers’ compensation claims);

(x)            (A) Incremental Equivalent Debt; provided that the aggregate principal amount of Incremental Equivalent Debt shall not exceed the Incremental Cap as in effect on the applicable date of incurrence;

(xi)          (A) obligations in respect of Hedge Agreements entered into for bona fide hedging purposes and not for speculation and (B) obligations in respect of Cash Management Agreements;

(xii)         endorsements for collection, deposit or negotiation and warranties of products and services, in each case, incurred in the ordinary course of business;

(xiii)       Guaranteed Indebtedness in respect of Indebtedness otherwise not prohibited by this Section 7.3; provided that, if such Indebtedness is unsecured or subordinated to the Obligations, as the case may be, such Guaranteed Indebtedness shall also be unsecured or subordinated to the Obligations, as applicable;

(xiv)       Indebtedness in respect of automated clearing house transfers of funds, netting services, overdraft protection and other similar arrangements in connection with deposit, securities, and commodities accounts in the ordinary course of business;

75

(xv)         to the extent constituting Indebtedness, obligations in respect of seller notes, holdback obligations, deferred purchase price obligations, working capital adjustments, indemnities and similar obligations incurred in connection with asset dispositions, Permitted Acquisitions and other Investments not prohibited hereunder, not exceed, in the aggregate, the greater of (x) $70,000,000 and (y) 30% of TTM Consolidated EBITDA;

(xvi)       Indebtedness with respect to judgments or awards not constituting an Event of Default;

(xvii)     [Reserved].

(xviii)    Indebtedness representing deferred compensation to employees, former employees, officers, former officers, directors, former directors, consultants (or any spouses, ex-spouses, or estates of any of the foregoing) incurred (a) in the ordinary course of business or (b) in connection with any Permitted Acquisition other Investments permitted hereunder;

(xix)       unsecured Indebtedness owing to banks or other financial institutions under credit cards to officers and employees for, and constituting, business-related expenses in the ordinary course of business;

(xx)         Indebtedness that is assumed in connection with a Permitted Acquisition or other Investment permitted under Section 7.2 (together with any Refinancing Debt with respect thereto); provided that (A) such Indebtedness was not incurred in contemplation of such Permitted Acquisition or other Investment and (B) subject to Section 1.3, when calculated on a Pro Forma Basis as of the last day of the most recent Measurement Period ended prior to the applicable date of determination for which Financial Statements are required to be delivered after giving Pro Forma Effect to such Permitted Acquisition or other Investment, as the case may be, and any related transactions to be consummated in connection therewith and all other customary pro forma events and adjustments, either (I) the aggregate outstanding principal amount of all such Indebtedness, together with any Refinancing Debt with respect thereto, shall not exceed the greater of (x) $70,000,000 and (y) 30% of TTM Consolidated EBITDA at the time of incurrence or (II) the Loan Parties shall be in compliance with the financial covenant set forth in Section 7.10 (whether or not then in effect);

(xxi)       [reserved];

(xxii)     Indebtedness incurred in connection with the issuance of letters of credit by issuers other than any L/C Issuer; provided that the aggregate face amounts of any such letters of credit shall not exceed the greater of (x) $24,000,000 and (y) 10% of TTM Consolidated EBITDA at the time of incurrence;

(xxiii)    Permitted Ratio Debt in an aggregate outstanding principal amount, together with any Refinancing Debt with respect thereto, not to exceed the Incremental Cap as in effect on the date of incurrence of such Permitted Ratio Debt; provided that the aggregate outstanding principal amount of Permitted Ratio Debt incurred by Subsidiaries of the Borrower that are not Guarantors shall not exceed the greater of (x) $47,000,000 and (y) 20% of TTM Consolidated EBITDA at the time of incurrence;

76

(xxiv)    Indebtedness in an aggregate outstanding principal amount not to exceed the greater of (x) $70,000,000 and (y) 30% of TTM Consolidated EBITDA at the time of incurrence;

(xxv)      Indebtedness constituting Refinancing Debt with respect to Indebtedness described in Section 7.3(iv), (x), (xi) or (xxv) and

(xxvi)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxv) above.

7.4            Affiliate Transactions.

Except as otherwise expressly permitted herein, enter into or be a party to any transaction with any other Loan Party or any Affiliate thereof except (i) upon fair and reasonable terms that are no less favorable to such Loan Party or such Restricted Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate, (ii) any transaction (or series of related transactions) with Affiliates of any Loan Party or any Restricted Subsidiary thereof with a fair market value less than the greater of (x) 5% of TTM Consolidated EBITDA and (y) $12,000,000 or (iii) any of the following:

(a)            Loans to present and former employees, directors or officers of any Loan Party or Restricted Subsidiary for travel expenses, relocation costs and similar purposes or otherwise in the ordinary course of business up to a maximum of $1,500,000 in the aggregate for the Loan Parties and their Restricted Subsidiaries at any one time outstanding.

(b)            any transaction among Loan Parties and/or Restricted Subsidiaries not otherwise prohibited hereunder;

(c)            the performance of obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement;

(d)            compensation (including equity compensation, bonuses, severance, benefits and indemnification arrangements) provided to employees, officers, directors or members of management entered into in the ordinary course of business;

(e)            equity issuances not prohibited by this Agreement;

(f)             payments by Holdings and its Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (as its direct or indirect parent) and its Subsidiaries; provided that any such payments by the Borrower and any of its Restricted Subsidiaries are permitted under Section 7.14(b);

77

(g)            payments or other obligations in connection with any documents entered into in accordance with any Permitted Acquisition or other Investment permitted hereunder;

(h)            Restricted Payments permitted under Section 7.14;

(i)              [reserved];

(j)              [reserved];

(k)            [reserved];

(l)              transactions and arrangements contemplated by the agreements and arrangements existing on the Effective Date and set forth on Schedule 7.4 (as amended, restated or otherwise modified in a manner not adverse in any material respect to the Lenders);

(m)          [reserved]; and

(n)            the payment of reasonable fees and compensation to, and the provisions of indemnities on behalf of (and the making of payments in respect of such indemnities), officers, directors (or equivalent governing body) and employees of Holdings (or any direct or indirect parent thereof to the extent related to the business or operations of Holdings and its Subsidiaries) or its Subsidiaries, as determined by the board of directors (or equivalent governing body) of the Borrower, Holdings or such parent in good faith.

7.5            Activities of Holdings.

Permit Holdings to engage in any material business activities other than (i) ownership of the Stock of Borrower, (ii) activities incidental to the maintenance of its corporate existence and compliance with Laws, (iii) performance of its obligations under any documents in connection with acquisitions and Investments prior to the Effective Date and any other documents entered into in accordance with any Permitted Acquisition or other Investment permitted hereunder to which it is a party, (iv) issuing, selling or redeeming its own Qualified Stock (or Disqualified Stock, to the extent it would be permitted by Section 7.3) and activities incidental thereto, (v) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate and other legal structure, (vi) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Stock, (vii) receiving, and holding proceeds of, Restricted Payments from the Subsidiaries and Joint Ventures and distributing the proceeds thereof to the extent permitted hereby, (viii) the entry into, and performance of its obligations with respect to, contracts and other arrangements with officers, directors, employees, managers, partners, consultants or independent contractors of Holdings or any of its Subsidiaries relating to their employment or directorships (including the providing of indemnification to such persons), (ix) participating in legal, tax, accounting and other administrative matters as a member of the consolidated group of Holdings and its Subsidiaries, (x) any public offering of its Qualified Stock (or Disqualified Stock, to the extent it would be permitted by Section 7.3) or any other issuance or registration of its Qualified Stock (or Disqualified Stock, to the extent it would be permitted by Section 7.3) for sale or resale not prohibited by this Agreement, including the incurrence and payment of costs, fees and expenses related thereto, (xi) consummating repurchases of Indebtedness through open market purchases or Dutch Auctions pursuant to Section 2.3(f), (xii) being a party to, incurring Indebtedness and other obligations pursuant to, and fulfilling its obligations, and enforcing its rights, under the Loan Documents, and any other document governing Indebtedness permitted under Section 7.3, (xiii) engaging in activities and transactions expressly permitted under this Agreement and the other Loan Documents, (xiv) making any Restricted Payment, Investment or Junior Debt Payment permitted hereunder or granting, creating or suffering to existing any Lien permitted hereunder, and (xv) any activity incidental, related, ancillary or complementary to any of the foregoing.

78

7.6            [Reserved].

7.7            Liens; Negative Pledge.

(a)            Create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets (whether now owned or hereafter acquired) except for:

(i)              Liens in respect of Permitted Encumbrances;

(ii)            Liens securing Indebtedness permitted under Section 7.3(i), (ii), (vii), (x), (xi), (xx) (provided that with respect to Liens securing Indebtedness permitted under Section 7.3(xx), such Liens do not attach to any assets of the Borrower and its Restricted Subsidiaries other than the assets acquired pursuant to such Permitted Acquisition or investment) or (xxiii) (or under Section 7.3(xxv) in respect of Indebtedness constituting Refinancing Debt with respect to Indebtedness described in Section 7.3 (i), (iv), (vii), (x), (xi), (xx) or (xxiii));

(iii)          Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(iv)          Liens securing Indebtedness permitted under Section 7.3(xx) (or under Section 7.3(xxv) in respect of Indebtedness constituting Refinancing Debt with respect to Indebtedness described in Section 7.3(xx)); provided that such Liens shall not extend to any assets of the Loan Parties or their Restricted Subsidiaries (other than the assets or Stock acquired in such Permitted Acquisition or other Investment to the extent the Liens on such assets or Stock were not incurred in contemplation of such Permitted Acquisition or Investment);

(v)            other Liens securing Indebtedness in an aggregate outstanding principal amount not to exceed the greater of (x) $47,000,000 and (y) 20% of TTM Consolidated EBITDA at the time of incurrence;

(vi)          Liens on Stock of Unrestricted Subsidiaries;

(vii)         (a) Liens on Stock of Joint Ventures securing capital contributions to or obligations of such persons and (b) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and investment documentation of any Joint Venture;

79

(viii)       Liens in respect of an agreement to dispose of any asset, to the extent such disposal is permitted by Section 7.8 and such Liens apply only to the assets to be disposed of;

(ix)          Liens (a) arising due to any cash pooling, netting or composite accounting arrangements between the Borrower and any of its Restricted Subsidiaries or between any one or more of such persons and one or more banks or other financial institutions where any such person maintains deposits, and (b) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection;

(x)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xi)          Liens incurred in the ordinary course of business on securities to secure repurchase and reverse repurchase obligations in respect of such securities; provided that the related repurchase agreement constitutes a Cash Equivalent;

(xii)         Liens on goods the purchase price of which is financed by a documentary letter of credit; provided that such Lien secures only the obligations of the Borrower or a Subsidiary in respect of such letter of credit to the extent it is permitted under Section 7.3; and

(xiii)       licenses or sublicenses of Intellectual Property granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of or materially detracting from the value of the business of Holdings and its Restricted Subsidiaries;

(b)            Become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Administrative Agent, on behalf of itself and the other Secured Parties, as additional collateral for the Obligations, except for:

(i)              customary provisions in leases restricting the subletting or assignment thereof;

(ii)            customary provisions in agreements, licenses or sublicenses entered into in the ordinary course of business restricting assignment, sublicense or transfer of such agreement, license or sublicense;

(iii)          customary restrictions and conditions contained in any agreement relating to the sale of any property pending the consummation of such sale; provided that (A) such restrictions and conditions apply only to the property to be sold and (B) such sale is permitted hereunder;

(iv)          any agreement in effect at the time any Person becomes a Loan Party or a Restricted Subsidiary; provided that such agreement was not entered into in connection with or in contemplation of such person becoming a Loan Party or Restricted Subsidiary;

80

(v)            with respect to Joint Ventures, provisions in partnership agreements, limited liability company agreements, organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in such partnership, limited liability company or similar Person, or prohibit Liens, or contain negative pledge provisions, with respect to the assets of, or Equity Interests in, any such Person; provided that such agreements or obligations were not entered into in contemplation hereof;

(vi)          negative pledges and restrictions on Liens (A) in favor of any holder of Indebtedness permitted under Section 7.3 but, in the case of Indebtedness permitted under Section 7.3(i), solely to the extent such negative pledge or restriction extends solely to the property financed by such Indebtedness, accessions thereto and the proceeds and the products thereof, (B) imposed by Law or by a Loan Document and (C) contained in any agreements relating to the sale of a Loan Party or a Restricted Subsidiary or any other asset pending such sale; provided that such restriction and any conditions apply only to the Loan Party or Restricted Subsidiary that is, or the assets that are, to be sold and such sale is permitted hereunder or a condition to the closing of such sale is the payment in full of the Obligations or a consent under this Agreement;

(vii)         restrictions and conditions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

(viii)       other restrictions and conditions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (b)(i) through (b)(vii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

7.8            Sale of Stock and Assets.

Sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock (excluding directors’ qualifying shares) of any of its Restricted Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, except for:

(a)            sales, transfers, conveyances, assignments and dispositions of Inventory and the disposition of Cash Equivalents for cash or other Cash Equivalents, in each case, in the ordinary course of business;

81

(b)            sales, transfers, conveyances, assignments and dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower, is no longer useful in its business (or in the business of any of its Subsidiaries);

(c)            sales, transfers, conveyances, assignments and dispositions to a Loan Party (other than Holdings) or any Subsidiary; provided that (i) a sale, transfer, conveyance, assignment or disposition by a Loan Party to a Subsidiary that is not a Loan Party for less than fair market value as determined in good faith by the Borrower shall only be permitted to be made under this clause (c) to the extent the Loan Parties would have been able to make an Investment under Section 7.2 in an amount equal to the fair market value as determined in good faith by the Borrower (net of the consideration actually paid to the Loan Parties) of the property or assets subject to such sale, transfer, conveyance, assignment or disposition and (ii) any noncash consideration received in exchange for any such sale, transfer, conveyance, assignment or disposition shall in each case constitute an Investment in such Person subject to Section 7.2;

(d)            unlimited sales, transfers, conveyances, assignments and dispositions for fair market value as determined in good faith by the Borrower so long as (i) no Event of Default then exists and is continuing or would immediately result therefrom and (ii) at least 75% of the consideration in excess of the greater of (x) $24,000,000 and (y) 10% of TTM Consolidated EBITDA at the time of the applicable sale, transfer, conveyance, assignment or disposition consists of cash; provided that the Net Cash Proceeds thereof are applied in accordance with Section 2.3(b)(ii) if and to the extent required thereby;

(e)            sales, transfers, conveyances, assignments or dispositions solely to effectuate a liquidation, amalgamation, merger or consolidation permitted pursuant to Section 7.1;provided that the Net Cash Proceeds thereof are applied in accordance with Section 2.3(b)(ii) if and to the extent required thereby;

(f)             licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not impairing in any material respect the conduct of the business of the Loan Parties or any of their Restricted Subsidiaries;

(g)            sales or discounting, on a non-recourse basis and in the ordinary course of business, of Accounts in connection with the collections and compromise thereof not otherwise prohibited hereunder;

(h)            to the extent constituting a sale, transfer, conveyance, assignment or disposition, transactions permitted by Section 7.1, Investments permitted by Section 7.2, Liens permitted by Section 7.7, sale-lease back transactions permitted by Section 7.12, Junior Debt Payments permitted by Section 7.13 and Restricted Payments permitted by Section 7.14, in each case, made in accordance with the terms and conditions applicable thereto;

(i)              the granting of any Permitted Liens;

(j)              dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party or any Restricted Subsidiary; provided that the Net Cash Proceeds thereof are applied in accordance with Section 2.3(b)(ii) if and to the extent required thereby;

82

(k)            sales, transfers, conveyances or dispositions to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds thereof are promptly applied to the purchase price of similar replacement property;

(l)              sales, transfers, conveyances, assignments or dispositions of non-core assets acquired in connection with a Permitted Acquisition or other Investment permitted hereunder; provided that (1) such non-core assets do not exceed $15,000,000 and (2) the Net Cash Proceeds thereof are applied in accordance with Section 2.3(b)(ii) if and to the extent required thereby;

(m)          other sales or dispositions in an aggregate amount per sale or disposition (or series of related sales or dispositions) not to exceed $15,000,000; provided that the Net Cash Proceeds thereof are applied in accordance with Section 2.3(b)(ii) if and to the extent required thereby;

(n)            the issuance, disposition or sale of Equity Interests in Holdings;

(o)            the unwinding or termination of any Hedge Agreement permitted hereunder; and

(p)            sales, transfers, conveyances, assignments or dispositions of Investments in Joint Ventures and non-wholly owned Subsidiaries to the extent required by, or made pursuant to, buy/sell arrangements or put/call arrangements under any applicable joint venture arrangement, operating agreement, shareholders agreement or similar binding arrangement;

provided that, notwithstanding anything to the contrary in this Section 7.8, no Loan Party or Restricted Subsidiary shall make any sale, transfer, conveyance, assignment or other disposition to any Unrestricted Subsidiary of Material Intellectual Property or Equity Interests of any Person that owns, or owns the exclusive rights to utilize, any Material Intellectual Property.

7.9            [Reserved].

7.10        Financial Covenant.

Except with the written consent of the Requisite Revolving Lenders, permit the Total Net Leverage Ratio as of any Compliance Date to exceed 5.75 to 1.00.

7.11        [Reserved].

7.12        Sale-Leasebacks.

Engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets in an aggregate principal amount in excess of the greater of (x) $47,000,000 and (y) 20% of TTM Consolidated EBITDA at the time thereof.

7.13        Junior Debt Payments.

Make any voluntary payment or other distribution (whether in cash, securities or other property), of or in respect of principal or interest, or such payment by way of the purchase, redemption, retirement, acquisition, cancellation or termination, in each case prior to the final scheduled maturity thereof, of any Indebtedness (each, a “Junior Debt Payment”) that (x) is contractually subordinated in right of payment to any of the Obligations (it being understood that Indebtedness shall not be deemed to be subordinated in right of payment to the Obligations merely because such Indebtedness is secured by a Lien that is junior to the Liens securing the applicable portion of the Obligations) or (y) is secured by a Lien on all or substantially all of the Collateral that is junior to the Lien on the Collateral securing the Obligations (such Indebtedness described in clauses (x) and (y), collectively, “Junior Debt”), except for:

83

(i)              payment of regularly scheduled interest and principal payments (and fees, indemnities and expenses payable) as, and when due in respect of any such Indebtedness to the extent permitted by any Applicable Intercreditor Agreement or other subordination or intercreditor provisions in respect thereof;

(ii)            refinancings, replacements, substitutions, extensions, restructurings, exchanges and renewals of any such Indebtedness to the extent such refinancing, replacement, exchange or renewed Indebtedness is permitted by Section 7.3 and any fees and expenses in connection therewith;

(iii)          payments of intercompany Indebtedness permitted under Section 7.3 to the extent permitted by any subordination provisions (if any) in respect thereof;

(iv)          the conversion, exchange, redemption, repayment or prepayment of such Indebtedness into or for Stock of a Loan Party (other than Borrower) or a Subsidiary (other than Borrower) (other than Disqualified Stock of a Loan Party or a Subsidiary);

(v)            AHYDO Catch-Up Payments relating to Indebtedness of Holdings and its Restricted Subsidiaries so long as no Specified Event of Default has occurred and is continuing;

(vi)          Junior Debt Payments in an amount not to exceed the Available Amount then in effect; provided that, solely in the case of any Junior Debt Payment made in reliance on the Available Amount Starter Basket or the Available Retained Excess Cash Flow Amount, immediately after giving Pro Forma Effect to such Junior Debt Payment, the usage of the Available Amount in connection therewith and any related transactions to be consummated in connection therewith and all other customary pro forma events and adjustments and subject to Section 1.3 in the case of any such Junior Debt Payment made in connection with a Limited Condition Transaction, (i) no Specified Event of Default shall have occurred and be continuing and (ii) the Total Net Leverage Ratio, when calculated on a Pro Forma Basis as of the last day of the most recent Measurement Period ended prior to the applicable date of determination for which Financial Statements are required to be delivered, shall not exceed 5.50 to 1.00;

(vii)         [reserved];

(viii)       the payment, redemption, repurchase, retirement, termination or cancellation of Indebtedness within sixty (60) days of the date of the Redemption Notice if, at the date of any payment, redemption, repurchase, retirement, termination or cancellation notice in respect thereof (the “Redemption Notice”), such payment, redemption, repurchase, retirement, termination or cancellation would have complied with another provision of this Section 7.13; provided that such payment, redemption, repurchase, retirement, termination or cancellation shall reduce capacity under such other provision;

84

(ix)          unlimited Junior Debt Payments so long as immediately after giving Pro Forma Effect to any such Junior Debt Payment and any related transactions to be consummated in connection therewith and all other customary pro forma events and adjustments and subject to Section 1.3 in the case of any such Junior Debt Payment made in connection with a Limited Condition Transaction, (i) no Event of Default shall have occurred and be continuing and (ii) the Total Net Leverage Ratio, when calculated on a Pro Forma Basis as of the last day of the most recent Measurement Period ended prior to the applicable date of determination for which Financial Statements are required to be delivered, shall not exceed 5.25 to 1.00;

(x)            [reserved];

(xi)          Junior Debt Payments in connection with an incurrence of Refinancing Debt in respect thereof under Section 7.3(xxv); and

(xii)         Junior Debt Payments in an aggregate principal amount not to exceed the greater of (x) $47,000,000 and (y) 20% of TTM Consolidated EBITDA, plus any available amounts under Section 7.14(o) which the Borrower has reallocated for use under this clause (xii).

7.14        Restricted Payments.

Make any Restricted Payment, except:

(a)            (i) dividends and distributions to a Loan Party (other than Holdings) and (ii) dividends and distributions by Restricted Subsidiaries that are not Loan Parties to Restricted Subsidiaries that are not Loan Parties;

(b)            (i) distributions to and by Holdings to permit Holdings to pay or cause the payment of franchise and similar taxes, licensing fees, and other fees and expenses of Holdings, in each case, required to maintain the corporate or other organizational existence of Holdings or its qualification to do business in any jurisdiction, and any fees, costs or expenses incurred in connection with any offering, issuance or incurrence of Stock (including any initial public offering) or Indebtedness not prohibited by Section 7.5 (in each case, whether or not consummated or successful) and (ii) with respect to any taxable period for which the Borrower or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group (a “Tax Group”) of which Holdings or any parent entity of Holdings is the common parent, distributions to and by Holdings to permit Holdings (or any parent entity of Holdings) to pay the portion of any federal, state and/or local income Taxes, as applicable, of such Tax Group that is attributable to the income of the Borrower or its applicable Subsidiaries (reduced by any distributions made by the Borrower prior to the Effective Date with respect to such Taxes for such taxable period); provided that with respect to any taxable period, the amount of such distributions to Holdings, in the aggregate, shall not exceed the amount that the Borrower and/or its applicable Subsidiaries would have been required to pay if the Borrower and such Subsidiaries filed Tax returns on a stand-alone basis for all relevant taxable periods; provided, further, that the amount of such distributions attributable to the income of any Unrestricted Subsidiary shall be limited to the amount actually paid by such Unrestricted Subsidiary to the Borrower or any Subsidiary Guarantor (directly or through any Restricted Subsidiary) for the purposes of paying such consolidated, combined or similar Taxes;

85

(c)            loans to present and former employees permitted under Section 7.4(a);

(d)            payment of (or Restricted Payments to Holdings for payment of) cash in lieu of fractional Stock in connection with any dividend, split or combination thereof or any Permitted Acquisition or other Investment permitted hereunder;

(e)            [reserved];

(f)             any Restricted Payment on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Stock (including, for the avoidance of doubt on account of any option, warrant or other right to acquire any such Stock) from any future, present or former employee, officer, director, manager or consultant of Holdings (or any direct or indirect parent thereof), the Borrower, any Restricted Subsidiary (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) (including any Restricted Payments to Holdings which are substantially contemporaneously used by Holdings (or any direct or indirect parent thereof) to consummate the foregoing) in an aggregate amount in any Fiscal Year (with any unused amount in any Fiscal Year being carried forward to subsequent Fiscal Years) not to exceed (i) the greater of (x) $24,000,000 and (y) 10% of TTM Consolidated EBITDA at the time thereof, plus (ii) any proceeds of key man life insurance actually received by Holdings or any Subsidiary; provided, further, that the cancellation of Indebtedness owing by a Person to a Loan Party in connection with the repurchase, redemption, termination or other acquisition of Stock held by such Person shall not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement to the extent such Indebtedness was incurred to finance the purchase of such Stock by such Person and the cash proceeds of such Indebtedness were paid or contributed to a Loan Party (other than Holdings);

(g)            distributions for administrative, legal, overhead and related expenses of Holdings or any direct or indirect parent thereof to the extent attributable to the operations or ownership of the Borrower and its Restricted Subsidiaries;

(h)            the accrual of dividends on Stock;

(i)              repurchases of Stock which are deemed to occur upon exercise of stock options or warrants or the settlement or vesting of other equity-based awards if such Stock represents a portion of the exercise price of, or tax withholdings with respect to, such options, warrants or other equity-based awards;

(j)              distributions to Holdings for reasonable expenses in connection with compliance with reporting obligations under, or in connection with compliance with, applicable Law;

86

(k)            to the extent constituting Restricted Payments, payments and repurchases in respect of any buy/sell arrangements put or call option or other similar arrangements in connection with a Permitted Acquisition or other permitted Investment;

(l)              other Restricted Payments in an amount not to exceed the Available Amount then in effect; provided that, solely in the case of any Restricted Payment made in reliance on the Available Amount Starter Basket or the Available Retained Excess Cash Flow Amount, immediately after giving Pro Forma Effect to such Restricted Payment, the usage of the Available Amount in connection therewith and any related transactions to be consummated in connection therewith and all other customary pro forma events and adjustments and subject to Section 1.3 in the case of any such Restricted Payment made in connection with a Limited Condition Transaction, (i) no Specified Event of Default shall have occurred and be continuing and (ii) the Total Net Leverage Ratio, when calculated on a Pro Forma Basis as of the last day of the most recent Measurement Period ended prior to the applicable date of determination for which Financial Statements are required to be delivered, shall not exceed 5.50 to 1.00;

(m)          to the extent constituting a Restricted Payment, payment of any earn outs, working capital adjustments, purchase price adjustments or similar payments in relation to any Permitted Acquisition or other permitted Investment;

(n)            unlimited Restricted Payments so long as immediately after giving Pro Forma Effect to any such Restricted Payment and any related transactions to be consummated in connection therewith and all other customary pro forma events and adjustments and subject to Section 1.3 in the case of any such Restricted Payment made in connection with a Limited Condition Transaction, (i) no Event of Default shall have occurred and be continuing and (ii) the Total Net Leverage Ratio, when calculated on a Pro Forma Basis as of the last day of the most recent Measurement Period ended prior to the applicable date of determination for which Financial Statements are required to be delivered, shall not exceed 4.75 to 1.00;

(o)            other Restricted Payments in an aggregate principal amount not to exceed the greater of (x) $47,000,000 and (y) 20% of TTM Consolidated EBITDA at the time thereof, minus any such amounts reallocated by the Borrower for use under Section 7.2(p) or 7.13(xii) so long as, subject to Section 1.3 in the case of any such Restricted Payment made in connection with a Limited Condition Transaction, no Specified Event of Default shall have occurred and be continuing;

(p)            Restricted Payments in connection with the acquisition of additional Stock in any Joint Venture from minority shareholders; and

(q)            Restricted Payments described on Schedule 7.14.

7.15        Change of Jurisdiction, Corporate Name or Location; Change of Fiscal Year.

No Loan Party shall (a) change its jurisdiction of organization and/or organizational identification number (if any), (b) change its name or (c) change its chief executive office or principal place of business, in any case without written notice to Administrative Agent within thirty (30) days following the date of such change; provided that, subject to the terms and conditions of the Loan Documents, the Loan Party shall take all actions reasonably requested by the Administrative Agent or otherwise required by the Loan Documents to continue the perfection of its Liens on the Collateral. Change its Fiscal Year or method of determining Fiscal Quarters without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed).

87

7.16        No Impairment of Intercompany Transfers.

Directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person (other than the Loan Parties or its Subsidiaries) with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Restricted Subsidiary of a Loan Party to such Loan Party, except for such restrictions, prohibitions or requirements (a) existing under applicable mandatory legal requirements, regulations, rules or orders of any Governmental Authority or this Agreement and the other Loan Documents and agreements governing Indebtedness permitted hereby, (b) contained in agreements relating to the sale of a Loan Party or a Restricted Subsidiary or any other asset pending such sale; provided that (i) such restrictions and conditions apply only to the Restricted Subsidiary that is, or the assets that are, to be sold and (ii) such sale is permitted hereunder or a condition to the closing of such sale is the payment in full of the Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted) or obtaining a consent in accordance with Section 12.2 of this Agreement, (c) pursuant to agreements or obligations to which a Person was subject at the time such Person becomes a Loan Party or a Restricted Subsidiary so long as such agreements or obligations were not entered into in contemplation of such Person becoming a Loan Party or a Restricted Subsidiary and (d) contained in joint venture or similar agreements so long as such agreements or obligations were not entered into in contemplation of such Person becoming a Loan Party or a Restricted Subsidiary.

7.17        [Reserved].

7.18        Amendments of Organization Documents.

(a)            Amend, modify or alter, or permit to be amended, modified or altered, any of such Loan Party’s or Restricted Subsidiary’s Organization Documents, to the extent the same is materially adverse to the interests of Administrative Agent or any Lender in their capacities as such.

(b)            Amend, modify or alter, or permit to be amended, modified or altered, any agreement evidencing Subordinated Indebtedness, unless such amendments, modifications and alterations are not restricted by the applicable subordination or intercreditor agreement or other subordination provisions governing such Subordinated Indebtedness, or, if no such subordination or intercreditor agreement or provision is in effect (including any Applicable Intercreditor Agreement then in effect), are not adverse in any material respect to the interests of the Lenders; provided, however, that the foregoing shall not prohibit the incurrence of any Refinancing Debt otherwise permitted by Section 7.3 (or any amendment, restatement or other modification to such Subordinated Indebtedness that would be a permitted term of Refinancing Debt in respect of such Subordinated Indebtedness).

(c)            Amend, modify or alter, or permit to be amended, modified or altered, any material right under any Material Contract (including the BRMG Management Agreement) if the effect of such amendment, modification or alteration would be materially adverse to the Loan Parties (taken as a whole) or the Lenders, or enter into any new document or agreement with respect thereto (including without limitation any side letter) unless such amendments, modifications, alterations and new documents and agreements, taken as a whole, are not materially adverse to the interests of the Loan Parties in light of the circumstances under which such amendments, modifications, alterations and new documents and agreements are agreed.

88

ARTICLE VIII
TERM

8.1            Termination.

The financing arrangements contemplated hereby in respect of the Revolving Loan Commitment shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full in cash on the dates provided for in this Agreement and the other Loan Documents.

8.2            Survival of Obligations Upon Termination of Financing Arrangements.

Except as otherwise provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Loan Parties or the rights of Administrative Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event, the performance of which is required after the Commitment Termination Date pursuant to the express terms of the Loan Documents. Any indemnification or reimbursement provided to any Indemnified Person pursuant to the provisions of Section 2.10, Section 2.11, Section 2.12, this Section 8.2, Article X or Article XII, and the indemnities contained in the Loan Documents shall survive the termination of the Commitments and the payment in full of all other Obligations.

ARTICLE IX
EVENTS OF DEFAULT: RIGHTS AND REMEDIES

9.1            Events of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)            (i) Borrower fails (1) to pay when due, any amount of principal of any Loan (including any mandatory payment required by Section 2.3) or (2) to pay within five (5) Business Days after the same shall become due, interest on any Loan or any Fees or (ii) any Loan Party fails to pay or reimburse Administrative Agent or Lenders for any other Obligations not described in the preceding clause (i), within five (5) Business Days following the due date therefor.

(b)            Any Loan Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 5.1(e), 6.1(a), 6.16, 6.17 or Article VII, respectively, hereof; provided that, notwithstanding anything to the contrary herein, a failure to perform, keep or observe the provisions of Section 7.10 shall not constitute an Event of Default (including by way of any cross-default) for purposes of any Term Loans (or any other Facility other than the Revolving Loans), and the Term Loan Lenders (or any Lenders under any other Facility other than the Revolving Loans) will not be permitted to exercise any rights or remedies with respect to such uncured Event of Default unless and until the Requisite Revolving Lenders have declared all Revolving Loans to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before such date.

89

(c)            [Reserved].

(d)            Any Loan Party or any Restricted Subsidiary of a Loan Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 9.1) and the same shall remain unremedied or unwaived for a period of thirty (30) days or more following notice thereof furnished to Borrower by the Administrative Agent.

(e)            Any Loan Party or any of its Restricted Subsidiaries defaults under or breaches any agreement, document or instrument evidencing Material Indebtedness in the aggregate to which any Loan Party or any of its Restricted Subsidiaries is a party that is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due (beyond any applicable grace period) in respect of any such Material Indebtedness of any Loan Party or any Restricted Subsidiary of a Loan Party or (ii) causes, or permits any holder of such Material Indebtedness or a trustee to cause, such Material Indebtedness to become due or to be redeemed, repurchased, prepaid or defeased, in each case prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default or breach is waived, or such right is exercised, by such holder or trustee; provided, however, that (A) clauses (i) and (ii) shall not apply to any Material Indebtedness if any default, breach or other event is (I) remedied by Holdings, the Borrower or the applicable Restricted Subsidiary (including by exchange or conversion of such Material Indebtedness to Qualified Stock of Holdings (or any direct or indirect parent thereof)) or (II) waived (including in the form of amendment) by the required holders of the applicable Material Indebtedness, in either case, prior to the acceleration of Loans or termination of Commitments pursuant to this Article IX; and (B) clause (ii) shall not apply to secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness so long as such Indebtedness is repaid in accordance with its terms (including as such terms may be modified or waived in connection with such sale or transfer).

(f)             Any representation or warranty herein or in any Loan Document is incorrect in any material respect (or any such representation or warranty that is qualified as to materiality, including by reference to “material,” or “Material Adverse Effect”, shall be incorrect in any respect) as of the date when made or deemed made and, to the extent such incorrect representation or warranty is capable of being remedied, such incorrect representation or warranty remains uncured or unremedied for a period of thirty (30) days or more following the earlier of knowledge by the Borrower or notice thereof furnished to any Loan Party by the Administrative Agent.

(g)            Either Borrower or Beverly has breached any material provision, or a material default occurs under, the BRMG Management Agreement (and such breach or default is not cured or waived) or the BRMG Management Agreement ceases to be in full force and effect.

90

(h)            An involuntary proceeding shall have been commenced against any Loan Party or any of its Significant Subsidiaries seeking a decree or order in respect of any Loan Party or any of its Significant Subsidiaries (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar Law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Loan Party or such Significant Subsidiary or of any substantial part of any such Person’s assets, or (iii) ordering the winding-up or liquidation of the affairs of such Loan Party or of such Significant Subsidiary, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

(i)              Any Loan Party or any Significant Subsidiary of any Loan Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar Law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Loan Party or any such Significant Subsidiary or of any substantial part of any such Person’s assets, or (iii) shall make an assignment of any substantial part of any such Person’s assets for the benefit of creditors.

(j)              An unsatisfied, non-appealable final judgment or judgments for the payment of money in excess of the greater of (x) $24,000,000 and (y) 10% of TTM Consolidated EBITDA in the aggregate (excluding any amounts covered by insurance or an indemnification arrangement) at any time outstanding shall be rendered against any Loan Party or any of its Restricted Subsidiaries and the same shall not, within sixty (60) days after the entry thereof, have been satisfied or discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

(k)            At any time after the execution and delivery thereof, (i) the guaranty set forth in Article XIII of this Agreement for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the occurrence of the Termination Date) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material part of the Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents; or

(l)              An ERISA Event shall have occurred that would reasonably be expected to result in a Material Adverse Effect.

(m)          The occurrence of any Change of Control.

91

9.2            Remedies.

If any Event of Default shall have occurred and be continuing, Administrative Agent may, and at the written request of the Requisite Lenders shall, by notice to the Borrower, (i) terminate the Commitments; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan, to be forthwith due and payable (together with any funding breakage costs in accordance with Section 2.11), and require that the Letter of Credit Obligations be cash collateralized or otherwise supported as provided in Section 2.2, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower and each other Loan Party; and (iii) exercise any rights and remedies provided to Administrative Agent under any Loan Document and/or pursuant to any applicable Laws or in equity, including all remedies provided under the Code; provided, however, that in the case of an event under paragraph (b) of Section 9.1 in respect of a failure to observe or perform the covenant set forth in Section 7.10, the aforementioned actions may not be taken until the express conditions set forth in the proviso contained in Section 9.1(b) have been satisfied (i.e., the Requisite Revolving Lenders have declared all Revolving Loans to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded); provided, further, that upon the occurrence of an Event of Default specified in Section 9.1(h) or Section 9.1(i), all of the Obligations, shall become immediately due and payable and the obligation of the Lenders to make further Loans and incur further Letter of Credit Obligations shall automatically terminate, each without declaration, notice or demand by any Person. Once an Event of Default occurs, such Event of Default shall remain in existence and be continuing unless waived in writing by the applicable Lenders in accordance with Section 12.2.

ARTICLE X
ASSIGNMENT AND PARTICIPATIONS;
APPOINTMENT OF ADMINISTRATIVE AGENT

10.1        Assignment and Participations.

(a)            Any Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it); provided, however, that (i) the Administrative Agent (and in the case of an assignment of Revolving Loans or Revolving Loan Commitments, the L/C Issuer and Swingline Lender) must give its prior written consent to such assignment (which consent by the Administrative Agent shall not be required with respect to an assignment to a Lender (other than a Defaulting Lender), an Affiliate of a Lender (other than an Affiliate of a Defaulting Lender), an Approved Fund (other than an Approved Fund of a Defaulting Lender) and shall not, in each case, otherwise be unreasonably withheld or delayed, (ii) no such assignment shall be made to (A) any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a subsidiary thereof or (B) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (iii) the amount of the Commitments and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) with respect to the Revolving Loan, $5,000,000 and (y) with respect to the Term Loans and Incremental Term Loans, $1,000,000 and, in each case, in $250,000 increments thereof (or less (i) if constituting the entire remaining amount of such Lender’s Revolving Loan Commitment, Term Loan, and Incremental Term Loans, as applicable or (ii) with the consent of the Borrower and the Administrative Agent); provided, however, that, notwithstanding the foregoing, assignments to a Lender, an Affiliate of a Lender or an Approved Fund shall not be subject to the foregoing minimum assignment limitations, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement, together with, unless such assignment shall be to an Affiliate of such Lender or to an Approved Fund, a processing and recordation fee of $3,500 (except as waived by the Administrative Agent in any given case), (v) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an Administrative Questionnaire, (vi) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an acknowledgment to any existing agreement among lenders, (vii) notwithstanding anything herein to the contrary, no assignment may be made to Holdings, the Borrower or any Affiliate of Holdings or the Borrower, and (viii) except following the occurrence and during the continuance of a Specified Event of Default, any such assignment shall be subject to prior written consent by the Borrower, which consent shall not be required (A) with respect to an assignment of the Term Loans, if such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund and (B) with respect to an assignment of the Revolving Commitments and Revolving Loans, if such assignment is to another Revolving Lender, and which consent shall not otherwise be unreasonably withheld or delayed (and which shall be deemed to have been given if Borrower has not responded within ten (10)

92

Business Days after having received notice and a written request for such consent). Upon acceptance and recording pursuant to paragraph (d) of this Section 10.1, from and after the effective date specified in each Assignment and Acceptance Agreement, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance Agreement, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 12.3 and 12.4 as well as to any Fees accrued for its account and not yet paid); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each L/C Issuer, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans, as applicable, in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

93

(b)            By executing and delivering an Assignment and Acceptance Agreement, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Loan Commitment and the outstanding balances of its Pro Rata Share of the Term Loans, Incremental Term Loans, Swingline Loans and the Revolving Loan, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance Agreement; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of any Loan Party or any Restricted Subsidiary thereof or the performance or observance by any Loan Party or any Restricted Subsidiary thereof of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance Agreement; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Financial Statements referred to in Section 4.4(a) or delivered pursuant to Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement; (v) such assignee will independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c)            Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount and related interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Notwithstanding anything to the contrary, any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower, Administrative Agent and any Lender (solely with respect to its Loans and/or Commitment), at any reasonable time and from time to time upon reasonable prior notice.

94

(d)            Upon its receipt of a duly completed Assignment and Acceptance Agreement executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder) and if required the written consent of Borrower and Administrative Agent to such assignment, Administrative Agent shall (i) accept such Assignment and Acceptance Agreement and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this clause (d).

(e)            Any Lender may at any time, without consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities other than (1) (A) any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a subsidiary thereof or (B) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) (each, a “Participant”) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.11 and 2.12 (subject to the requirements and limitations of such Sections, including Section 2.11(g) to the same extent as if they were Lenders (it being understood that any documentation required under Section 2.11(g) shall be delivered solely to the participating Lender) but, with respect to any particular Participant, to no greater extent than the Lender that sold the participation to such participant, unless the participation is made with the Borrower’s prior written consent and such entitlement to a greater payment arose from a Change in Tax Law occurring after the participant became a participant hereunder and (iv) the Borrower, Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or Letter of Credit Obligations and to approve any amendment, modification or waiver of any provision of this Agreement (other than as expressly set forth below in the final proviso to this paragraph). Notwithstanding anything herein to the contrary, no participation may be sold to any Loan Party, any holder of Subordinated Indebtedness, any holder of any Indebtedness that is secured by Liens that have been contractually subordinated to the Liens securing the Obligations or any Affiliate of any of the foregoing Persons without the prior written consent of Administrative Agent, which consent may be withheld in Administrative Agent’s sole discretion and, in any event, if granted, may be conditioned on such terms and conditions as Administrative Agent shall require in its sole discretion, including, without limitation, a limitation on the aggregate amount of Loans and Commitments which may be participated to such Person and/or its Affiliates and/or limitations on such Person’s and/or its Affiliates’ voting and consent rights and/or rights to attend Lender meetings or obtain information provided to Lenders. Each Lender granting a participation hereunder shall maintain, as a non-fiduciary agent of the Borrower, a register as to the participations granted and transferred under this Section containing the same information specified in Section 10.1(c) on the Register as if the each Participant were a Lender (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version); provided further, that no Lender shall enter into any agreement with any Participant that will permit such Participant to influence or control the voting rights of such Lender except with regard to (a) reductions of principal, interest or fees owing to such Participant (other than waivers, reductions or extensions of any mandatory prepayments or default interest or MFN protection or any amendment to any financial ratio (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder), (b) extensions of final scheduled maturity or times for payment of interest or fees owing to such Participant (other than waivers of default interest, defaults or events of default, waivers or extensions of any mandatory prepayments, MFN protection or default interest) and (c) unless otherwise permitted hereunder, releases of Collateral or guarantees requiring the approval of all Lenders.

95

(f)             In addition, any Lender may, without the consent of the Administrative Agent or Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment of a security interest to secure obligations to a Federal Reserve Bank or other central bank, and this Section 10.1 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto (or permit any pledgee or assignee to become a Lender without the terms of this Section 10.1 being complied with).

10.2        Appointment of Administrative Agent.

Barclays Bank PLC is hereby appointed to act on behalf of the Lenders as Administrative Agent under this Agreement and the other Loan Documents. In performing its functions and duties under this Agreement, Administrative Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Administrative Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the L/C Issuers (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature and Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Neither Administrative Agent nor any of its Affiliates nor any of its officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article X and Article XII, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

96

If Administrative Agent shall request instructions from Requisite Lenders or all affected Lenders, as the case may be, with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Administrative Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Administrative Agent shall incur no liability to any Person by reason of so refraining. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Administrative Agent, be contrary to Law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Administrative Agent, expose Administrative Agent to Environmental Liabilities or (c) if Administrative Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing or anything else contained in the Loan Documents, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

10.3        Administrative Agent’s Reliance, Etc.

Neither Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Administrative Agent and its Affiliates and their respective directors, officers, agents or employees: (a) may treat the payee of any Note as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party, the value or sufficiency of the Collateral or the validity, perfection, enforceability or priority of any Lien purported to be created by the Loan Documents; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

97

10.4        Administrative Agent and Affiliates.

With respect to its Commitments and Loans hereunder, Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Administrative Agent in its individual capacity (to the extent it holds any Obligations owing to the Lenders or Commitments hereunder). Administrative Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if Administrative Agent was not Administrative Agent and without any duty to account therefor to Lenders. Administrative Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

10.5        Lender Credit Decision.

Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Lender or L/C Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Lender or L/C Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

98

10.6        Indemnification.

Lenders agree to indemnify Administrative Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent in connection therewith (including, without limitation, payments of Other Taxes); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by the Loan Parties.

10.7        Successor Administrative Agent.

Administrative Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower. If the Administrative Agent is subject to an Agent-Related Distress Event, either the Requisite Lenders or the Borrower may upon ten (10) days’ prior written notice remove the Administrative Agent. Upon receipt of any such notice of resignation or delivery of such removal notice, as applicable, the Requisite Lenders, with the consent of the Borrower shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent’s giving notice of resignation or the delivery of such removal notice, then (a) in the case of a resignation, the Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least $300,000,000 or (b) in the case of removal, the Borrower may, after consulting with the Requisite Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation or removal was given by the resigning Administrative Agent, the Requisite Lenders or the Borrower, as the case may be, such resignation or removal shall become effective and the Requisite Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Requisite Lenders or Borrower appoint a successor Administrative Agent as provided above. Any successor Administrative Agent appointed by Requisite Lenders or Administrative Agent hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Specified Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning or removed Administrative Agent’s resignation or removal, the resigning or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Administrative Agent shall continue. After any resigning or removed Administrative Agent’s resignation or removal hereunder, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

99

10.8        Set-Off and Sharing of Payments.

In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, subject to the terms and conditions contained herein and with the prior written consent of Administrative Agent, each Lender and each L/C Issuer is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party (regardless of whether such balances are then due to such Loan Party) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or L/C Issuer exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or L/C Issuers shall sell) such participations in each such other Lender’s or L/C Issuer’s Pro Rata Share of the Obligations as would be necessary to cause such Lender or L/C Issuer to share the amount so set off or otherwise received with each other Lender or L/C Issuer in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by Law, that upon the occurrence and during the continuance of any Event of Default (a) any Lender or L/C Issuer may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and L/C Issuers and (b) any Lender or L/C Issuer so purchasing a participation in the Loans made or other Obligations held by other Lenders or L/C Issuers may exercise all rights of set-off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or L/C Issuer were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. Each Lender and other L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

100

10.9        No Liability; Return of Payment; Defaulting Lenders; Information; Actions in Concert.

(a)            No Liability for Failure to Fund. Nothing in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that Administrative Agent advances funds to the Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

(b)            Return of Payments.

(i)              If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrower and such related payment is not received thereby, then Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(ii)            If Administrative Agent determines at any time that any amount received thereby under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency Law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to the Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

(c)            Defaulting Lenders.

(i)              Neither the failure of any Defaulting Lender to make any Loan or purchase any participation required to be made or purchased by it in accordance with the terms of this Agreement nor the status of any Lender as a Defaulting Lender shall relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Loan or purchase such participation on such date, but neither any Other Lender nor Administrative Agent shall be responsible for the failure of any Defaulting Lender to make a Loan to be made, or to purchase a participation to be purchased, by such Defaulting Lender, and no Other Lender shall have any obligation to Administrative Agent or any other Lender for the failure by such Defaulting Lender. Notwithstanding anything set forth herein to the contrary, a Defaulting Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” or any Lender of any other Class as applicable (or be included in the calculation of “Requisite Lenders”, “Requisite Revolving Lenders” or the Lenders of any other Class hereunder) for any voting or consent rights under or with respect to any Loan Document; provided that the foregoing shall not permit, without the consent of such Defaulting Lender, (i) an increase in the principal amount of such Defaulting Lender’s Commitment, (ii) the reduction of the principal of, rate of interest on (other than reducing or waiving the Default Rate or MFN protection or any amendment to any financial ratio (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder) or any Loan or Letter of Credit Obligations of such Defaulting Lender or (iii) unless all other Lenders affected thereby are treated similarly, the extension of any scheduled payment date or final maturity date of the principal amount of any Loan of such Defaulting Lender (it being understood and agreed that payments pursuant to Section 2.3 are not “scheduled”).

101

(ii)            If any Revolving Lender is a Defaulting Lender, all or a portion of such Defaulting Lender’s Letter of Credit Obligations (unless such Lender is the L/C Issuer that issued such Letter of Credit) shall, at Administrative Agent’s election at any time or upon any L/C Issuer’s or Borrower’s (with respect to Borrower, only if no Event of Default has occurred and is continuing at such time), as applicable, written request delivered to Administrative Agent (whether before or after the occurrence of any Event of Default), be reallocated to and assumed by the Revolving Lenders that are not Defaulting Lenders pro rata in accordance with their Pro Rata Shares of the Revolving Loan Commitments (calculated as if the Defaulting Lender’s Pro Rata Share was reduced to zero and each other Revolving Lender’s Pro Rata Share had been increased proportionately); provided that no Revolving Lender shall be reallocated any such amounts or be required to fund any amounts that would cause its Pro Rata Share of the Revolving Loan (after giving effect to such reallocation) to exceed its Revolving Loan Commitment.

(iii)          Administrative Agent shall be authorized to use all payments received by Administrative Agent for the benefit of any Defaulting Lender pursuant to this Agreement to pay in full the Excess Funding Amount to the appropriate Lenders or the Borrower. Administrative Agent shall be entitled to hold as cash collateral monies that would otherwise be payable to the Defaulting Lender if it were not a Defaulting Lender in a non-interest bearing account up to an amount equal to (A) such Defaulting Lender’s Pro Rata Share, without giving effect to any reallocation pursuant to Section 10.9(c)(ii), of all Letter of Credit Obligations until the Termination Date plus (B) such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement. Upon any such unfunded obligations owing by a Defaulting Lender becoming due and payable, Administrative Agent shall be authorized to use such cash collateral to make such payment or Loan on behalf of such Defaulting Lender. With respect to such Defaulting Lender’s failure to fund Advances or purchase participations in Letters of Credit or Letter of Credit Obligations, any amounts applied by Administrative Agent to satisfy such funding shortfalls shall be deemed to constitute an Advance or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other Revolving Lenders shall be deemed to have sold, and such Defaulting Lender shall be deemed to have purchased, Revolving Loans or Letter of Credit participation interests from the other Revolving Lenders until such time as the aggregate amount of the Advances and participations in Letters of Credit and Letter of Credit Obligations are held by the Revolving Lenders in accordance with their Pro Rata Shares of the Revolving Loan Commitment (without giving effect to any reallocation pursuant to Section 10.9(c)(ii)). Any amounts owing by a Defaulting Lender to Administrative Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Advances that are Alternate Base Rate Loans. In the event that Administrative Agent is holding cash collateral of a Defaulting Lender that ceases to be a Defaulting Lender pursuant to the definition thereof, Administrative Agent shall return the unused portion of such cash collateral to such Lender. Payments made by any Loan Party to Administrative Agent in compliance with the terms of this Agreement or any other Loan Documents shall not constitute Defaults or Events of Default solely because the same were not distributed to a Defaulting Lender pursuant to the terms of this Section 10.9(c)(iii). The “Excess Funding Amount” of a Defaulting Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to Administrative Agent, L/C Issuers and other Lenders under the Loan Documents, including such Lender’s Pro Rata Share (without giving effect to any reallocation pursuant to Section 10.9(c)(ii)) of all Advances and Letter of Credit Obligations, plus, without duplication, (B) all amounts of such Defaulting Lender’s Letter of Credit Obligations reallocated to other Lenders pursuant to Section 10.9(c)(ii), plus (C) any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement.

102

(iv)          In the event that any reallocation of Letter of Credit Obligations occurs pursuant to Section 10.9(c)(ii), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to all Revolving Lenders based on their pro rata share of such reallocation.

(v)            A Lender that is a Defaulting Lender shall not earn and shall not be entitled to receive, and the Borrower shall not be required to pay, such Lender’s portion of the fees described in Section 2.2(d) or Section 2.6 during the time such Lender is a Defaulting Lender.

(vi)          Except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender (upon any Defaulting Lender ceasing to be Defaulting Lender pursuant to the definition thereof) will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(d)            Dissemination of Information. Administrative Agent will use reasonable efforts to provide Lenders with any written notice of Default or Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Loan Party; provided, however, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Administrative Agent and Lenders acknowledge that Borrower is required to provide Financial Statements and other financial information to Administrative Agent and Lenders in accordance with Article V and agree that Administrative Agent shall not have any duty to provide the same to Lenders.

103

(e)            Actions in Concert. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Administrative Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Administrative Agent, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Administrative Agent or Requisite Lenders. Notwithstanding the foregoing, the Administrative Agent shall have the sole right to enforce the terms, conditions and remedies set forth in the Security Documents.

(f)             Affected Lenders. If any Lender or L/C Issuer (i) does not consent to a proposed Loan Modification requested by the Borrower, which proposed Loan Modification is approved by at least the Requisite Lenders or the Requisite Revolving Lenders (with respect to the Revolving Loans or Letter of Credits), as applicable, (ii) is a Defaulting Lender, (iii) demands any payment under Section 2.13 hereof, or (iv) is the cause of the Borrower having to pay any additional amount to such Lender (including, for the avoidance of doubt, on account of its participants) or any Governmental Authority pursuant to Section 2.12 hereof (each relevant Lender or L/C Issuer in clauses (i) through (iv) being an “Affected Lender”), then the Borrower, upon at least three (3) Business Days’ notice to such Lender, may (A) permanently replace the Affected Lender with one or more substitute Lenders or L/C Issuers (each, a “Replacement Lender”) by requiring such Affected Lender to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement to the applicable Replacement Lender or (B) terminating the Commitments (if any) of such Affected Lender and (1) in the case of a Lender, repaying all Obligations due and owing to such Lender as of such termination date and (2) in the case of an L/C Issuer, repaying all Obligations to such L/C Issuer as of such termination date and canceling or backstopping on terms reasonably satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that in the case of any such replacement or repayment pursuant to clause (B) above, such replacement, termination and/or repayment shall be sufficient (together with all other consenting Lenders and terminated Lenders after giving effect hereto) to cause the adoption of the proposed Loan Modification. In the event that any Lender or L/C Issuer is an Affected Lender as a result of any of its participants, then the Borrower may at its election exercise its rights under this Section 10.9(f) solely with respect to the portion of such Affected Lender’s Loans and Commitments held by such participant. Prior to the effective date of any such replacement pursuant to clause (A) of the immediately preceding sentence, the Affected Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Affected Lender being repaid, at par, together with any prepayment premium payable pursuant to Section 2.3(g), its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Letter of Credit Obligations). If the Affected Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Affected Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. Other than as set forth above, the replacement of any Affected Lender shall be made in accordance with the terms of Section 10.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Affected Lender hereunder and under the other Loan Documents, the Affected Lender shall remain obligated to make its Pro Rata Share of Loans and, to the extent applicable, purchase a participation in each Letter of Credit in an amount equal to its Pro Rata Share (based on the Revolving Loan Commitments) of such Letter of Credit.

104

10.10     No Reliance on Administrative Agent’s Customer Identification Program.

Each Lender and the Administrative Agent acknowledges and agrees that none of such Lender, Administrative Agent and any of their Affiliates, participants or assignees may rely on Administrative Agent to carry out such Lender’s, Administrative Agent’s or their Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Order, including any programs involving any of the following items relating to or in connection the Borrower, its Affiliates or its agents, the Loan Documents or the transactions hereunder: (1) any identity verification procedures, (2) any recordkeeping, (3) any comparisons with government lists, (4) any customer notices or (5) any other procedures required under the CIP Regulations or such other Laws.

10.11        USA Patriot Act.

(a)            Each Lender or participant or assignee of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an Affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “foreign shell bank” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Effective Date and (2) at such other times as are required under the USA Patriot Act.

(b)            Administrative Agent and Lenders hereby notify the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Administrative Agent and each Lender may be required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address, tax identification number and other information regarding the Loan Parties that will allow Administrative Agent or such Lender to identify the Loan Parties in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to Administrative Agent and each Lender.

10.12     Release of Collateral or Guarantors; Subordination of Liens.

(a)            Each Lender (including in its capacity as a counterparty to a Hedging Agreement or Cash Management Agreement), and each L/C Issuer irrevocably agrees:

(i)              any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (A) upon the Termination Date, (B) in the case of any asset, at the time such asset subject to such Lien is disposed or to be disposed as part of or in connection with any disposition permitted hereunder to any Person that is not (and is not required to be) a Loan Party, (C) subject to Section 12.2(b)(v), if the release of such Lien is approved, authorized or ratified in writing by the Requisite Lenders, (D) in Excluded Assets or (E) if the property subject to any Lien is owned by a Guarantor, upon release of such Guarantor from its guarantee under this Agreement pursuant to clause (iii) below;

105

(ii)            that upon the request of the Borrower, the Administrative Agent may release or subordinate any Lien (pursuant to documents reasonably acceptable to the Administrative Agent) on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.7(a)(ii) (solely with respect to Indebtedness described in Section 7.3(i)) (to the extent required by the terms of the obligations secured by such Liens); and

(iii)          that any Subsidiary Guarantor shall be automatically released from its guarantee under this Agreement if such person ceases to be a Subsidiary or becomes an Excluded Subsidiary (other than by virtue of becoming a non-Wholly Owned Subsidiary and other than any Designated Guarantor) as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Indebtedness under any other Junior Debt.

(b)            Upon request by the Administrative Agent at any time, the Requisite Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its guarantee under this Agreement pursuant to this Section 10.12. In each case as specified in this Section 10.12, the Administrative Agent will promptly upon the request of the Borrower (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Security Documents, or to evidence the release of such Guarantor from its guarantee under this Agreement, in each case in accordance with the terms of the Loan Documents and this Section 10.12 (and the Administrative Agent may rely conclusively on a certificate of a Responsible Officer of the Borrower to that effect provided to it by any Loan Party upon its reasonable request without further inquiry). Any execution and delivery of documents pursuant to this Section 10.12 shall be without recourse to or warranty by the Administrative Agent. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Section 10.12 shall require the consent of any holder of obligations under Hedging Agreement or any Cash Management Agreements. Any execution and delivery by the Administrative Agent pursuant to this Section 10.12 or the release provisions of any Security Document shall be without recourse to or warranty by the Administrative Agent.

(c)            With respect to any asset of a Loan Party covered by a Permitted Encumbrance of the type described in clause (l) of the definition thereof or securing any Indebtedness permitted under Section 7.3(i), each Secured Party hereby consents to the release or subordination by the Administrative Agent of any Lien held by the Administrative Agent in and to such asset in favor of the Liens constituting such Permitted Encumbrance or securing such Indebtedness permitted under Section 7.3(i).

106

10.13     Credit Bid.

Each Loan Party, each Lender and L/C Issuer each hereby irrevocably authorizes Administrative Agent, based upon the written instruction of the Requisite Lenders, to bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted (i) by Administrative Agent under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, (ii) under the provisions of the Bankruptcy Code, including Section 363, 365 and/or 1129 of the Bankruptcy Code, or (iii) conducted by Administrative Agent (whether by judicial action or otherwise, including a foreclosure sale) in accordance with applicable Law (clauses (i), (ii) an (iii), a “Collateral Sale”); and in connection with any Collateral Sale, Administrative Agent may accept non-cash consideration, including debt and equity securities issued by such acquisition vehicle under the direction or control of Administrative Agent and Administrative Agent may offset all or any portion of the Obligations against the purchase price of such Collateral.

10.14     Secured Parties.

The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to Administrative Agent) this Article X and the decisions and actions of Administrative Agent and the Requisite Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound (without requiring the separate consent of such Secured Party except as specifically required pursuant to Section 12.2(b)); provided, however, that, notwithstanding the foregoing, (i) such Secured Party shall be bound by Section 10.6 only to the extent of liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (ii) such Secured Party agrees that that nothing herein or in any Loan Document shall entitle such Secured Party to any independent rights or remedies with respect to the Collateral, it being understood that all rights and remedies in respect of the Collateral shall be exercised by Administrative Agent and the Lenders in accordance with the terms of the Loan Documents and applicable Law, (iii) unless otherwise a Lender hereunder, such Secured Party shall not be deemed to be a “Lender” under any of the Loan Documents solely by reason of its sharing in the Liens of the Administrative Agent in and to the Collateral, (iv) each of Administrative Agent, the Lenders and the L/C Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation (and in no event shall Administrative Agent or any of its Affiliates or any of their respective officers, directors, employees, agents or representatives be deemed to be acting as a fiduciary of any such Secured Party or deemed to owe any such Secured Party any duties) and (v) except as otherwise specifically set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

107

10.15     Withholding Tax.

To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.11, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten (10) days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) imposed on or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 10.15. The agreements in this Section 10.15 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For purposes of this Section 10.15, the term “Lender” includes any L/C Issuer and any Swingline Lender.

10.16     Certain Payments.

(a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 10.16(a) shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

108

(c) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case of this clause (y), to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such erroneous Payment.

(d) Each party’s obligations under this Section 10.16 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(e) For purposes of this Section 10.16, the term “Lender” includes any L/C Issuer.

10.17     Acknowledgement Regarding Any Supported QFCs

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

109

(b)            As used in this Section 10.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

i. a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii. a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii. a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE XI
SUCCESSORS AND ASSIGNS

11.1        Successors and Assigns.

This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Loan Party, Administrative Agent, Lenders and their respective successors and assigns (including, in the case of any Loan Party, a debtor-in-possession on behalf of such Loan Party), except as otherwise provided herein or therein. Each Lender’s ability to assign its rights and delegate its obligations hereunder is governed by Section 10.1. No Loan Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of the Requisite Lenders (other than pursuant to a transaction expressly permitted by Article VII). Any such purported assignment, transfer, hypothecation or other conveyance by any Loan Party without the prior express written consent of the Requisite Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Loan Party, Administrative Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

110

ARTICLE XII
MISCELLANEOUS

12.1        Complete Agreement; Modification of Agreement.

The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 12.2 below. Any letter of interest, commitment letter, engagement letter, fee letter (other than the Fee Letter) and/or confidentiality agreement between any Loan Party and Administrative Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

12.2        Amendments and Waivers.

(a)            Except for actions expressly permitted to be taken by Administrative Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Loan Party therefrom (any of the foregoing, a “Loan Modification”), shall in any event be effective unless the same shall be in writing and signed by the Borrower and by the Requisite Lenders (or, to the extent set forth in Section 12.2(b) below, the Requisite Revolving Lenders or all directly and adversely affected Lenders, as applicable); provided, however, that notwithstanding anything to the contrary contained herein or in any other Loan Document, the Fee Letter shall be amended or otherwise modified solely by the parties thereto and no consent of any other Person shall be required in connection therewith.

(b)            No Loan Modification shall, unless in writing and signed by each Lender directly and adversely affected thereby, do any of the following: (i) increase the principal amount of any Lender’s Commitment (it being understood that the waiver of any condition precedent or the waiver of any default, Event of Default or mandatory prepayment with respect thereto shall not constitute an increase in commitments) (which action shall be deemed to directly and adversely affect only those Lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any directly affected Lender (other than (A) the establishment of a Benchmark Replacement or any Benchmark Replacement Conforming Changes, (B) waivers of any mandatory prepayment, (C) reducing or waiving the MFN protection or default interest (including under Section 2.5(d)) or amending the definition of “Default Rate” or (D) waiving the obligation of the Borrower to pay interest or fees at the Default Rate or amending any financial ratio (or any defined term directly or indirectly used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder); (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any directly affected Lender (it being agreed that payments pursuant to Section 2.3 are not “scheduled”); (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees or other then-outstanding amount payable as to any directly affected Lender (other than (A) the establishment of a Benchmark Replacement or any Benchmark Replacement Conforming Changes, (B) waivers of any mandatory prepayment, (C) reducing or waiving the MFN protection or default interest (including under Section 2.5(d)) or amending the definition of “Default Rate” or (D) waiving the obligation of the Borrower to pay interest or fees at the Default Rate or amending any financial ratio (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder); (v) release all or substantially all of the value of the guarantees of the Obligations provided by the Guarantors taken as a whole or, except as otherwise permitted herein or in the other Loan Documents, release (or permit the Loan Parties to sell or otherwise dispose of) all or substantially all of the Collateral (which actions described in this clause (v) except as otherwise permitted herein, shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; (vii) any changes to Section 2.8(a), 2.8(c) or 2.8(d) or any provision of this Agreement requiring payments to be applied to the Obligations held by the Lenders based upon their applicable Pro Rata Shares of such payments (provided that, for the avoidance of doubt, this clause (vii) shall not apply to changes to allow for or permit the sharing of payments with holders of Incremental Loans, any Incremental Facility, any Incremental Equivalent Debt, any Permitted Ratio Debt or any other Indebtedness permitted under this Agreement or pursuant to any Applicable Intercreditor Agreement), (viii) subordinate the Obligations or any Liens on the Collateral securing the Obligations to any other Indebtedness, except as otherwise expressly permitted by this Agreement or the other Loan Documents, in each case as in effect on the date hereof, without the written consent of each Lender directly and adversely affected thereby, (ix) amend or waive the provisions of Section 10.8 and (x) amend or waive this Section 12.2 or the definition of the term “Requisite Lenders” or “Requisite Revolving Lenders” insofar as such definition affects the substance of this Section 12.2 (which actions described in this clause (ix) shall be deemed to directly and adversely affect all Lenders (in the case of the definition of “Requisite Lenders”) or all Revolving Lenders (in the case of the definition of “Requisite Revolving Lenders”)). Furthermore, (A) no Loan Modification affecting the rights or duties of Administrative Agent, the Swingline Lender or the L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Administrative Agent, the Swingline Lender or L/C Issuer, as applicable, in addition to Lenders required hereinabove to take such action and (B) no Loan Modification shall amend or otherwise modify the definition of the term “Requisite Lenders” or “Requisite Revolving Lenders” unless in writing and signed by the Requisite Lenders or Requisite Revolving Lenders, respectively, (prior to giving effect to such Loan Modification), in addition to Lenders required hereinabove to take such action. No Loan Modification shall adversely affect the payment priority of the Swingline Lender or an L/C Issuer under the Loan Documents without the prior written concurrence of such Person.

111

Notwithstanding the foregoing or anything to the contrary in any Loan Document, (x) no amendment, waiver or consent shall, unless in writing and signed by the Requisite Revolving Lenders, amend, waive or modify the terms and provisions of Section 3.2, Section 7.10 (and related definitions as used in such Section, but not as used in other Sections of this Agreement) and Section 9.1(b) (to the extent such Section 9.1(b) addresses a failure to perform under Section 7.10) (which amendment, waiver or modification shall not require the consent of the Requisite Lenders, the Administrative Agent or any other Person other than the Borrower) and (y) no amendment, waiver or consent shall, unless in writing and signed by each Revolving Lender directly and adversely affected thereby, amend, waive or modify the terms and provisions of the penultimate sentence of Section 2.3(a).

Notwithstanding the foregoing or anything to the contrary in any Loan Document, (x) any Loan Modification to cure any ambiguity, obvious error, omission, defect or inconsistency in any Loan Document shall only require the consent of Administrative Agent and Borrower and (y) solely with the consent of the Requisite Revolving Lenders and the Borrower (but without the necessity of obtaining the consent of the Requisite Lenders or any other Lender), any such agreement may waive, amend or modify any condition precedent to the borrowing of Revolving Loans or the issuance of a Letter of Credit. Each Loan Modification shall be effective only in the specific instance and for the specific purpose for which it was given. No Loan Modification shall be required for Administrative Agent to take additional Collateral pursuant to any Loan Document or to release Collateral or Guarantors in accordance with the Loan Documents. No notice to or demand on any Loan Party in any case shall entitle such Loan Party or any other Loan Party to any other or further notice or demand in similar or other circumstances. Any Loan Modification effected in accordance with this Section 12.2 shall be binding upon each current and future Lender.

112

(c)            [reserved].

(d)            Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding a Class of Loans or a Class of Commitments with a like maturity date, in each case, on a pro rata basis (based on the aggregate outstanding principal amount of the respective Class of Loans or Class of Commitments with a like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in any such Extension Offers to extend the maturity date of each such Lender’s Loans and/or commitments and, subject to the terms hereof, otherwise modify the terms of such Loans and/or commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate, interest rate floors, premiums, original issue discounts and/or fees payable in respect of such Loans and/or commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Loans) (each, an “Extension”; and each group of Loans or commitments as so extended, as well as the original Loans and the original commitments not so extended, being a separate “tranche” of Loans from the tranche of Loans from which they were converted and any Extended Revolving Loan Commitment shall constitute a separate tranche of Revolving Loan Commitments from the tranche of Revolving Loan Commitments from which they were converted), so long as the following terms are satisfied:

(i)              no Event of Default shall have occurred and be continuing at the time the applicable Extension Offer is delivered to the Lenders;

(ii)            except as to interest rates, interest rate floors, premiums, original issue discounts, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to clauses (iv), (v) and (vi) below, be determined by the Borrower and set forth in the relevant Extension Offer, subject to acceptance by such extending Term Loan Lenders), the Term Loans of any Term Loan Lender that agrees to an Extension with respect to such Term Loans owed to it extended pursuant to any Extension (“Extended Term Loans”) shall have substantially similar terms as the Term Loans subject to such Extension Offer, or otherwise not materially less favorable to the Lenders with respect to the Term Loans subject to such Extension Offer, taken as a whole (as reasonably determined by the Borrower), except for covenants or other provisions contained therein applicable only to periods after the maturity date of the Term Loans subject to such Extension Offer and such other terms and conditions that constitute then-current market terms for the applicable type of Indebtedness or are otherwise reasonably acceptable to the Administrative Agent;

113

(iii)          except as to interest rates, interest rate floors, premiums, original issue discounts, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to clauses (iv), (v) and (vi) below, be determined by the Borrower and set forth in the relevant Extension Offer, subject to acceptance by such extending Revolving Lenders), the commitments and Loans of any Revolving Lender that agrees to an Extension with respect to such commitments and Loans extended pursuant to an Extension (an “Extended Revolving Loan Commitment”; and the Loans thereunder, “Extended Revolving Loans”) shall have substantially similar terms as the Revolving Loans and Revolving Loan Commitments subject to such Extension Offer, or otherwise not materially less favorable to the Lenders with respect to the Revolving Loans and Revolving Loan Commitments subject to such Extension Offer, taken as a whole (as reasonably determined by the Borrower), except for covenants or other provisions contained therein applicable only to periods after the maturity date of the Revolving Loans and Revolving Loan Commitments subject to such Extension Offer and such other terms and conditions that constitute then-current market terms for the applicable type of Indebtedness or are otherwise reasonably acceptable to the Administrative Agent;

(iv)          (A) the final maturity date of any Extended Term Loans shall be no earlier than the latest maturity date of the Term Loans subject to such an Extension Offer and (B) no Extended Revolving Loan Commitments or Extended Revolving Loans shall have a final maturity date earlier than (or require commitment reductions prior to) the latest maturity date of the Revolving Loans and Revolving Loan Commitments subject to such an Extension Offer;

(v)            [Reserved];

(vi)          any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) with non-extended tranches of the Term Loans in any voluntary or mandatory prepayments hereunder, in each case as specified in the respective Extension Offer; and

(vii)         if the aggregate principal amount of the Loans or commitments (calculated on the outstanding principal amount thereof), as the case may be, in respect of which Lenders shall have accepted an Extension Offer shall exceed the maximum aggregate principal amount of Loans or commitments offered to be extended (not to exceed the maximum principal amount set forth in the respective Extension Offer) by the Borrower pursuant to such Extension Offer, then the Loans or commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal or commitment amounts with respect to which such Lenders have accepted such Extension Offer.

114

With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of the Loans or commitments, as the case may be, be tendered. The Administrative Agent and Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans, Extended Revolving Loan Commitment and Extended Revolving Loans on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit or conflict with any such Extension or any other transaction contemplated by this Section.

No consent of the Administrative Agent or any Lender shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to its Loans or commitments, as the case may be (or a portion thereof). All Extended Term Loans, Extended Revolving Loan Commitment and Extended Revolving Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents and secured by a Lien on the Collateral on a pari passu basis with all other applicable Obligations. The Lenders hereby irrevocably authorize Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower (on behalf of all Loan Parties) as may be necessary in order to establish new tranches or sub-tranches in respect of the Loans and/or commitments so extended (including amending scheduled amortization payments to give effect to such new or sub tranches (it being understood that the amount of any amortization payment payable with respect to any individual Term Loan of such existing Class that is not an Extended Term Loan shall not be reduced as a result thereof)) and such technical amendments as may be necessary in the reasonable opinion of Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section. Without limiting the foregoing, in connection with any Extensions the applicable Loan Parties shall (at their expense) amend (and Administrative Agent is hereby directed by the Lenders to amend) any Mortgage that has a maturity date prior to the later of the then latest maturity date of the Loans and commitments, so that such maturity date referenced therein is extended to the latest maturity date of the Loans and commitments. Administrative Agent shall promptly notify each Lender of the effectiveness of each such amendment.

In connection with any Extension, the Borrower shall provide Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the Facilities after such Extension), if any, as may be established by, or acceptable to, Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 12.2(d). This Section 12.2(d) shall supersede any provisions of this Section 12.2 to the contrary.

115

12.3        Fees and Expenses.

The Borrower shall pay within thirty (30) days (or such longer period as the Administrative Agent may agree) after receipt of reasonably detailed documentation therefor, (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Joint Lead Arrangers (limited, in the case of legal costs and expenses, to the reasonable and documented out-of-pocket expenses of one counsel to all such Persons, taken as a whole, and, if reasonably necessary and with the Borrower’s consent (not to be unreasonably withheld), a single local counsel for all such Persons, taken as a whole, in each relevant material jurisdiction) in connection with due diligence performed in connection with the arrangement of the credit facilities provided for herein, the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of the Loan Documents (to the extent not paid on the Effective Date), (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (limited, in the case of legal costs and expenses, to the reasonable and documented out-of-pocket expenses of one counsel and, if reasonably necessary and with the Borrower’s consent (not to be unreasonably withheld), a single local counsel in each relevant material jurisdiction) in connection with any amendments, modifications or waivers of the provisions of the Loan Documents, (iii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit and (iv) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Lenders (limited, in the case of legal costs and expenses, to the reasonable and documented out-of-pocket expenses of one counsel to all such Persons, taken as a whole, and, if reasonably necessary and with the Borrower’s consent (not to be unreasonably withheld), a single local counsel for all such Persons, taken as a whole, in each relevant material jurisdiction), in connection with the enforcement of any rights under this Agreement or any other Loan Documents, including rights under this Section; provided, the Borrower shall not be obligated to pay for any third party advisor or consultants (in addition to those set forth in the immediately preceding clause (iv)), except following an Event of Default with respect to which the Requisite Lenders have accelerated the Loans or are pursing remedies, in which case the Borrower shall pay the reasonable and documented out-of-pocket expenses of one additional advisor to the extent the Borrower has provided its prior written consent (in its sole discretion).

12.4      Indemnity.

(a)            Without duplication of and subject to the limitations set forth under the expense reimbursement obligations pursuant to Section 12.3, each Loan Party shall jointly and severally indemnify and hold harmless each of the Administrative Agent, L/C Issuer, the Joint Lead Arrangers and the Lenders and each such Person’s respective Affiliates, officers, directors, members, partners, employees, advisors, agents and representatives (each, an “Indemnified Person”), from and against any and all losses (other than lost profits), claims, damages, liabilities and reasonable and documented out-of-pocket costs and expenses (but limited, in the case of legal costs and expenses, to one counsel for all Indemnified Persons, taken as a whole, and, if reasonably necessary, a single local counsel for all Indemnified Persons taken as a whole in each relevant material jurisdiction and, solely in the case of a reasonably perceived conflict of interest, one additional counsel in each relevant material jurisdiction to the affected Indemnified Persons similarly situated taken as a whole) to which any such Indemnified Person is subject arising out of, resulting from or in connection with any actual or threatened claim, litigation, investigation or proceeding relating to this Agreement and the other Loan Documents (any of the foregoing, an “Action”), regardless of whether any such Indemnified Person is a party thereto, whether or not such Action is brought by the Borrower or any of its Affiliates, creditors or any other Person (collectively, “Indemnified Liabilities”); provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses (i) to the extent resulting from the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of its Related Indemnified Persons, (ii) to the extent arising from a material breach of the obligations of such Indemnified Person or any of its Related Indemnified Persons under this Agreement or the other Loan Documents (in the case of each of preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final, non-appealable judgment), or (iii) to the extent arising from any dispute solely among Indemnified Persons (other than any claims against an Indemnified Person in its capacity or in fulfilling its role as the Administrative Agent or any Joint Lead Arranger and other than any claims arising out of any act or omission on the part of the Borrower or any of its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable judgment)).

116

(b)            Notwithstanding the foregoing, (i) no Indemnified Person or any other party hereto shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person, any Related Indemnified Person or such other party hereto, as applicable, and (ii) neither (x) any Indemnified Person or any of its Related Indemnified Persons, nor (y) the Borrower (or any of its Subsidiaries or Affiliates) shall be liable for any indirect, special, punitive or consequential damages (with respect to the Borrower in the case of this clause (y), other than in respect of any such damages incurred or paid by an Indemnified Person to a third party) in connection with the Loan Documents (including the use of proceeds thereunder), or with respect to any activities related to the Loan Documents; provided, that nothing contained in this sentence shall limit the Borrower’s (or its Subsidiaries’ and Affiliates’) indemnification obligations hereinabove to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnified Person is otherwise entitled to indemnification hereunder.

(c)            The Borrower shall not be liable for any settlement of any Action effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Borrower’s written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such Action, the Borrower agrees to indemnify and hold harmless each Indemnified Person in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Action against such Indemnified Person in respect of which indemnity has been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person (which approval shall not be unreasonable) from all liability with respect to claims that are the subject matter of such Action, (ii) does not include any statement as to any admission of fault or culpability of such Indemnified Person and (iii) contains customary confidentiality provisions with respect to the terms of such settlement.

117

(d)            Notwithstanding the foregoing, each Indemnified Person (and its Related Indemnified Persons) shall be obligated to refund and/or return promptly any and all amounts paid by the Borrower or on the Borrower’s behalf under this paragraph to such Indemnified Person (or its Related Indemnified Persons) for any such losses, claims, damages, liabilities and expenses to the extent such Indemnified Person (or its Related Indemnified Persons) is not entitled (as determined by a court of competent jurisdiction in a final and non-appealable judgment) to payment of such amounts in accordance with the terms hereof.

(e)            All amounts due under this Section 12.4 shall be payable within thirty (30) days (or such longer period as the applicable Indemnified Person may agree to) following demand therefor and presentment of a reasonably-detailed invoice relating thereto setting forth such amounts in reasonable detail, together with any supporting documentation reasonably requested by the Borrower.

(f)             This Section 12.4 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.5        No Waiver.

Administrative Agent’s or any Lender’s failure, at any time or times, to require strict performance by the Loan Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Administrative Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 12.2, none of the undertakings, agreements, warranties, covenants and representations of any Loan Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Loan Party shall be deemed to have been suspended or waived by Administrative Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of the Administrative Agent and the applicable Requisite Lenders, and directed to Borrower specifying such suspension or waiver.

12.6        Remedies.

Administrative Agent’s, Swingline Lender’s, each L/C Issuer’s and each Lender’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which the Administrative Agent, the Swingline Lender, any L/C Issuer or any Lender may have under any other agreement, including the other Loan Documents, by operation of Law or otherwise. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrower, the Administrative Agent and each Secured Party agrees that no Secured Party (other than the Administrative Agent) shall have any right individually to realize upon any of the Collateral or to enforce any guaranty hereunder or under any of the other Loan Documents, it being understood and agreed that all powers, rights and remedies hereunder and thereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof and thereof.

118

12.7        Severability.

Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.8        Conflict of Terms.

Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

12.9        GOVERNING LAW.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH PARTY HERETO CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE LOAN PARTIES, ADMINISTRATIVE AGENT AND THE LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED THAT THE ADMINISTRATIVE AGENT, THE LENDERS AND THE LOAN PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE EITHER THE ADMINISTRATIVE AGENT OR ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION WHICH SUCH LOAN PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH LOAN PARTY AT THE ADDRESS SET FORTH ON SCHEDULE 12.10 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH LOAN PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED WITH PROPER POSTAGE PREPAID.

119

12.10     Notices.

Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mails, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile transmission confirmed as successfully sent by the sender’s telecopy or facsimile machine), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, (d) when delivered, if hand-delivered by messenger, or (e) with respect to email and other electronic transmissions, on the later of the date of posting and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System, if posted to Intralinks®, DebtX or another E-System designated by Administrative Agent, in an appropriate location by uploading such notice, demand, request, approval or other declaration, or other communication, all of which (except in the case of clause (e) above) shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Schedule 12.10 or to such other address (or facsimile number) as may be substituted by notice given as provided herein; provided that all such notices, demands, requests, consents, approvals, declarations or other communications to be delivered to a Loan Party shall be delivered to Borrower in compliance with the foregoing procedures. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Administrative Agent) designated on Schedule 12.10 to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding anything herein to the contrary, notices and communications sent to Administrative Agent pursuant to Articles II, III, V and Sections 10.2 - 10.7, respectively, shall not be effective until actually received by Administrative Agent. The method of communicating set forth in clause (e) above shall only be available for the sending of communications by Administrative Agent to Lenders.

Each of Holdings and the Borrower hereby agrees, unless directed otherwise by the Administrative Agent, that it will, or will cause the Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) is or relates to a Notice of Advance, a Notice of Conversion/Continuation or a notice requesting the issuance, amendment, extension or renewal of a Letter of Credit pursuant to Section 2.2, (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified to an electronic mail address as directed by the Administrative Agent. Any communication described in clauses (a) through (d) may also be delivered or furnished by electronic communication pursuant to procedures approved by the Administrative Agent.

120

Each of Holdings and the Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of Holdings or the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the E-System and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information within the meaning of the United States federal securities laws with respect to Holdings, the Borrower or their securities) (each, a “Public Lender”). Each of Holdings and the Borrower hereby agrees that (i) if reasonably requested by the Administrative Agent, the Borrower shall use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to Public Lenders, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat the Borrower Materials as not containing any material non-public information, other than information of the type that would be publicly disclosed in connection with an issuance of securities by Holdings or the Borrower pursuant to a public offering, with respect to Holdings, the Borrower or their securities for purposes United States federal securities Laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 12.17); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the E-System designated as “Public Investor”; and (iv) the Administrative Agent shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the E-System not marked as “Public Investor”. Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless Holdings or the Borrower notify the Administrative Agent reasonably in advance of the intended distribution that any such document contains material non-public information: (A) the Loan Documents and (B) notification of changes in the terms of the credit facilities provided for herein.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the E-System in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including foreign, United States Federal and state securities Laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the E-System and that may contain material non-public information with respect to Holdings or the Borrower or their securities for purposes of foreign, United States Federal or state securities Laws.

121

THE E-SYSTEM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE E-SYSTEM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE E-SYSTEM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL NON-APPEALABLE RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by it at its e-mail address set forth above shall constitute effective delivery of the Communications to it for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the E-System shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. In the event that any Public Lender has determined for itself to not access any information disclosed through the E-System or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

12.11     Section Titles.

The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

12.12     Counterparts; Electronic Signatures.

This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Signature pages to this Agreement delivered by electronic transmission (including by email in .pdf format) shall be as effective as delivery of a manually executed counterpart hereof.

122

12.13     WAIVER OF JURY TRIAL.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ADMINISTRATIVE AGENT, LENDERS AND ANY LOAN PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

12.14     Reinstatement.

This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Borrower for liquidation or reorganization, should the Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Borrower’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, in respect of the Obligations is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

12.15     Advice of Counsel.

Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 12.9 and 12.13, with its counsel.

12.16     No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

123

12.17     Treatment of Certain Information; Confidentiality.

Each of Administrative Agent, the Lenders and the L/C Issuers agrees to maintain in accordance with its customary procedures for maintaining confidential information the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and the L/C Issuer and to its, its Affiliates’ and L/C Issuer’s respective partners, investors, lenders, directors, officers, employees, agents, advisors, attorneys and representatives on a need to know basis in connection with the transactions hereunder (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) on a confidential basis, to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) and any Rating Agency, (c) to the extent required by applicable Laws or by any subpoena or similar legal process or demanded by any Governmental Authority (including, without limitation, in connection with filings, submissions and any other similar documentation required or customary to comply with Securities and Exchange Commission filing requirements), provided, that unless specifically prohibited by applicable Law or court order, each of Administrative Agent, the Lenders and the L/C Issuers shall make reasonable efforts to notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any Information prior to disclosure of such Information, (d) in connection with the exercise of, or preparing to exercise, any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of, or preparing to enforce, rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower or (iii) to any actual or potential insurer or reinsurer, (f) with the consent of Borrower, (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender or L/C Issuer, on a non-confidential basis from a source other than the Loan Parties or any of their respective Affiliates or representatives, (h) to the extent necessary or customary for inclusion in league table measurements or in any tombstone, (i) on a confidential basis, to the National Association of Insurance Commissioners or any similar organization, any examiner or any Rating Agency, (j) to a Person that is an investor or prospective investor in a securitization or other financing, separate account or commingled fund so long as such investor or prospective investor agrees that its access to Information regarding the Loan Parties and the Loans and Commitments is solely for purposes of evaluating an investment in such securitization or other financing, separate account or commingled fund and who agrees to treat such Information as confidential, (k) to a Person that is a trustee, collateral agent, collateral manager, servicer, noteholder, equity holder or secured party in a securitization in connection with the administration, servicing and evaluation of, and reporting on, the assets serving as collateral for such securitization and who agrees (along with any investors in any such securitization) to treat such Information as confidential or (l) otherwise to the extent consisting of general portfolio information that does not identify borrowers; provided, that nothing in this Agreement shall restrict or impede any person from reporting possible legal violations to any regulatory authority.

124

For purposes of this Section, “Information” means all information received from or on behalf of the Loan Parties or any of their respective Affiliates or representatives relating to the Loan Parties or any of their respective Affiliates, or any of their respective businesses or operations, other than any such information that is available to Administrative Agent, any Lender or L/C Issuer on a non-confidential basis prior to disclosure by or on behalf of such Persons. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

The Administrative Agent and each Joint Lead Arranger listed on the cover page hereof may, with the Borrower’s prior consent (not to be unreasonably withheld, conditioned or delayed), publicize their services and roles hereunder, including by issuing press releases, tombstones listing the amount, type and Effective Date of the financing transactions contemplated by this Agreement and the other Loan Documents, advertising and other promotional materials (whether by means of electronic transmission, posting to a website or other internet application, print media or otherwise); provided that each such Person shall use commercially reasonable efforts to agree upon mutually satisfactory text therefor.

12.18     Anti-Money Laundering Legislation.

(a)            Each Loan Party acknowledges that, pursuant to anti-money laundering laws, the Lenders and Administrative Agent may be required to obtain, verify and record information regarding each Loan Party, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Loan Party, and the transactions contemplated hereby. Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested in writing by any Lender or Administrative Agent, or any prospective assignee or participant of a Lender or Administrative Agent, in order to comply with any applicable anti-money laundering laws, whether now or hereafter in existence.

(b)            If Administrative Agent has ascertained the identity of the Loan Parties or any authorized signatories of the Loan Parties for the purposes of applicable anti-money laundering laws, then Administrative Agent:

(i)              shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and Administrative Agent within the meaning of applicable anti-money laundering laws; and

(ii)            shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that Administrative Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Loan Parties or any such authorized signatory in doing so.

125

12.19     Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-in Action on any such liability, including, if applicable:

(i)              a reduction in full or in part or cancellation of any such liability;

(ii)            conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

126

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

12.20     ERISA.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)              such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

127

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)              none of the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)            the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the IRC, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)            no fee or other compensation is being paid directly to the Administrative Agent or any Joint Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)            The Administrative Agent and the Joint Lead Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

12.21     Effect of Amendment and Restatement of the Existing Credit Agreement: No Novation.

As of the Effective Date, the terms and conditions of the Existing Credit Agreement are amended as set forth in, and are restated in their entirety and superseded by, this Agreement. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute, and nothing in this Agreement or any of the other Loan Documents shall be deemed to be, a novation or termination of the Original Obligations as in effect prior to the Effective Date and which remain outstanding, (b) the Original Obligations are in all respects hereby confirmed, renewed, affirmed and continued by this Agreement and (c) the Liens (as defined in the Existing Credit Agreement) as granted under the applicable Loan Documents (as defined in the Existing Credit Agreement) securing payment of the Original Obligations are in all respects hereby confirmed, renewed, affirmed and continued, and in full force and effect. From and after the Effective Date, each reference to the “Agreement”, “Credit Agreement” or other reference originally applicable to the Existing Credit Agreement contained in any Loan Document shall be a reference to this Agreement, as amended, supplemented, restated or otherwise modified from time to time.

128

12.22     Intercreditor Agreements.

Each Lender irrevocably authorizes the Administrative Agent to execute and deliver any Applicable Intercreditor Agreement and related intercreditor documentation (for example and without limitation documentation with respect to intercreditor arrangements for pari passu secured indebtedness envisioned by the debt and Liens covenants herein) in form and substance reasonably satisfactory to the Administrative Agent and to take such action, and to exercise the powers, rights and remedies granted to the Administrative Agent thereunder and with respect thereto.

ARTICLE XIII
GUARANTY

13.1      Guaranty of the Obligations. Subject to the provisions of Section 13.2, the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Secured Parties the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”); provided, however, that Guaranteed Obligations consisting of obligations of any Loan Party arising under any secured Hedge Agreement shall exclude all Excluded Rate Contract Obligations.

13.2        Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 13.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 13.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 13.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 13.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 13.2.

129

13.3        Payment by Guarantors. Subject to Section 13.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors shall upon demand pay, or cause to be paid, in Cash, to the Administrative Agent for the ratable benefit of Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Secured Parties as aforesaid.

13.4        Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)            this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)            the Administrative Agent may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Secured Party with respect to the existence of such Event of Default;

(c)            the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;

(d)            payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

130

(e)            any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents or any Hedge Agreements; and

(f)             this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

131

13.5        Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 13.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

13.6        Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Termination Date, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder (other than rights of contribution such Guarantor may have against any other guarantor of the Guaranteed Obligations as contemplated by Section 13.2), in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until the Termination Date, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 13.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against the Borrower, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to the Termination Date, such amount shall be held in trust for the Administrative Agent on behalf of Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

132

13.7        Subordination of Other Obligations. Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, provided that any such Indebtedness may be collected or received by the Obligee Guarantor at any time no Event of Default exists. Any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

13.8        Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until the Termination Date. Upon the occurrence of the Termination Date, this Guaranty shall automatically be discharged and released without any further action by any Secured Party or any other Person effective as of the Termination Date. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

13.9        Authority of Guarantors or the Borrower. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

13.10     Financial Condition of the Borrower. Any Credit Extension may be made to the Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Loan Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Secured Party.

133

13.11     Bankruptcy, Etc.

(a)            So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)            Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Guarantors shall permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)            In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

134

13.12     Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Secured Party or any other Person effective as of the time of such sale or disposition.

13.13     Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 13.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 13.13, or otherwise under this Guaranty, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 13.13 constitute, and this Section 13.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[rest of page intentionally left blank; signature pages follow]

135

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

RADNET, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D.
Title President

RADNET MANAGEMENT, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President

[Signature Page to Third A&R First Lien Credit Agreement]

136

ADVANCED IMAGING PARTNERS, INC.

ADVANCED NA, LLC

ADVANCED RADIOLOGY, LLC

AMERICAN RADIOLOGY SERVICES LLC

AMERICAN RADIOLOGY SERVICES OF DELAWARE, INC.

BEVERLY RADIOLOGY MEDICAL GROUP, INC.

COMMUNITY IMAGING PARTNERS, INC.

DELAWARE IMAGING PARTNERS, INC.

DIAGNOSTIC IMAGING SERVICES, INC.

ERAD, INC.

FRI II, INC.

FRI, INC.

IDE IMAGING PARTNERS, INC.

IMAGE MEDICAL CORPORATION

IMAGING ON CALL, LLC

MID ROCKLAND IMAGING PARTNERS, INC.

MISSION ADVANCED IMAGING CENTER, L.L.C.

NEW JERSEY IMAGING PARTNERS, INC.

PACIFIC IMAGING PARTNERS, INC.

PRONET IMAGING MEDICAL GROUP, INC.

QUESTAR IMAGING, INC.

QUESTAR VICTORVILLE, INC.

RADIOLOGIX, INC.

RADIOLOGY ALLIANCE DELIVERY SYSTEM, LLC

RADIOLOGY AND NUCLEAR MEDICINE IMAGING PARTNERS, INC.

RADNET MANAGED IMAGING SERVICES, INC.

RADNET MANAGEMENT I, INC.

RADNET MANAGEMENT II, INC.

RADNET SUB, INC.

RADSITE, LLC

RAVEN HOLDINGS U.S., INC.

ROLLING OAKS IMAGING CORPORATION

ROLLING OAKS RADIOLOGY, INC.

SOCAL MR SITE MANAGEMENT, INC.

TREASURE COAST IMAGING PARTNERS, INC.

VALLEY IMAGING PARTNERS, INC.

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D.
Title: Vice President of Diagnostic Imaging Services, Inc., as Co-President of Pronet Imaging Medical Group, Inc., and as President of each of the other above listed entities

[Signature Page to Third A&R First Lien Credit Agreement]

BEVERLY RADIOLOGY MEDICAL GROUP, III By: Beverly Radiology Medical Group, Inc., its general partner

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President

By: Breastlink Medical Group, Inc., its general partner

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: President

By: Pronet Imaging Medical Group, Inc., its general partner

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. Title: Co-President

RADAR MEDICAL SYSTEMS, L.L.C.

By: Image Medical Corporation, its manage

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. President

ARIZONA IMAGING SERVICES, LLC

By: RadNet Management, Inc., its sole member

By:	/s/ Howard G. Berger, M.D.
Name: Howard G. Berger, M.D. President

DEEPHEALTH, INC.

By:	/s/ A. Gregory Sorensen
Name: A. Gregory Sorensen
Title: President

[Signature Page to Third A&R First Lien Credit Agreement]

137

ADMINISTRATIVE AGENT:

BARCLAYS BANK PLC, as the Administrative Agent

By:
Name:
Title:

LENDERS:

BARCLAYS BANK PLC, as an L/C Issuer and a Lender

By:
Name:
Title:

[Signature Page to Third A&R First Lien Credit Agreement]

138

SCHEDULE 1.1 - DEFINITIONS

As used in the Agreement (as defined below), the following terms shall have the following definitions (capitalized terms used but not defined herein shall have the meanings ascribed to such terms elsewhere in the Agreement), and all section references in the following definitions shall refer to Sections of the Agreement:

“2024 Refinancing Term Commitments” means, with respect to each Lender, the commitment, if any, of such Lender, established pursuant to Amendment No. 1 in the amount set forth opposite such Lender’s name in Schedule 1 to Amendment No. 1 as its “2024 Refinancing Term Commitment” representing the maximum principal amount of 2024 Refinancing Term Loans to be made by such Lender, subject to any increase or reduction pursuant to the terms and conditions hereof or thereof. For the avoidance of doubt, the aggregate amount of the 2024 Refinancing Term Commitments on the Amendment No. 1 Effective Date immediately prior to the incurrence of the 2024 Refinancing Term Loans is $872,812,500.

“2024 Refinancing Term Lenders” has the meaning set forth in Amendment No. 1.

“2024 Refinancing Term Loans” has the meaning set forth in Amendment No. 1.

“2025 Incremental Term Loans” ~~shall have~~has the meaning ~~specified~~set forth in Amendment No. 2.

“2026 Incremental Term Commitments” has the meaning set forth in Amendment No. 3.

“2026 Incremental Term Lenders” has the meaning set forth in Amendment No. 3.

“2026 Incremental Term Loans” has the meaning set forth in Amendment No. 3.

“2026 Refinancing Term Commitments” means, with respect to each Lender, the commitment, if any, of such Lender, established pursuant to Amendment No. 3 in the amount set forth opposite such Lender’s name in Schedule 1 to Amendment No. 3 as its “2026 Refinancing Term Commitment” representing the maximum principal amount of 2026 Refinancing Term Loans to be made by such Lender, subject to any increase or reduction pursuant to the terms and conditions hereof or thereof. For the avoidance of doubt, the aggregate amount of the 2026 Refinancing Term Commitments on the Amendment No. 3 Effective Date immediately prior to the incurrence of the 2026 Refinancing Term Loans is $958,679,943.32.

“2026 Refinancing Term Lenders” has the meaning set forth in Amendment No. 3.

“2026 Refinancing Term Loans” has the meaning set forth in Amendment No. 3.

“Account” shall mean any “account,” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party or any of its Restricted Subsidiaries and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Loan Party or any of its Restricted Subsidiaries, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code), (b) all of each Loan Party’s and its Restricted Subsidiaries’ rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of each Loan Party’s and its Restricted Subsidiaries’ rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Loan Party or any of its Restricted Subsidiaries, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Loan Party or such Restricted Subsidiary or in connection with any other transaction (whether or not yet earned by performance on the part of such Loan Party or such Restricted Subsidiary) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, (e) all health-care insurance receivables and (f) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

1.1 - 1

“Accounting Changes” shall have the meaning assigned to it in Section 1.2(c).

“Additional Lender” shall have the meaning assigned to it in Section 2.1(d)(iii).

“Administrative Agent” shall mean Barclays Bank PLC, as administrative agent for the Lenders and collateral agent for the Secured Parties, or such agent’s successor appointed pursuant to Section 10.7.

“Administrative Agent’s Account” shall mean the account of the Administrative Agent set forth on Schedule 12.10 or such other account designated by the Administrative Agent from time to time in writing to Borrower and Lenders.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in form that may be supplied from time to time by Administrative Agent.

“Advance” shall have the meaning assigned to it in Section 2.1(a)(i).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” shall have the meaning assigned to it in Section 10.9(f).

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Persons and (b) each Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agent” shall mean the Administrative Agent.

1.1 - 2

“Agent-Related Distress Event” means, with respect to the Administrative Agent or any Person that directly or indirectly controls the Administrative Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Laws, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided, that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent or any Person that directly or indirectly controls the Administrative Agent by a Governmental Authority or an instrumentality thereof.

“Aggregate Payments” has the meaning set forth in Section 13.2.

“Agreement” shall mean this Third Amended and Restated First Lien Credit and Guaranty Agreement, as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time.

“AHYDO Catch-Up Payment” means any payment with respect to any obligations of Holdings or any Restricted Subsidiary, in each case, in the minimum amount necessary to avoid the application of IRC Section 163(e)(5) thereto.

“All-In Yield” shall mean, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Term Benchmark or Alternate Base Rate floor, or otherwise, in each case, incurred or payable by the Borrower generally to all the lenders of such Indebtedness; provided that OID and upfront fees shall be equated to interest rate based upon an assumed 4-year average life to maturity on a straight-line basis (e.g., 100 basis points of original issue discount equals 25 basis points of interest rate margin for a four year average life to maturity); provided, further, that “All-In Yield” shall exclude any structuring, commitment, underwriting, ticking and arranger fees, other similar fees and, if applicable, consent fees for an amendment (in each case regardless of whether any such fees are paid to or shared in whole or in part with any lender) or other fees not paid generally to all lenders of the applicable tranche in the primary syndication of such Indebtedness.

“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate (which, if negative, shall be deemed to be 0%) on such day plus 0.50%, (b) the Prime Rate on such day and (c) Term SOFR published on such day (or if such day is not a Business Day the next previous Business Day) for an Interest Period of one month (taking into account any “floor” under the definition of “Term SOFR”) plus 1.00%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, the Base Rate shall be determined without regard to clause (a) above until the circumstances giving rise to such inability no longer exist.

“Alternate Base Rate Loan” means a Loan or portion thereof bearing interest by reference to the Alternate Base Rate.

1.1 - 3

“Alternative Base Rate Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Amendment No. 1” means that certain Amendment No. 1 to Credit and Guaranty Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, Holdings, certain subsidiaries of the Borrower party thereto as Guarantors, the Administrative Agent, the Revolving Lenders and the 2024 Refinancing Term Lenders.

“Amendment No. 1 Effective Date” means November 26, 2024.

“Amendment No. 1 Existing Term Loans” has the meaning set forth in Amendment No. 1.

“Amendment No. 1 Lead Arranger” has the meaning set forth in Amendment No. 1.

“Amendment No. 2” means that certain Incremental Amendment No. 2 to Credit and Guaranty Agreement, dated as of ~~June 11, 2025~~the Amendment No. 2 Effective Date, among the Borrower, the Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 2 Effective Date” means ~~the date on which all of the conditions contained in Section 5 of Amendment No. 2 have been satisfied or waived in accordance with the terms thereof~~June 11, 2025.

“Amendment No. 3” means that certain Incremental Amendment No. 3 to Credit and Guaranty Agreement, dated as of the Amendment No. 3 Effective Date, by and among the Borrower, Holdings, certain subsidiaries of the Borrower party thereto as Guarantors, the Administrative Agent, the Revolving Lenders, the 2026 Refinancing Term Lenders and the 2026 Incremental Term Lenders.

“Amendment No. 3 Effective Date” means June 10, 2026.

“Amendment No. 3 Existing Term Loans” has the meaning set forth in Amendment No. 3.

“Amendment No. 3 Lead Arranger” has the meaning set forth in Amendment No. 3.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Holdings, the Borrower or any of its respective Subsidiaries from time to time concerning or that prohibit bribery or corruption, including without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including the Anti-Terrorism Order, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

1.1 - 4

“Anti-Terrorism Order” shall mean Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Appendices” shall have the meaning assigned to it in the recitals to this Agreement.

“Applicable Intercreditor Agreement” shall mean (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which rank (or are intended to rank) equal in priority (but without regard to the control of remedies) to the Liens on the Collateral securing the Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and/or the Collateral Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness and related obligations shall rank equal in priority (but without regard to the control of remedies) to the Liens on the Collateral securing the Obligations and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which rank (or are intended to rank) junior to the Liens on the Collateral securing the Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and/or the Collateral Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations.

“Applicable Margin” shall mean a percentage per annum equal to:

(a)            with respect to the Initial Term Loans (i) prior to the Amendment No. ~~1~~3 Effective Date, (A) for Term SOFR Loans~~, 2.50% per annum and (B) for Alternate Base Rate Loans, 1.50% per annum and (ii) on and after the Amendment No. 1 Effective Date, (A) for Term SOFR Loans~~, 2.25% per annum and (B) for Alternate Base Rate Loans, 1.25% per annum and (ii) on and after the Amendment No. 3 Effective Date, (A) for Term SOFR Loans, 2.00% per annum and (B) for Alternate Base Rate Loans, 1.00% per annum;

(b)            with respect to Revolving Loans, (i) until the delivery to the Administrative Agent of quarterly financial statements pursuant to Section 5.1(a), along with a Compliance Certificate pursuant to Section 5.1(b), for the fiscal quarter ending September 30, 2024, (A) for Term SOFR Loans, 3.00% per annum and (B) for Alternate Base Rate Loans, 2.00% per annum, and (ii) following the delivery of such financial statements and Compliance Certificate, the percentage set forth below under (A) or (B), as applicable, based on the First Lien Net Leverage Ratio for the Measurement Period ending on the last day of each fiscal quarter as demonstrated in the financial statements delivered to the Administrative Agent pursuant to Section 5.1(a) or 5.1(d), as applicable

(A) prior to the Amendment No. ~~1~~3 Effective Date:

First Lien Net Leverage Ratio	Term SOFR Loans	Alternate Base Rate Loans
Greater than 3.50:1.00	~~3.00~~2.75%	~~2.00~~1.75%
Less than or equal to 3.50:1.00 but greater than 3.00:1.00	~~2.75~~2.50%	~~1.75~~1.50%
Less than or equal to 3.00:1.00	~~2.50~~2.25%	~~1.50~~1.25%

1.1 - 5

and (B) on and after the Amendment No. ~~1~~3 Effective Date:

First Lien Net Leverage Ratio	Term SOFR Loans	Alternate Base Rate Loans
Greater than 3.50:1.00	~~2.75~~2.50%	~~1.75~~1.50%
Less than or equal to 3.50:1.00 but greater than 3.00:1.00	~~2.50~~2.25%	~~1.50~~1.25%
Less than or equal to 3.00:1.00	~~2.25~~2.00%	~~1.25~~1.00%

(c)            in the case of Swing Line Loans, the applicable margin then in effect with respect to Revolving Loans that are Alternate Base Rate Loans.

Any increase or decrease in the Applicable Margin resulting from a change in First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.1(b); provided that, for the purposes of this definition, in the event that any Compliance Certificate and the relevant financial statements are not delivered within the time periods required by Section 5.1(a) or 5.1(b) or Section 5.1(d) (in each case, after giving effect to any grace period set forth herein), as applicable, the First Lien Net Leverage Ratio shall be deemed to be greater than 3.50:1.00 for the period beginning on the first day of the date then due until the date such certificate and the relevant financial statements are delivered demonstrating a change in First Lien Net Leverage Ratio; provided further that in the event that any such Compliance Certificate delivered pursuant to Section 5.1(b) is, to the knowledge of Borrower, or is shown to be, inaccurate at any time prior to the Termination Date and any Revolving Loan Commitments are outstanding hereunder when such inaccuracy is discovered and such inaccuracy, if corrected, would have led to a higher Applicable Margin for any period (which may, for the avoidance of doubt, include multiple Fiscal Quarters) (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall promptly (and in no event later than ten (10) Business Days following such discovery) deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined by reference to the corrected Compliance Certificate and (iii) the Borrower shall pay to the Administrative Agent promptly upon demand (and in no event later than ten (10) Business Days after demand) any additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Any additional interest under this paragraph shall not be due and payable until such demand is made for such payment by the Administrative Agent and accordingly, any nonpayment of such fees as result of any such demand not having been made shall not constitute a Default (whether retroactively or otherwise), and none of such additional amounts shall be deemed overdue at any time on or prior to the date that is ten (10) Business Days following such demand. Notwithstanding the foregoing, (v) the Applicable Margin in respect of any Extended Revolving Loan Commitments or any Class of Extended Term Loans or Extended Revolving Loans made pursuant to any Extended Revolving Loan Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer, (w) the Applicable Margin in respect of any Incremental Revolving Loan Commitments or any Class of Incremental Term Loans or Incremental Revolving Loans shall be the applicable percentages per annum set forth in the relevant Incremental Amendment, (x) the Applicable Margin in respect of any Class of Refinancing Revolving Loan Commitments, any Class of Refinancing Revolving Loans or any Class of Refinancing Term Loans shall be the applicable percentages per annum set forth in the relevant Refinancing Amendment and (z) in the case of the Initial Term Loans, the Applicable Margin shall be increased as, and to the extent, necessary to comply with the MFN Provision.

1.1 - 6

“Applicable Order of Purchase” shall have the meaning assigned to such term in the definition of “Dutch Auction”.

“Approved Deposit Account” means a Deposit Account maintained by any Loan Party that is the subject of an effective Deposit Account Control Agreement. “Approved Deposit Account” includes all monies on deposit in a Deposit Account and all certificates and instruments, if any, representing or evidencing such Deposit Account.

“Approved Fund” shall mean any Fund that is administered, managed, advised or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Securities Intermediary” means a “securities intermediary” or “commodity intermediary” (as such terms are defined in the Code).

“Assignment and Acceptance Agreement” shall mean an assignment and acceptance agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.1), in form and substance substantially similar to Exhibit 10.1 attached hereto or such other form as shall be approved by Administrative Agent in its reasonable discretion.

“Auction” shall have the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Amount” shall have the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Expiration Time” shall have the meaning assigned to such term in the definition “Dutch Auction”.

“Auction Notice” shall have the meaning assigned to such term in the definition “Dutch Auction”.

1.1 - 7

“Auction Party” or “Auction Parties” shall have the meaning assigned to such term in the definition of “Dutch Auction” or as specified in Section 2.3(f), as the context may require.

“Available Amount” shall mean, as of any date of determination, an amount (which shall not be less than zero), determined on a cumulative basis, equal to, without duplication:

(a)            the greater of (x) 70,000,000 and (y) 30% of TTM Consolidated EBITDA (the “Available Amount Starter Basket”), plus

(b)            the Available Retained Excess Cash Flow Amount; plus

(c)            [reserved]; plus

(d)            the aggregate amount received by the Borrower and its Restricted Subsidiaries (i) in connection with any sale, transfer, lease or other disposition of any Investment made using the Available Amount to any Person (other than to the Borrower or any Restricted Subsidiary) up to the original amount of the Investment made using the Available Amount and (ii) constituting Returns on any Investment made using the Available Amount up to the original amount of the Investment made using the Available Amount; plus

(e)            the aggregate amount of any Declined Proceeds retained by the Borrower in accordance with Section 2.3(b); plus

(f)             if the Borrower designates any Unrestricted Subsidiary as a Restricted Subsidiary after the Effective Date (which, for purposes hereof, shall be deemed to also include (i) the merger, consolidation, liquidation or similar amalgamation of any Unrestricted Subsidiary into Borrower or any Restricted Subsidiary, so long as Borrower or such Restricted Subsidiary is the surviving Person, and (ii) the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to Borrower or any Restricted Subsidiary), the fair market value (as determined in good faith by the Borrower) of the Investment in such Unrestricted Subsidiary at the time of such redesignation so long as such Investments were originally made using the Available Amount; minus

(g)            the cumulative amount of Investments made pursuant to Section 7.2(aa) in reliance on the Available Amount, minus

(h)            the cumulative amount of any Junior Debt Payments made pursuant to Section 7.13(vi) in reliance on the Available Amount; minus

(i)              the cumulative amount of any Restricted Payments made pursuant to Section 7.14(l) in reliance on the Available Amount.

“Available Amount Starter Basket” shall have the meaning assigned to such term in the definition “Available Amount”.

“Available Retained Excess Cash Flow Amount” shall mean, at any date of determination, the portion of Excess Cash Flow, determined on a cumulative basis for all Fiscal Years of the Loan Parties and their Restricted Subsidiaries (commencing with the Fiscal Year ending December 31, 2025) that was not required to be applied to prepay Term Loans pursuant to Section 2.3(b)(v).

1.1 - 8

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 1.6.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Barclays” means Barclays Bank PLC, in its individual capacity, and its successors.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.6.

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)            Daily Simple SOFR; or

(b)            the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

1.1 - 9

provided, that if the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

1.1 - 10

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.6 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.6.

1.1 - 11

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Beverly” means Beverly Radiology Medical Group, III, a California general partnership.

“Beverly Radiology” means Beverly Radiology Medical Group, Inc., a California corporation.

“Borrower” shall have the meaning assigned to it in the recitals to this Agreement.

“Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Availability” shall have the meaning assigned to it in Section 2.1(a)(i).

“BRMG Management Agreement” means that certain Amended and Restated Management and Service Agreement, dated as of January 1, 2004, by and among Borrower and Beverly, as in effect on the Effective Date and as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in a manner not prohibited under Section 7.18(c).

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period that are required to be capitalized under GAAP.

“Capital Lease” shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person (but without giving effect to any amendments to ASC 840 that become effective after the Effective Date).

“Capital Lease Obligation” shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease (but without giving effect to any amendments to ASC 840 that become effective after the Effective Date).

“Cash Collateral Account” shall have the meaning assigned to it in Section 2.2(c)(i).

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” shall mean:

1.1 - 12

(a)            Dollars, Canadian Dollar, Euro, British Pounds or any national currency of any member state of the European Union;

(b)            securities issued or directly and fully guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(c)            certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by (x) any Lender or Affiliate thereof or (y) by any bank or trust company (i) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (ii) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100,000,000;

(d)            repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any Person referenced in clause (c) above;

(e)            securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Person referenced in clause (c);

(f)             commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(g)            readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America, any province of Canada, any member of the European Union, any other foreign government or any political subdivision or taxing authority thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(h)            Indebtedness or preferred stock issued by Persons with a rating of “A-” or higher from S&P or “A3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(i)              bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

1.1 - 13

(j)              interests in any investment company, money market or enhanced high yield fund which invests at least 90% of its assets in instruments of the type specified in clauses (a) through (i) above;

(k)            instruments and investments of the type and maturity described in clause (a) through (j) denominated in any foreign currency or of foreign obligors, which investments or obligors are, in the reasonable judgment of the Borrower, comparable in investment quality to those referred to above; and

(l)              solely with respect to any Restricted Subsidiary that is a Foreign Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (b) through (k) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than set forth in clause (a) above; provided that such amounts are converted into currencies listed in clause (a) within ten (10) Business Days following the receipt of such amounts.

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management arrangements.

“Cashless Roll Term Loan Lender” shall mean each Lender, which is an Existing Term Loan Lender, named on the signature pages of this Agreement as a “Cashless Roll Term Loan Lender”.

“CFC” shall mean a “controlled foreign corporation” within the meaning of IRC Section 957 of the Code any shares of which are treated as owned directly or indirectly by a United States Shareholder (within the meaning of Section 951(b) of the Code) as measured for purposes of Section 958(a) of the Code.

“Change in Law” means (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and any requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) any requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.

“Change in Tax Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty by a taxing authority, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any taxing authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any taxing authority.

1.1 - 14

“Change of Control” shall mean, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Permitted Holders (a) shall have acquired beneficial ownership or control of 40.0% or more on a fully diluted basis of the voting and/or economic interest in the Stock of Holdings or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings; (ii) Holdings shall cease to beneficially own and control, free and clear of all Liens (other than Liens in favor of the Collateral Agent for the benefit of Secured Parties), 100.0% on a fully diluted basis of the economic and voting interest in the Stock of the Borrower; (iii) in any twelve (12) month period, the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Holdings cease to be occupied by Persons (A) who were members of the board of directors of Holdings on the first day of such period, (B)
whose election or nomination to the board of directors of Holdings was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of the board of directors of Holdings or (C) whose election or nomination to the board of directors of Holdings was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of the board of directors of Holdings; or (iv) any “change of control” (or similar event, however denominated) shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness, to which Holdings or any of its Subsidiaries is a party.

“Chattel Paper” shall mean any “chattel paper,” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party or any of its Restricted Subsidiaries, wherever located.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, ~~2024~~2026 Refinancing Term Loans, Incremental Term Loans, Swingline Loans, Other Term Loans, Extended Term Loans, Revolving Loans, Other Revolving Loans or Extended Revolving Loans, (b) any Commitment, refers to whether such Commitment is a Term Loan Commitment, ~~2024~~2026 Refinancing Term Commitment, Other Term Loan Commitment (and, in the case of an Other Term Loan Commitment, the Class of Term Loans to which such commitment relates), a commitment in respect of Incremental Term Loans or Extended Term Loans, a Revolving Loan Commitment, an Incremental Revolving Loan Commitment or an Extended Revolving Loan Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Loan Commitments, Other Term Loans, Incremental Term Loans, Extended Term Loans, Other Revolving Loans, Extended Revolving Loan Commitments and Extended Revolving Loans that have different terms and conditions shall be construed to be in different Classes.

“Code” shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection or priority of Administrative Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

1.1 - 15

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Commitment Fee Rate” shall mean a rate equal to 0.50% per annum.

“Commitment Termination Date” shall mean the earliest of (a) April 18, 2029, (b) the date of termination of Revolving Lenders’ obligations to make Advances or permit existing Advances to remain outstanding pursuant to Section 9.2, and (c) the date of prepayment in full in cash by Borrower of the Advances, and the permanent reduction of the Revolving Loan Commitment to zero Dollars ($0), in accordance with the provisions of Section 2.3(a).

“Commitments” shall mean (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment and Term Loan Commitment as set forth on Annex A hereto or in the most recent Assignment and Acceptance Agreement to which it is a party (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments and Term Loan Commitments which aggregate commitment shall be $1,157,000,000 on the Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement. For the avoidance of doubt, Commitments shall include Incremental Term Loan Commitments and Incremental Revolving Loan Commitments to the extent provided in accordance with Section 2.1(d).

“Commodities Account” has the meaning set forth in the Code.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” shall have the meaning assigned to it in Section 5.1(b).

“Compliance Date” means the date on which the Financial Statements for a Fiscal Quarter are required to be delivered pursuant to Section 5.1(a) (commencing with the first full Fiscal Quarter to commence after the Effective Date), if (and only if) the aggregate Revolving Exposure (excluding (i) cash collateralized or backstopped Letters of Credit and (ii) undrawn Letters of Credit in an aggregate amount, in the case of clause (ii), not to exceed $7,500,000) as of the last day of such Fiscal Quarter is greater than 30% of the aggregate Revolving Loan Commitments (calculated after giving Pro Forma Effect to the establishment of any Incremental Revolving Loan Commitments).

“Condemnation Event” shall mean any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of any property or assets of a Person, or confiscation of such property or assets or the requisition of the use of such property or assets.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

1.1 - 16

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Holdings and its Restricted Subsidiaries and Consolidated Joint Ventures on a consolidated basis equal to (i) Consolidated Net Income, plus, to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for (a) consolidated interest expense, (b) provisions for taxes based on income, (c) total depreciation expense, (d) total amortization expense, (e) specified operating lease expenses to the extent that a specific operating lease has been terminated and converted to a capital lease or purchased for cash prior to the end of the term thereof (and during such measurement period), (f) pro forma cost savings relating to any Permitted Acquisition that are expected to be realized within 12 months of such Permitted Acquisition in an amount not to exceed 25% of Consolidated Adjusted EBITDA (prior to giving effect to this clause (f) for such period) (excluding amounts of pro forma cost savings as would be permitted or required by Article 11 of Regulation S-X promulgated under the Securities Act, as amended, and as interpreted by the staff of the SEC (“Regulation S-X”)), (g) the amount of cost savings and other operating improvements and synergies projected by the Borrower in good faith to be realized as a result of actions taken or anticipated to be taken within the four fiscal quarter period following the last date in such period (calculated on a pro forma basis as though such cost savings and other operational improvements and synergies had been realized on the first date of such period) in an amount not to exceed $15,000,000 in such period, (h) other non-Cash charges reducing Consolidated Net Income, including non-Cash stock compensation expenses (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash charge that was paid in a prior period), (i) Transaction Costs, (j) non-recurring employee severance expenses not to exceed $5,000,000 during any twelve-month period, (k) non-recurring, non-operational expenses, including settlements of legal proceedings (net of any non-recurring, non-operational income), reflected on the consolidated statements of operations of Holdings and its Restricted Subsidiaries and Consolidated Joint Ventures (including expenses under the heading “Other Expenses Income”) not to exceed $10,000,000 during any twelve-month period) and (l) non-operational rent expense not to exceed $10,000,000 during any twelve-month period, minus (ii) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period); provided, that for the avoidance of doubt, regardless of whether any prepayment pursuant to Section 2.3(f) is deemed to result in a non-cash gain, no such gain shall increase Consolidated Adjusted EBITDA.

With respect to any period during which a Permitted Acquisition has occurred or a disposition of all or any part of a business unit of any Loan Party or any Restricted Subsidiary has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in Section 7.10, Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Regulation S-X, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Holdings) using the historical financial statements, audited or as otherwise reasonably acceptable to the Administrative Agent, of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Restricted Subsidiaries and Consolidated Joint Ventures which shall be reformulated as if such Subject Transaction, had been consummated or incurred or repaid at the beginning of such period.

1.1 - 17

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Holdings and its Restricted Subsidiaries and Consolidated Joint Ventures during such period (by the expenditure of cash or (without duplication), the incurrence of Indebtedness), determined on a consolidated basis, for any fixed asset or improvements or for replacements, substitutions or additions thereto that, in accordance with GAAP, are required to be capitalized; provided, that Consolidated Capital Expenditures shall not include any expenditures (i) for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with Net Cash Proceeds invested pursuant to Section 2.3(b) or (ii) which constitute a Permitted Acquisition permitted under Section 7.2.

“Consolidated Current Assets” means, as at any date of determination, the total assets of a Person and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of a Person and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Joint Venture” means any Joint Venture that is accounted for on the balance sheet of Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Joint Venture Debt” means, as of any date of determination, the aggregate amount of Indebtedness of Consolidated Joint Ventures, which amount shall be calculated as follows and be equal to (it being understood that such calculation shall correspond to the direct or indirect fractional ownership interest held by Holdings and/or any of its Restricted Subsidiaries in each such Consolidated Joint Venture): (i) the sum of (a) all the aggregate stated balance sheet amount of all Indebtedness of each Consolidated Joint Venture and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)), determined on a consolidated basis in accordance with GAAP minus (b) the aggregate amount of Cash or Cash Equivalents included in the consolidated balance sheet of each such Consolidated Joint Venture and its Subsidiaries determined on a consolidated basis in accordance with GAAP and which are not (x) subject to any Lien (other than Liens in favor of the Collateral Agent) or (y) noted as “restricted” on such consolidated balance sheet, multiplied by (ii) the aggregate percentage of Equity Interests owned, directly or indirectly, by Holdings and/or any of its Subsidiaries in each such Consolidated Joint Venture. For the avoidance of doubt, Consolidated Joint Venture Debt shall not, in any event, include any Indebtedness of any Unconsolidated Joint Venture.

“Consolidated Net Income” means, for any period, in all cases, without duplication, the net income (or loss) of Holdings and its Restricted Subsidiaries and its Consolidated Joint Ventures on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided, however, (i) equity in earnings of Unconsolidated Joint Ventures shall only be included up to an amount that does not to exceed the sum of (A) in any twelve-month period, the greater of (x) $40,000,000 and (y) 18% of TTM Consolidated EBITDA, plus (B) the amount of dividends or other distributions actually paid to Holdings or any of its Restricted Subsidiaries or a Consolidated Joint Venture by such Person during such period, (ii) to the extent included in the calculation of net income (or loss) of Holdings and its Restricted Subsidiaries and its Consolidated Joint Ventures for such period, any after-tax gains or losses attributable to dispositions of assets or returned surplus assets of any Pension Plan shall be excluded, and (iii) to the extent included in the calculation of net income (or loss) of Holdings and its Restricted Subsidiaries and its Consolidated Joint Ventures for such period, any net extraordinary gains or net extraordinary losses shall be excluded. For the avoidance of doubt, Consolidated Net Income shall include a deduction for net income attributable to non-controlling interests in Consolidated Joint Ventures.

1.1 - 18

“Consolidated Total Indebtedness” means, as of any date of determination, the sum of (i)(a) the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Restricted Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)), determined on a consolidated basis in accordance with GAAP (but, for the avoidance of doubt, excluding all Indebtedness of any Consolidated Joint Venture and any Unconsolidated Joint Venture) minus (b) the aggregate amount of Cash or Cash Equivalents included in the consolidated balance sheet of Holdings and its Restricted Subsidiaries and which are not (x) subject to any Lien (other than (i) Liens in favor of the Collateral Agent, or (ii) Liens described in clause (o) of Permitted Encumbrances) or (y) noted as “restricted” on such consolidated balance sheet, plus (ii) Consolidated Joint Venture Debt.

“Consolidated Total Secured Indebtedness” means, as of any date of determination, the sum of (a) the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Restricted Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)), determined on a consolidated basis in accordance with GAAP (but, for the avoidance of doubt, excluding all Indebtedness of any Consolidated Joint Venture and any Unconsolidated Joint Venture) which is secured by a Lien on the assets of Holdings or any Restricted Subsidiary thereof (calculated, without duplication, net of the aggregate amount of Cash or Cash Equivalents included in the consolidated balance sheet of Holdings and its Restricted Subsidiaries and which are not (i) subject to any Lien (other than (i) Liens in favor of the Collateral Agent, or (ii) Liens described in clause (o) of Permitted Encumbrances) or (ii) noted as "restricted" on such consolidated balance sheet), plus (b) Consolidated Joint Venture Debt which is secured by a Lien on the assets of Holdings or any Restricted Subsidiary thereof.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets of Holdings and its Restricted Subsidiaries and the Consolidated Joint Ventures over Consolidated Current Liabilities of Holdings and its Restricted Subsidiaries and the Consolidated Joint Ventures.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any Permitted Acquisition during such period; provided, that there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period.

1.1 - 19

“Contracts” shall mean all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party or any of its Restricted Subsidiaries, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Loan Party or any Restricted Subsidiary of a Loan Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Contractual Obligation” means, as applied to any Person, any provision of any Equity Interest issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” has the meaning set forth in Section 13.2.

“Control Account” means a Securities Account or Commodities Account that is the subject of an effective Securities Account Control Agreement and that is maintained by any Loan Party with an Approved Securities Intermediary. “Control Account” includes all Financial Assets held in a Securities Account or a Commodities Account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

“Credit Agreement Refinancing Indebtedness” shall mean Refinancing Facilities and Refinancing Notes, in each case, incurred, issued or otherwise obtained in exchange for, or to refinance, in whole or part, Indebtedness outstanding under the Loan Documents (“Refinanced Debt”); provided, that (i) such Credit Agreement Refinancing Indebtedness is in an original aggregate principal amount not greater than (A) the aggregate principal amount of the Refinanced Debt, plus (B) any accrued and unpaid interest, fees (including, without limitation, upfront fees, original issue discount and initial yield payments), premiums, defeasance costs, underwriting discounts and other reasonable amounts and expenses paid in connection with the incurrence of such Credit Agreement Refinancing Indebtedness, plus (C) such additional amounts (including any undrawn revolving commitments) otherwise permitted to be incurred under the Loan Documents (with a corresponding reduction in the amount of any basket or carve-out (to the extent capped) used pursuant to this clause (C)), (ii) such Indebtedness does not mature prior to the latest maturity date of the Facilities at the time such Indebtedness is incurred (or, in the case of Refinancing Facilities in respect of the Revolving Loan Commitments, such Indebtedness does not mature prior to the latest maturity date of the Revolving Loan Commitments at the time such Indebtedness is incurred), (iii) such Indebtedness does not have a weighted average life to maturity less than that of the Refinanced Debt (without giving any effect to any prepayments thereof) at the time such Indebtedness is incurred, (iv) the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of the Refinanced Debt, (v) such Credit Agreement Refinancing Indebtedness, to the extent secured, shall not be secured by any Lien on any assets of the Borrower or any Guarantor that does not also secure the Refinanced Debt, (vi) such Credit Agreement Refinancing Indebtedness shall be incurred by the Borrower and shall not be guaranteed by any entity that is not a Guarantor, (vii) [reserved], (viii) such Credit Agreement Refinancing Indebtedness will have terms and conditions (other than (A) pricing, fees and optional prepayment or redemption provisions and (B) covenants and other provisions applicable only to the periods after the latest maturity date of the Facilities at the time such Indebtedness is incurred) that are, taken as a whole, not materially more favorable to the lenders or investors providing such Credit Agreement Refinancing Indebtedness than the terms of the Refinanced Debt, taken as a whole, as reasonably determined by the Borrower, unless such terms and conditions constitute then-current market terms for the applicable type of Credit Agreement Refinancing Indebtedness or are otherwise reasonably acceptable to the Administrative Agent, (ix)(A) Refinanced Debt secured on a pari passu basis may only be refinanced by pari passu, junior lien, unsecured or subordinated Credit Agreement Refinancing Indebtedness, (B) Refinanced Debt secured on a junior lien basis may only be refinanced by junior lien, unsecured or subordinated Credit Agreement Refinancing Indebtedness, (C) unsecured Refinanced Debt may only be refinanced by unsecured or subordinated Credit Agreement Refinancing Indebtedness and (D) subordinated Refinanced Debt may only be refinanced by subordinated Credit Agreement Refinancing Indebtedness and (x) any secured Refinancing Notes shall be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent, including by entry an Applicable Intercreditor Agreement.

1.1 - 20

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day “Daily SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any Daily SOFR Determination Date, the SOFR in respect of such day Daily SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such Daily SOFR Determination Date will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” shall have the meaning assigned to it in Section 2.3(b)(vi).

“Default” shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” shall have the meaning assigned to it in Section 2.5(d).

1.1 - 21

“Defaulting Lender” shall mean any Lender (a) that has failed (unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied) to fund any portion of its Loans or participations in Letters of Credit, or has otherwise failed to make any loans or other payments required to be made by it under this Agreement or the other Loan Documents within two (2) Business Days after any such amounts are required to be funded or paid by it under this Agreement or the other Loan Documents (provided that such Lender shall cease to be a Defaulting Lender with respect to this clause (a) upon satisfaction in full of all outstanding funding and payment obligations of such Lender under this Agreement and the other Loan Documents), (b) that has given oral or written notice to Borrower, Administrative Agent or any Lender or has otherwise publicly announced that such Lender believes it will, or intends to, fail to fund any portion of its Loans or participations in any Letters of Credit or Swingline Loans or fail to fund or make any loans or other payments required to be made by it under this Agreement and the other Loan Documents or under any other committed loan facility (provided that such Lender shall cease to be a Defaulting Lender with respect to this clause (b) upon delivery to Administrative Agent of a written rescission of such notice or announcement), or (c) with respect to which one or more Lender-Related Distress Events has occurred with respect to such Person or any Person that directly or indirectly controls such Lender and Administrative Agent has determined that such Lender may become a Defaulting Lender. For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, each L/C Issuer, each Swingline Lender and each Lender.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Deposit Account Control Agreement” has the meaning set forth in the Pledge and Security Agreement.

“Designated Guarantor” shall have the meaning assigned to such term in the definition of “Guarantors”.

“Discount Range” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Disqualified Stock” shall mean any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than a change of control or sale of all or substantially all of the assets of a Person), (a) (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof, in whole or in part, or (iii) requires the payment of any cash dividend or any other scheduled cash payment constituting a return of capital (other than for taxes attributable to the operations of the business), in the case of each of clauses (i) through (iii), on or prior to the date that is ninety-one (91) days following the latest of the Commitment Termination Date and the Term Loan Maturity Date and except to the extent (A) that payment thereof may be made solely with Stock that is not itself Disqualified Stock or (B) in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations or (b) is convertible into or exchangeable for (i) debt securities or (ii) any Stock referred to in clause (a) above, in each case, at any time on or prior to the date that ninety-one (91) days following the latest of the Commitment Termination Date and the Term Loan Maturity Date; provided that any Stock issued pursuant to a plan for the benefit of future, current or former employees, directors, or officers of Holdings, the Borrower or the Restricted Subsidiaries or Consolidated Joint Ventures or by any such plan to such employees, directors or officers, such Stock shall not constitute Disqualified Stock solely because they may be required to be repurchased by Holdings, the Borrower or the Restricted Subsidiaries or Consolidated Joint Venture in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s or officer’s termination, death or disability.

1.1 - 22

“Documents” shall mean any “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party or any of its Restricted Subsidiaries, wherever located.

“Dollars” or “$”shall mean lawful currency of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, a Restricted Subsidiary of such Person, which Restricted Subsidiary is incorporated or otherwise organized under the Laws of the United States of America, any state thereof or the District of Columbia.

“Dutch Auction” means an auction (an “Auction”) conducted by Holdings or one or more of its Subsidiaries (in such capacity, as applicable, the “Auction Party”) in their sole discretion in order to purchase Term Loans in accordance with the following procedures:

(a)            Notice Procedures. In connection with an Auction, the Auction Party will provide notification to the auction manager (for distribution to the Term Loan Lenders of the relevant Class of Term Loans that are the subject of the Auction (the “Eligible Auction Lenders”) and the Administrative Agent) of the Class and principal amount of Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall contain (i) the Class of Term Loans that will be the subject of the Auction, (ii) the total cash value of the bid (the “Auction Amount”), in a minimum amount of $1,000,000 with minimum increments of $500,000, (iii) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans (i.e., a 5% to 10% Discount Range would represent $50,000 to $100,000 per $1,000,000 principal amount of Term Loans, with a 10% discount being deemed a “higher” discount than 5% for purposes of an Auction) at issue that represents the discounts applied to calculate the range of purchase prices that could be paid in the Auction; provided that the Discount Range may, at the option of the Auction Party, be a single percentage, (iv) the date on which the Auction will conclude, on which date Return Bids will be due at the time provided in the Auction Notice (such time, the “Auction Expiration Time”), as such date and time may be extended upon notice by the Auction Party to the auction manager before any prior Auction Expiration Time, and (v) the identity of the auction manager, and shall indicate if such auction manager is an Affiliate of Holdings. Each offer to purchase Term Loans in an Auction shall be offered on a pro rata basis to all the Eligible Auction Lenders.

1.1 - 23

(b)            Reply Procedures. In connection with any Auction, each Eligible Auction Lender may, in its sole discretion, participate in such Auction and, if it elects to do so (any such participating Eligible Auction Lender, a “Participating Lender”), shall provide, prior to the Auction Expiration Time, the auction manager with a notice of participation (the “Return Bid”) which shall be in a form and substance prepared by the Borrower and shall specify (i) a discount to par that must be expressed as a percentage of par principal amount of Term Loans of the relevant Class expressed in percentages (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of Term Loans of the relevant Class, which must be in increments of $500,000, that such Eligible Auction Lender is willing to offer for sale at its Reply Discount (the “Reply Amount”). An Eligible Auction Lender may avoid the minimum increment amount condition solely when submitting a Reply Amount equal to such Eligible Auction Lender’s entire remaining amount of such Term Loans. Eligible Auction Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three bids, only one of which can result in a Qualifying Bid (as defined below). In addition to the Return Bid, each Participating Lender must execute and deliver, to be irrevocable during the pendency of the Auction and held in escrow by the auction manager, an assignment agreement pursuant to which such Participating Lender shall make the representations and agreements substantially consistent with the terms of Section 2.3(f). Any Eligible Auction Lender that fails to submit a Return Bid at or prior to the Auction Expiration Time shall be deemed to have declined to participate in the Auction.

(c)            Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the auction manager, the auction manager, with the consent of the Auction Party, will, within ten (10) Business Days of the Auction Notice (or such other time agreed by the Borrower), determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the highest Reply Discount at which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount, the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction as set forth below. Unless withdrawn, the Auction Party shall notify the Participating Lenders of the Applicable Discount no later than one (1) Business Day after it is determined (the “Applicable Discount Notice”). The Auction Party shall, within three (3) Business Days of the Applicable Discount Notice, purchase Term Loans from each Participating Lender with a Reply Discount that is equal to or higher than the Applicable Discount (“Qualifying Bids”) at a discount to par equal to the Reply Discount of such Participating Lender, with the applicable Term Loans of the Participating Lender(s) with the highest Reply Discount being purchased first and then in descending order from such highest Reply Discount to and including the applicable Term Loans of the Participating Lenders with a Reply Discount equal to the Applicable Discount (the “Applicable Order of Purchase”); provided that if the aggregate proceeds required to purchase all Term Loans of the relevant Class subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans of the Participating Lenders in the Applicable Order of Purchase, but with the Term Loans of Participating Lenders with Reply Discounts equal to the Applicable Discount being purchased pro rata until the Auction Amount has been so expended on such purchases. If a Participating Lender has submitted a Return Bid containing multiple bids at different Reply Discounts, only the bid with the highest Reply Discount that is equal to or more than the Applicable Discount will be deemed the Qualifying Bid of such Participating Lender. In no event shall any purchase of Term Loans in an Auction be made at a Reply Discount lower than the Applicable Discount for such Auction.

1.1 - 24

(d)            Additional Procedures. Once initiated by an Auction Notice, the Auction Party may withdraw or modify an Auction only prior to the delivery of the Applicable Discount Notice (and if any Auction is withdrawn or modified, notice thereof shall be delivered to the Administrative Agent and the Eligible Auction Lenders no later than the first Business Day after such withdrawal). Furthermore, in connection with any Auction, upon submission by a Participating Lender of the relevant Class of a Qualifying Bid, such Term Loan Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.

Any failure by such Loan Party or such Subsidiary to make any prepayment to a Lender, pursuant to this definition shall not constitute a Default or Event of Default under Article IX or otherwise.

“E-System” shall mean any electronic system, including Intralinks®, DebtX and any other Internet or extranet-based site approved by Administrative Agent, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security systems.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean April 18, 2024.

“Eligible Auction Lenders” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Eligible Counterparty” shall (i) mean the Administrative Agent, any Affiliate of the Administrative Agent, any Lender and/or any Affiliate of any Lender that at any time it occupies such role or capacity (whether or not it remains in such capacity) enters into a Hedge Agreement permitted hereunder or any Cash Management Agreement, in each case, with the Borrower or any Restricted Subsidiary and (ii) with respect to Hedge Agreements permitted hereunder or Cash Management Agreements, in each case, with the Borrower or any Restricted Subsidiary that is existing on the Effective Date, any counterparty to such Hedge Agreement or Cash Management Agreement that is the Administrative Agent, a Lender or an Affiliate of the foregoing as of the Effective Date.

1.1 - 25

“Environmental Laws” shall mean all applicable federal, state, local and foreign Laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” shall mean all permits, licenses, authorizations, certificates, approvals, registrations or other written documents required by any Governmental Authority under any Environmental Laws.

“Equipment” shall mean all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party or any of its Restricted Subsidiaries, wherever located and, in any event, including all such Loan Party’s and such Restricted Subsidiary’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock, physical exercise and rehabilitation equipment, gymnastic equipment, athletic training equipment and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

1.1 - 26

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” shall mean, with respect to any Subsidiary, any trade or business (whether or not incorporated) which, together with such Subsidiary, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” shall mean, with respect to any Restricted Subsidiary or any ERISA Affiliate, (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) with respect to any Plan, a failure to satisfy the minimum funding standard under Section 412 of the IRC or Section 302 of ERISA, whether or not waived, (c) the filing pursuant to Section 412(c) of the IRC or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the determination that any Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 430 of the IRC or Section 303 of ERISA); (e) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (f) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under Section 4041 or 4042 of ERISA for the termination of or the appointment of a trustee by the PBGC to administer any Plan or Plans, (g) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) from any Plan or Multiemployer Plan or (h) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the IRC or Section 305 of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

1.1 - 27

“Event of Default” shall have the meaning assigned to it in Section 9.1.

“Excess Cash Flow” means, for any period, an amount (if positive) equal to:

(a)            the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, plus, (ii) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-Cash charges reducing Consolidated Net Income, including for depreciation and amortization (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash charge that was paid in a prior period), plus (iii) the Consolidated Working Capital Adjustment, minus

(b)            the sum, without duplication, of (i) the amounts for such period paid in cash of (1) scheduled or mandatory repayments of Indebtedness for borrowed money (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) and scheduled repayments of obligations under Capital Leases (excluding any interest expense portion thereof), (2) Consolidated Capital Expenditures, (3) Permitted Acquisitions (including transaction costs with respect thereto), (4) other Investments permitted to be made pursuant to Section 7.2 (other than Section 7.2(c), 7.02(g), 7.02(j), 7.02(l), 7.02(m), 7.02(n), 7.2(o), 7.2(s), 7.2(t), 7.2(u), 7.2(v), 7.2(w), 7.2(x) or 7.2(y)), (5) Restricted Payments permitted to be made pursuant to Section 7.14(b), 7.14(c) or 7.14(g), (6) solely to the extent not funded with the proceeds of Indebtedness (other than Revolving Loans), the aggregate amount of earn-out, installment and deferred purchase price payments during such period, (7) solely to the extent not funded with the proceeds of Indebtedness (other than Revolving Loans), the aggregate amount of any premium, make-whole or penalty payments required to be made in connection with any prepayment of Indebtedness paid during such period, and (8) the aggregate amount of fees, expenses and charges in connection with any Permitted Acquisition, offering of Stock, Investment, management equity plan, stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, disposition, restricted payment, earn-out, working capital adjustment or similar payment, recapitalization or the incurrence of any Indebtedness (including any refinancings thereof) or in connection with any equity based compensation pursuant to equity incentive or similar awards paid during such period to the extent not included in arriving at Consolidated Net Income for such period, plus (ii) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period); and provided, that, for the avoidance of doubt, no prepayment pursuant to Section 2.3(f) shall reduce the calculation of Excess Cash Flow pursuant to this clause (b) of the definition of Excess Cash Flow.

For the avoidance of doubt, Excess Cash Flow shall exclude the portion of Excess Cash Flow that is attributable to any company or line of business acquired pursuant to a Permitted Acquisition or any other Investment prior to the closing date of the applicable Permitted Acquisition or such other Investment. For purposes of calculating Excess Cash Flow, Consolidated Net Income shall not be calculated on a Pro Forma Basis.

“Excess Funding Amount” shall have the meaning assigned to it in Section 10.9(c)(iii).

1.1 - 28

“Exchanged Initial Term Loan” shall have the meaning assigned to it in Section 2.1(b).

“Excluded Information” shall mean information regarding the Borrower or its Affiliates that may be material to a decision made by a Lender to participate in any assignment, including any information which is (a) not publicly available, (b) material with respect to Holdings, the Borrower and their respective subsidiaries or their respective securities for purposes of U.S. federal and state securities laws and (c) not of a type that would be publicly disclosed in connection with any issuance by Holdings, the Borrower or any of their respective subsidiaries of debt or equity securities issued pursuant to a public offering, a Rule 144A offering or other private placement where assisted by a placement agent.

“Excluded Rate Contract Obligation” means, with respect to any Guarantor, any guarantee of any Swap Obligations under a Hedge Agreement included in the Obligations if, and only to the extent that and for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation under such Hedge Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation under such Hedge Agreement. If a Swap Obligation under a Hedge Agreement included in the Obligations arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation under such Hedge Agreement that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Subsidiary” shall mean (i) any (w) Foreign Subsidiary that is a CFC, (x) Domestic Subsidiary of a Foreign Subsidiary of Holdings that is a CFC, (y) Foreign Holdco and (z) Subsidiary that is not a Wholly-Owned Subsidiary of a Loan Party; provided that this clause (i) shall not apply to any Subsidiary that becomes a non-Wholly-Owned Subsidiary as a result of a transaction (x) whose sole purpose was to cause such Subsidiary to become an Excluded Subsidiary and (y) has no other bona fide business rationale, (ii) captive insurance companies, (iii) not-for-profit Subsidiaries, (iv) special purpose entities, (v) Immaterial Subsidiaries, (vi) to the extent a guarantee is prohibited or restricted by contracts with third parties (other than with the Borrower or a Guarantor) as in existence on the Effective Date or at the time of acquisition of such Subsidiary (and not entered into in contemplation thereof) or by applicable Law (including any requirement to obtain Governmental Authority consent), rule or regulation, or would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (vii) any Subsidiary acquired pursuant to a Permitted Acquisition (as defined below) or similar Investment permitted under this Agreement that has, at the time of such acquisition or Investment, secured Indebtedness (not incurred in contemplation of such acquisition or Investment), and any Subsidiary thereof that guarantees such Indebtedness, in each case, to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor, (viii) (y) any Subsidiary that is a “professional corporation” and (z) any Subsidiary that is prohibited by corporate practice of medicine or fee-splitting laws, rules or regulations from providing a guarantee or providing collateral, (ix) to the extent the Administrative Agent and Borrower mutually determine the cost and/or burden of obtaining the guaranty (including any adverse tax consequences) outweigh the benefit to the Lenders and (x) Unrestricted Subsidiaries. For the avoidance of doubt, the Borrower will not constitute an Excluded Subsidiary.

1.1 - 29

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the applicable Loan or Commitment, other than pursuant to an assignment request by the Borrower or (ii) such Lender changes its lending office, except in each case to the extent that such Lender’s assignor, immediately before such Lender acquired the applicable interest in such Commitment or Loan, or such Lender, immediately before it changed its lending office, was entitled to receive additional amounts with respect to such Taxes pursuant to Section 2.11, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall have the meaning assigned to it in the recitals to this Agreement.

“Existing Term Loan Lender” shall mean each “Term Loan Lender” under the Existing Credit Agreement that holds Term Loans (as defined in the Existing Credit Agreement) immediately prior to the Effective Date.

“Existing Term Loans” shall mean, with respect to each Existing Term Loan Lender, the aggregate outstanding principal amount of Term Loans (as defined in the Existing Credit Agreement) held by such Existing Term Loan Lender (which excludes accrued interest and other non-principal amounts owing, if any) under the Existing Credit Agreement.

“Existing Letters of Credit” shall mean the letters of credit issued under the Existing Credit Agreement, which are set forth on Schedule 1.1(B).

“Extended Revolving Loan Commitment” shall have the meaning assigned to it in Section 12.2(d)(iii).

“Extended Revolving Loans” shall have the meaning assigned to it in Section 12.2(d)(iii).

“Extended Term Loans” shall have the meaning assigned to it in Section 12.2(d)(ii).

“Extension” shall have the meaning assigned to it in Section 12.2(d).

“Extension Offer” shall have the meaning assigned to it in Section 12.2(d).

1.1 - 30

“Facilities” shall mean, collectively, the Term Loans and the Revolving Loans provided by the Lenders to the Borrower hereunder.

“Fair Share” has the meaning set forth in Section 13.2.

“Fair Share Contribution Amount” has the meaning set forth in Section 13.2.

“FATCA” shall mean Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current Section 1471(b)(1) of the IRC (or any amended or successor version described above) and any intergovernmental agreements, treaty or convention (and any related Laws or regulations) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States, or any successor thereto.

“Fee Letter” shall mean, collectively, any fee letter entered into between the Borrower and any of the Joint Lead Arrangers in connection with this Agreement.

“Fees” shall mean any and all fees payable to Administrative Agent, L/C Issuer, or any Lender pursuant to this Agreement or any of the other Loan Documents.

“Financial Asset” has the meaning set forth in the Code.

“Financial Statements” shall mean the consolidated income statements, statements of cash flows and balance sheets of Holdings and its Restricted Subsidiaries and their Consolidated Joint Ventures.

“First Lien Indebtedness” shall mean, as of any date of determination, the sum of (a) all the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Restricted Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)), determined on a consolidated basis in accordance with GAAP (but, for the avoidance of doubt, excluding all Indebtedness of any Consolidated Joint Venture and any Unconsolidated Joint Venture) which is secured by a Lien on the assets of Holdings or any Restricted Subsidiary thereof but excluding any such Indebtedness to the extent the applicable Liens are expressly subordinated or junior to the Lien securing the Obligations (calculated, without duplication, net of the aggregate amount of Cash or Cash Equivalents included in the consolidated balance sheet of Holdings and its Restricted Subsidiaries and which are not (i) subject to any Lien (other than (i) Liens in favor of the Collateral Agent, or (ii) Liens described in clause (o) of Permitted Encumbrances) or (ii) noted as "restricted" on such consolidated balance sheet) plus (b) Consolidated Joint Venture Debt which is secured by a Lien on the assets of Holdings or any Restricted Subsidiary thereof but excluding any such Indebtedness to the extent the applicable Liens are expressly subordinated or junior to the Lien securing the Obligations.

1.1 - 31

“First Lien Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) First Lien Indebtedness as of such date to (b) Consolidated Adjusted EBITDA for the Measurement Period ended prior to the applicable date of determination for which Financial Statements were required to be delivered.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” shall mean a fiscal quarter of any Fiscal Year.

“Fiscal Year” shall mean any of the annual accounting periods of the Loan Parties and their Subsidiaries ending on December 31 of each year.

“Fixtures” shall mean any “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party or any of its Restricted Subsidiaries.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means a rate of interest equal to, 0.00% per annum.

“Foreign Holdco” shall mean any subsidiary that has no material assets other than equity interests in or equity interests in and indebtedness of one or more Foreign Subsidiaries of the Borrower that are CFCs.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” shall mean, with respect to any Person, a Restricted Subsidiary of such Person, which Restricted Subsidiary is not a Domestic Subsidiary.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Excess Commitment Initial Term Loan” shall have the meaning assigned to it in Section 2.1(b).

1.1 - 32

“Funded Initial Term Loan” shall have the meaning assigned to it in Section 2.1(b).

“Funding Guarantors” has the meaning set forth in Section 13.2.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect on the Effective Date, consistently applied as such term is further defined in Section 1.2(c).

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof; provided that, for the avoidance of doubt, (i) guarantees of leases in the ordinary course of business shall not constitute “Guaranteed Indebtedness” and (ii) if such obligation is limited in recourse against a specific asset, the amount of such Guaranteed Indebtedness shall be calculated as the lesser of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported and the fair market value of such asset.

“Guaranteed Obligations” has the meaning set forth in Section 13.1.

“Guarantors” shall mean Holdings, Beverly, Beverly Radiology, Pronet and each Restricted Subsidiary of Holdings (other than the Borrower, any Excluded Subsidiary and, for the avoidance of doubt, any Joint Ventures otherwise permitted by this Agreement) that is a guarantor hereunder.

For the avoidance of doubt, the Borrower may, at its option (subject to the consent of the Administrative Agent, which consent, in the case of a Domestic Subsidiary that is a Restricted Subsidiary, shall not to be unreasonably withheld or delayed), cause any Restricted Subsidiary that is not a Guarantor to guarantee the Obligations by causing such Restricted Subsidiary to execute a joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, and any such Restricted Subsidiary (a “Designated Guarantor”) shall cease to be an Excluded Subsidiary and shall, subject to the immediately succeeding sentence, be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes. For the avoidance of doubt, the Administrative Agent may withhold its consent (in its sole discretion) or condition its consent by limiting the purposes for which any Person that is not a Wholly-Owned Restricted Subsidiary of the Borrower or that is a Foreign Subsidiary shall constitute a Loan Party, Guarantor and Subsidiary Guarantor (if applicable) for purposes of Article VII and related definitions used therein (including requiring perfection of “foreign” Collateral in the applicable foreign jurisdiction and local law security documents notwithstanding any exclusion or limitation herein).

1.1 - 33

“Hazardous Material” shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Health Care Laws” shall mean to the extent applicable to the Loan Parties (i) all federal and state fraud and abuse laws, including but not limited to the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), TRICARE (10 U.S.C. § 1071 et seq.), the federal Civil Monetary Penalties Law (42 U.S.C. §1320a-7a), the criminal False Claims Act (42 U.S.C. §1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1035, 1347 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (“HIPAA”), and the regulations promulgated pursuant to such statues; (ii) all federal and state data privacy and security laws, including, without limitation, HIPAA, and the regulations promulgated thereunder; (iii) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (iv) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (v) the FD&C Act and the regulations promulgated thereunder by the FDA; (vi) the Controlled Substances Act, as amended, and the regulations promulgated thereunder by the federal Drug Enforcement Administration; (vii) all applicable state laws and regulations, including those related to the corporate practice of medicine, fee-splitting, anti-kickback, or self-referral prohibitions; (viii) all applicable licensure Laws; and (ix) any and all other applicable health care Laws (whether foreign or domestic), and each of (i) through (ix) as may be amended from time to time.

“Hedge Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Historical Financial Statements” means, as of the Effective Date, the unqualified audited financial statements of Holdings and its Restricted Subsidiaries for the immediately preceding three (3) Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Years, certified by the chief financial officer of the Borrower that they fairly present, in all material respects, the financial condition of Holdings and its Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

1.1 - 34

“Holdings” shall have the meaning assigned to it in the recitals to this Agreement.

“Immaterial Subsidiary” shall mean, at any time, any Subsidiary that (i) contributed 2.5% or less of TTM Consolidated EBITDA, and (ii) had consolidated assets representing 2.5% or less of the total consolidated assets of Holdings and the Subsidiaries on the last day of the most recent fiscal quarter ended on or prior to the date of determination for which Financial Statements are required to be delivered. In no event shall the aggregate amount of TTM Consolidated EBITDA or consolidated assets of Immaterial Subsidiaries exceed 5% of TTM Consolidated EBITDA or total consolidated assets of Holdings and the Subsidiaries, respectively. The Subsidiaries set forth on Schedule 1.01(A) are the Immaterial Subsidiaries on the Effective Date.

“Incremental Amendment” shall have the meaning assigned to it in Section 2.1(d)(vi).

“Incremental Cap” shall mean, as of any date of determination, the sum of:

(a)            (i) the greater of (1) $235,000,000 and (2) 100% of TTM Consolidated EBITDA (collectively, the “Starter Basket Amount”), minus (ii) the aggregate principal amount of any Incremental Facilities or Incremental Equivalent Debt established or incurred by the Borrower in reliance on the Starter Basket Amount (and not subsequently redesignated as established or incurred in reliance on the Ratio Based Incremental Amount or another available exception) on or prior to such date; plus

(b)            (i) (A) the aggregate principal amount of all Term Loans voluntarily prepaid pursuant to Section 2.3(a), plus (B) the aggregate principal amount of all Incremental Equivalent Debt, Permitted Ratio Debt and other Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Obligations voluntarily prepaid, plus (C) the aggregate amount of all Term Loans repurchased and prepaid pursuant to Section 2.3(f) (limited to the amount of cash actually paid in respect of such purchase), plus (D) the aggregate amount of all payments made in connection with the Borrower’s exercise of its rights pursuant to Section 10.9(f) (to the extent such Term Loans or Revolving Loan Commitments are permanently retired or terminated, rather than assigned), plus (E) all permanent reductions of the Revolving Loan Commitments pursuant to Section 2.3(a), in each case of clause (A) through (E), on or prior to such date and except to the extent funded with the proceeds of long-term Indebtedness (other than revolving loans) (collectively, the “Incremental Reload Amount”), minus (ii) (A) the aggregate principal amount of any Incremental Facilities or Incremental Equivalent Debt established or incurred by the Borrower in reliance on the Incremental Reload Amount (and not subsequently redesignated as established or incurred in reliance on the Incremental Reload Amount or another available exception) on or prior to such date; plus

(c)            an unlimited additional amount (the “Ratio Based Incremental Amount”) so long as, subject to Section 1.3 in the case of any Incremental Facility, Incremental Equivalent Debt or Permitted Ratio Debt established or incurred in connection with a Limited Condition Transaction, when calculated on a Pro Forma Basis as of the last day of the most recent Measurement Period ended prior to the applicable date of determination for which Financial Statements are required to be delivered after giving Pro Forma Effect to the establishment or incurrence of such Indebtedness and the use of proceeds thereof, any acquisition or other transaction consummated in connection therewith (including any repayment of Indebtedness) and all other customary pro forma events and adjustments and assuming all previously established and simultaneously established Incremental Revolving Loan Commitments are fully drawn and excluding the cash proceeds of any borrowings thereunder not applied promptly for the specified transaction in connection with such incurrence upon receipt thereof:

1.1 - 35

(i)              in the case of any Incremental Facility, Incremental Equivalent Debt or Permitted Ratio Debt, as the case may be, that is secured by a Lien on the Collateral on a pari passu basis with the Obligations, either (A) the First Lien Net Leverage Ratio does not exceed 5.00 to 1.00 or (B) if such Incremental Facility, Incremental Equivalent Debt or Permitted Ratio Debt, as the case may be, is being established or incurred in connection with a Permitted Acquisition or other Investment permitted hereunder, at the election of the Borrower, the First Lien Net Leverage Ratio does not exceed the First Lien Net Leverage Ratio immediately prior to giving effect to the establishment or incurrence thereof,

(ii)            in the case of any Incremental Facility, Incremental Equivalent Debt or Permitted Ratio Debt, as the case may be, that is secured by a Lien on the Collateral on a basis junior to the Obligations, either (A) the Senior Secured Net Leverage Ratio does not exceed 5.50 to 1.00 or (B) if such Incremental Facility, Incremental Equivalent Debt or Permitted Ratio Debt, as the case may be, is being established or incurred in connection with a Permitted Acquisition or other Investment permitted hereunder, at the election of the Borrower, the Senior Secured Net Leverage Ratio does not exceed the Senior Secured Net Leverage Ratio immediately prior to giving effect to the establishment or incurrence thereof, or

(iii)          in the case of any Incremental Facility, Incremental Equivalent Debt or Permitted Ratio Debt, as the case may be, that is unsecured, either (A) the Total Net Leverage Ratio does not exceed 5.50 to 1.00 or (B) if such Incremental Facility, Incremental Equivalent Debt or Permitted Ratio Debt, as the case may be, is being established or incurred in connection with a Permitted Acquisition or other Investment permitted hereunder, at the election of the Borrower, the Total Net Leverage Ratio does not exceed the Total Net Leverage Ratio immediately prior to giving effect to the establishment or incurrence thereof.

It is understood and agreed that (i) the Borrower may select utilization order (in whole or in part, including combinations thereof) under clauses (a), (b) and (c) above in its sole discretion and, if both clauses (a) and (c) above are available and the Borrower does not make an election, the Borrower shall be deemed to have elected clause (c), (ii) Indebtedness may be incurred under both clauses (a) and (c) above, and proceeds from any such incurrence may be utilized in a single transaction by first calculating the incurrence under clause (c) above and then calculating the incurrence under clause (a) above (if any) and (iii) the Borrower may redesignate any Indebtedness originally designated as incurred under clause (a), (b) or (c) as having been incurred under any other such clause, so long as at the time of such redesignation, the Borrower would be permitted (determined without duplication of the Indebtedness to be redesignated) to incur under such other clause the aggregate principal amount of Indebtedness being so redesignated (for purposes of clarity, with any such redesignation having the effect of increasing the Borrower’s ability to incur Indebtedness under the former clause as of the date of such redesignation by the amount of Indebtedness so redesignated) (it being understood and agreed that, if at any time the Borrower would be permitted hereunder to redesignate Indebtedness originally designated as incurred under clause (a) above as having been incurred under clause (c) above, the Borrower shall be deemed to have made such resignation to the fullest extent permitted at such time).

1.1 - 36

“Incremental Commitments” shall have the meaning assigned to it in Section 2.1(d)(i).

“Incremental Equivalent Debt” shall mean Indebtedness issued or incurred by the Borrower and in the form of one or more series of senior or subordinated notes or loans (which may be unsecured or secured on a junior lien basis or a pari passu basis, in each case issued in a public offering, Rule 144A or other private placement or bridge facility in lieu of the foregoing, or senior or subordinated “mezzanine” debt (which may be in the form of loans or notes and limited to being unsecured or secured solely on a junior lien basis)); provided that such Incremental Equivalent Debt (a) in the case of syndicated term loans secured by a Lien on the Collateral on a pari passu basis with respect to any then-existing Initial Term Loans, shall have the benefit of the MFN Provision (with each reference therein to “Incremental Term Loans” being deemed to be a reference to “Incremental Equivalent Debt”); (b) shall (i) mature no earlier than the latest maturity date of any then-existing Initial Term Loans; (ii) have a weighted average life to maturity no shorter than the remaining weighted average life to maturity of any then-existing Initial Term Loans (without giving effect to any prepayments that would otherwise modify the weighted average life to maturity of such Initial Term Loans); provided that, at the option of the Borrower, this clause (b) shall not apply to Incremental Equivalent Debt in an aggregate outstanding principal amount of up to the Incremental Maturity Carveout as in effect immediately prior to the incurrence of such Incremental Equivalent Debt; (iii) shall not be guaranteed by any Person other than any Loan Party; (iv) shall not be secured by any assets other than the Collateral; and (v) to the extent secured or subordinated in right of payment, be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent, including by entry to an Applicable Intercreditor Agreement.

“Incremental Facilities” shall have the meaning assigned to it in Section 2.1(d)(i).

“Incremental Loans” shall have the meaning assigned to it in Section 2.1(d)(ii).

“Incremental Maturity Carveout” shall mean, on any date, an aggregate amount equal to (a) $85,000,000, minus (b) (i) the aggregate outstanding principal amount of Incremental Term Loans, Incremental Equivalent Debt and Permitted Ratio Debt, in each case, to which the Incremental Maturity Carveout has previously been applied.

“Incremental MFN Carveout” shall mean, on any date, an aggregate amount equal to (a) the greater of (x) $61,000,000 and (y) 25% of TTM Consolidated EBITDA, minus (b) the aggregate principal amount of Incremental Term Loans, Incremental Equivalent Debt and Permitted Ratio Debt, in each case, to which the Incremental MFN Carveout has previously been applied.

“Incremental Reload Amount” shall have the meaning assigned to it in the definition of “Incremental Cap”.

“Incremental Request” shall have the meaning assigned to it in Section 2.1(d)(i).

1.1 - 37

“Incremental Revolving Loan” shall have the meaning assigned to it in Section 2.1(d)(ii).

“Incremental Revolving Loan Commitments” shall have the meaning assigned to it in Section 2.1(d)(i).

“Incremental Term Commitments” shall have the meaning assigned to it in Section 2.1(d)(i).

“Incremental Term Facility” shall have the meaning assigned to it in Section 2.1(d)(i).

“Incremental Term Loan Commitment” shall mean the commitment of any Lender to make Incremental Term Loans of a particular tranche pursuant to Section 2.1(d), in each case, as any such amounts may be adjusted, if at all, from time to time in accordance with this Agreement.

“Incremental Term Loans” shall have the meaning assigned to it in Section 2.1(d)(ii).

“Indebtedness” means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-out obligations (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Stock, (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Hedge Agreement, in each case, whether entered into for hedging or speculative purposes.

“Indemnified Liabilities” shall have the meaning assigned to it in Section 12.4(a).

“Indemnified Person” shall have the meaning assigned to it in Section 12.4(a).

1.1 - 38

“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Term Loan” shall mean, (i) prior to the Amendment No. 1 Effective Date, collectively, the Funded Excess Commitment Initial Term Loans, the Funded Initial Term Loan and the Exchanged Initial Term Loan, (ii) from and after the Amendment No. 1 Effective Date, the 2024 Refinancing Term Loans and (iii) from and after the Amendment No. 3 Effective Date, the 2026 Refinancing Term Loans (it being understood that such term shall refer to the aggregate Initial Term Loan when used in the context of all Term Loan Lenders collectively and a particular Term Loan Lender’s portion of the aggregate Initial Term Loan when used in the context of an individual Term Loan Lender); provided that from and after the Amendment No. ~~2~~3 Effective Date, “Initial Term Loans” shall include the ~~2025~~2026 Incremental Term Loans made in favor of the Borrower pursuant to Amendment No. ~~2~~3.

“Initial Term Loan Commitment” shall mean (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of the Initial Term Loan as set forth on Annex A hereto or in the most recent Assignment and Acceptance Agreement to which it is a party (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Initial Term Loan, which aggregate commitment shall be $875,000,000.

“Instruments” shall mean any “instrument,” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party or any of its Subsidiaries, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of Indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” has the meaning set forth in the Pledge and Security Agreement.

“Intellectual Property Security Agreements” has the meaning set forth in the Pledge and Security Agreement.

“Interest Payment Date” shall mean (a) as to any Alternate Base Rate Loan (including a Swingline Loan), the last Business Day of each Fiscal Quarter to occur while such Loan is outstanding (for the avoidance of doubt, such payment shall be an interest payment for the Fiscal Quarter ending on such day), (b) as to any Term Benchmark Loan, on the last day of any applicable Interest Period (for the avoidance of doubt, such payment shall be an interest payment for the Interest Period ending on such day) and as to any Term Benchmark Loan that has a Interest Period of more than three months, at the end of each three month interval from the first day of such Interest Period and (c) in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued and unpaid under this Agreement.

1.1 - 39

“Interest Period” means, with respect to any Term Benchmark Loan, the period beginning on the date of such Term Benchmark Loan and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or such other period, subject to the availability thereof, as all of the relevant Lenders may agree), as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

“International Trade Laws” means all laws, rules, regulations and requirements of any jurisdiction, including the United States, applicable to the Borrower, its Affiliates, or any party to the Loan Documents concerning or relating to (i) the importation of merchandise, including those administered by U.S. Customs and Border Protection or the U.S. Department of Commerce; (ii) the exportation or reexportation of items (including technology, services, and software), including those administered by the U.S. Department of Commerce or the U.S. Department of State; or (iii) Sanctions, terrorism or money laundering, including, without limitation, (a) Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism; (b) the Patriot Act; (c) the U.S. International Emergency Economic Powers Act; (d) the U.S. Trading with the Enemy Act; (e) the U.S. United Nations Participation Act; (f) the U.S. Syria Accountability and Lebanese Sovereignty Act; (g) the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010; (h) the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012; (i) the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951- 1959) and (j) any similar laws, rules, regulations and requirements enacted, administered or enforced by the U.S., the United Nations Security Council, the European Union, or His Majesty’s Treasury.

“Inventory” shall mean any “inventory,” as such term is defined in the Code, now or hereafter owned or acquired by any Loan Party or any of its Subsidiaries, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Loan Party or any of its Subsidiaries for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Loan Party’s or such Subsidiary’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

“Investment” shall mean to (i) purchase or acquire any Stock or debt or equity securities of another Person, or (ii) make any acquisition of all or substantially all of the assets of another Person, or of any business or division of another Person, including, without limitation, by way of merger, consolidation or other combination or (iii) make any advance, loan, extension of credit or capital contribution to, or any other investment in, another Person including any other Affiliate of the Borrower or Subsidiary of the Borrower. For purposes of compliance with Section 7.2, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of any Returns with respect to such Investment (to the extent such Returns do not exceed, in the aggregate, the original amount of such Investment).

1.1 - 40

“IRC” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

“IRS” shall mean the Internal Revenue Service, or any successor thereto.

“Joint Lead Arrangers” shall mean (i) Barclays Bank PLC, Banco Santander, S.A., New York Branch, Capital One, National Association, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., Truist Securities, Inc. and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger and joint bookrunner in respect of the Facilities provided herein, (ii) the Amendment No. 1 Lead Arranger, in its capacity as lead arranger in respect of the 2024 Refinancing Term Loans ~~and~~, (iii) Barclays Bank PLC, in its capacity as lead arranger in respect of the 2025 Incremental Term Loans and (iv) the Amendment No. 3 Lead Arrangers, in their capacity as lead arrangers in respect of the 2026 Refinancing Term Loans and 2026 Incremental Term Loans.

“Joint Venture” means, with respect to any Person, a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form, with another Person. For the avoidance of doubt, with respect to any Person, any Wholly-Owned Subsidiary of such Person shall not constitute a Joint Venture of such Person.

“Junior Debt” shall have the meaning assigned to it in Section 7.13.

“Junior Debt Payment” shall have the meaning assigned to it in Section 7.13.

“Laws” shall mean any and all federal, state, local and foreign statutes, laws, treaties, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, official administrative pronouncements, codes, injunctions, permits, concessions, grants, franchises, governmental (or quasi-governmental) agreements, governmental (or quasi-governmental) restrictions or determination of an arbitrator, court or other Governmental Authority (including, for the avoidance of doubt, all laws related to Sanctions, Anti-Terrorism Laws and Anti-Corruption Laws), in each case, whether now or hereafter in effect.

“L/C Application” shall mean an application by Borrower to L/C Issuer, pursuant to a form approved by L/C Issuer, for the issuance of a Letter of Credit, that is submitted to L/C Issuer at least five (5) Business Days prior to the requested issuance of such Letter of Credit.

“L/C Exposure” shall mean, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit as of such date and (b) the aggregate amount of all unreimbursed obligations in respect of any drawn Letter of Credit at such time. The L/C Exposure of any Revolving Lender at any time shall be its Pro Rata Share of the aggregate L/C Exposure at such time.

“L/C Honor Date” shall have the meaning assigned to it in Section 2.2(h)(i).

“L/C Commitment” shall mean, in the case of each L/C Issuer, such amounts as set forth on Annex A; provide that the L/C Commitment of any L/C Issuer may be increased or decreased if agreed in writing between the Borrower and such L/C Issuer (each acting in its sole discretion) and notified to the Administrative Agent.

1.1 - 41

“L/C Issuer” means Barclays, Banco Santander, S.A., New York Branch, Capital One, National Association, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., Truist Bank and Wells Fargo Bank, N.A., and/or such other Revolving Lender that becomes an “L/C Issuer” pursuant to Section 2.2(a). Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Sublimit” has the meaning assigned to it in Section 2.2(a).

“LCT Election” shall have the meaning set forth in Section 1.3.

“LCT Test Date” shall have the meaning set forth in Section 1.3.

“Lender-Related Distress Event” shall mean, with respect to any Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), (a) a voluntary or involuntary case with respect to such Distressed Person under Title 11 of the United States Code, any other Debtor Relief Law or any similar bankruptcy Laws of its jurisdiction of formation, (b) a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, (c) such Distressed Person is subject to a forced liquidation, merger, sale or other change of majority control supported in whole or in part by guaranties or other support (including, without limitation, the nationalization or assumption of majority ownership or operating control by) the U.S. government or other Governmental Authority; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interests of a Distressed Person by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, (d) such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt, (e) such Distressed Person becomes or is insolvent as determined by Administrative Agent or (f) such Distressed Person becomes or is the subject of a Bail-in Action. For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.

“Lenders” shall mean the Persons named on the signature pages of this Agreement, an Incremental Amendment or a Refinancing Amendment (including Amendment No. 1, Amendment No. 2 and Amendment No. 3), as lenders, and, if any such Lender shall assign all or any portion of the Commitments or Obligations in accordance with the terms of this Agreement, such term shall include such assignee.

“Letter of Credit Fee” has the meaning assigned to it in Section 2.2(d).

“Letter of Credit Obligations” shall mean all outstanding obligations incurred by Administrative Agent and Revolving Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a support agreement, reimbursement agreement or guaranty by Administrative Agent or Revolving Lenders with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the aggregate maximum face amount of all issued and outstanding Letters of Credit.

1.1 - 42

“Letters of Credit” shall mean commercial or standby letters of credit issued for the account of Borrower or any Restricted Subsidiary of the Borrower by any L/C Issuer; provided that any Letter of Credit issued for the account of any Restricted Subsidiary shall have the Borrower as a co-applicant; provided further that no L/C Issuer shall be required to issue any Letters of Credit other than standby letters of credit. The Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder.

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, collateral assignment, security deposit arrangement, lien, charge, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement having the practical effect of any of the foregoing (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable Law of any jurisdiction).

“Limited Condition Transaction” shall mean (i) any Permitted Acquisition or other Investment permitted hereunder by the Borrower or one or more of its Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing or any asset sale, (ii) any debt payment requiring irrevocable notice in advance of such debt payment and (iii) any Restricted Payment permitted hereunder requiring declaration in advance thereof.

“Litigation” shall have the meaning assigned to it in Section 4.13.

“Loan Documents” shall mean this Agreement, the Notes, the Fee Letter, any Applicable Intercreditor Agreement, any Incremental Amendment, the Security Documents and all other agreements, instruments, documents and certificates entered into in connection therewith, in each case executed and delivered by any Loan Party to, or in favor of, Administrative Agent and/or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, amendments and restatements, supplements and/or other modifications thereto, and shall refer to such agreement as the same may be in effect at any and all times such reference becomes operative. For the avoidance of doubt, Hedge Agreements and Cash Management Agreements shall not constitute Loan Documents whether or not the obligations of any Loan Party thereunder constitute Obligations for any purpose.

“Loan Modification” shall have the meaning assigned to it in Section 12.2(a).

“Loan Party” shall mean the Borrower and each Guarantor.

“Loans” shall mean the Advances, the Term Loan, any Incremental Term Loans and, as the context may require, any portion of any or all of the foregoing.

1.1 - 43

“Material Adverse Effect” shall mean any circumstance that would materially and adversely affect (a) the business, assets, operations or financial condition of the Loan Parties and their Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties’, taken as a whole, to perform their payment obligations in accordance with the terms of Loan Documents, or (c) the Administrative Agent’s rights and remedies under this Agreement and the other Loan Documents, taken as a whole.

“Material Contract” means any contract or other arrangement to which any Loan Party or any of its Restricted Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” shall mean, as of any date of determination, any Indebtedness (other than Indebtedness consisting of the Obligations) of any Loan Party or any Restricted Subsidiary in an individual outstanding principal amount exceeding the greater of (x) $24,000,000 and (y) 10% of TTM Consolidated EBITDA as of such date.

“Material Intellectual Property” shall mean shall mean any Intellectual Property or other strategic assets owned by, or exclusively licensed to, Holdings or any of its Subsidiaries that is material to the business of Holdings and its Subsidiaries, taken as a whole.

“Material Real Estate” shall mean a fee-owned Real Estate with the fair market value in the good faith determination of the Borrower in excess of $7,500,000 as of the date of the acquisition thereof.

“Maximum Amount” shall mean, at any particular time, with respect to the Revolving Loan, an amount equal to the Revolving Loan Commitments of all Revolving Lenders.

“Measurement Period” shall mean any applicable period of four consecutive Fiscal Quarters.

“MFN Provision” shall have the meaning assigned to it in Section 2.1(d)(v)(B).

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor entity thereof.

“Mortgaged Properties” shall mean all Material Real Estate of the Loan Parties.

“Mortgages” shall mean each of the mortgages and deeds of trust, collateral assignments of leases or other real estate security documents with respect to Material Real Estate delivered by any Loan Party to Administrative Agent on behalf of itself and the other Secured Parties with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Administrative Agent, in each case as the same may be amended, restated, amended and restated, supplemented and/or otherwise modified from time to time in accordance with its terms; provided that, Mortgages may include a “Life-of-Loan” Federal Emergency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto), and if such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance confirming that such insurance has been obtained to the extent required by this Agreement

1.1 - 44

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Loan Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Cash Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, but only as and when received, including (x) in the case of an asset disposition (including pursuant to a sale-leaseback transaction or in connection with a casualty loss or Condemnation Event), any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any reasonable interest payments), (y) in the case of a casualty loss event, cash casualty insurance proceeds, and (z) in the case of a Condemnation Event, cash condemnation awards and similar payments in connection therewith, minus (b) the sum of (i) all reasonable fees and expenses (including commissions, discounts, transfer taxes and legal, accounting and other professional and transactional fees) paid or payable by Holdings or any Restricted Subsidiary to third parties in connection with such event, (ii) in the case of an asset disposition (including pursuant to a sale-leaseback transaction or in connection with a casualty loss or Condemnation Event), (I) the amount of payments made or required to be made in respect of Indebtedness (other than Loans) secured by a prior lien on such asset or otherwise subject to mandatory prepayment (other than under this Agreement) as a result of such event, or which by applicable law be repaid out of the proceeds of such asset disposition, casualty loss or Condemnation Event and (II) the amount of any liabilities directly associated with such asset and retained by Holdings or any Restricted Subsidiary, (iii) the amount of all Taxes (or Restricted Payments in respect of such Taxes) paid (or reasonably estimated to be payable or accrued as a liability under GAAP) by Holdings or any Restricted Subsidiary as a result of such event, (iv) the amount of any reserves established by Holdings or any Restricted Subsidiary to fund liabilities estimated to be payable as a result of such event (as determined in good faith by the Borrower), (v) in the case of any asset disposition, casualty loss or Condemnation Event by or in respect of a non-wholly-owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower or any wholly-owned Restricted Subsidiary as a result thereof and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition.

“New Revolving Credit Commitment” shall have the meaning assigned to it in Section 2.1(d)(i).

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Notes” shall mean the Revolving Notes and the Term Loan Notes, collectively, if any, to the extent issued (and not returned to Borrower for cancellation).

“Notice of Advance” shall have the meaning assigned to it in Section 2.1(a)(i).

1.1 - 45

“Notice of Conversion/Continuation” shall have the meaning assigned to it in Section 2.5(e).

“Notice of Prepayment” shall mean a Notice of Prepayment delivered by the Borrower as required by Section 2.3(a), in form and substance substantially similar to Exhibit 2.3(a) attached hereto or such other form as shall be approved by Administrative Agent in its reasonable discretion.

“Notice of Term Loan” shall have the meaning assigned to it in Section 2.1(b)(i).

“Obligations” shall mean (a) all loans, advances, debts, liabilities and obligations of any Loan Party in respect of Loans or Letters of Credit or arising under the Loan Documents, including for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Loan Party or any of its Restricted Subsidiaries to Administrative Agent, any L/C Issuer in respect of Letter of Credit Obligations incurred pursuant to the terms hereof or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, in all cases, including all principal, interest, fees, expenses and other amounts which accrue after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Loan Party, whether or not allowed in such proceeding, in each case to the extent arising under this Agreement or any of the other Loan Documents and (b) all obligations, liabilities and indebtedness owing to any Eligible Counterparty with respect to any Hedge Agreement or Cash Management Agreement to which such Eligible Counterparty has provided written notice of such Hedge Agreement or Cash Management Agreement to the Administrative Agent, as the case may be, together with such supporting documentation as the Administrative Agent may reasonably request from the applicable Eligible Counterparty; provided, however, that Obligations of any Guarantor thereunder shall not include any Excluded Rate Contract Obligations of such Guarantor.

“Obligee Guarantor” has the meaning set forth in Section 13.7.

“OFAC” has the meaning specified in the definition of Sanctions.

“OID” shall mean any original issue discount.

“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Obligations” has the meaning assigned to the term “Obligations” in the Existing Credit Agreement.

1.1 - 46

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Revolving Loans” shall mean Incremental Revolving Loan Commitments established under a New Revolving Credit Commitment.

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to a request by the Borrower).

“Other Term Loans” shall mean Incremental Term Loans incurred under an Incremental Term Facility.

“Other Term Loan Commitment” shall mean Incremental Term Commitments established under an Incremental Term Facility.

“Participating Lender” shall have the meaning assigned to such term in the definition of “Dutch Auction”.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Plan, other than a Multiemployer Plan, which is subject to Section 412 or Section 430 of the IRC or Section 302 of ERISA.

“Perfection Certificate” shall mean the Perfection Certificate, dated as of the Effective Date executed by the Loan Parties in favor of Administrative Agent.

“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Permitted Acquisition” means any Post-Closing Acquisition by the Borrower or any Restricted Subsidiary, in each instance, to the extent that each of the following conditions shall have been satisfied:

(a)            subject to Section 1.3 in the case of any Permitted Acquisition that is a Limited Condition Transaction, no Event of Default shall then exist or would exist immediately after giving effect thereto;

(b)            the Loan Parties shall be in compliance with the financial covenant set forth in Section 7.10 (to the extent then in effect);

1.1 - 47

(c)            immediately after giving Pro Forma Effect to any such acquisition and any related transaction and all customary pro forma events and adjustments, the Loan Parties shall be in compliance with Section 6.12;

(d)            if the Borrower or any of its Restricted Subsidiaries acquires the majority of the Stock of any Person in connection with such acquisition, the Borrower shall comply with any applicable terms of Section 6.11 within the time periods set forth therein after the consummation of such acquisition.

“Permitted Encumbrances” shall mean the following encumbrances: (a) Liens for Taxes or assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (b) pledges or deposits of money securing obligations under workmen’s compensation, unemployment insurance, social security or public liability Laws or similar legislation in the ordinary course of business; (c) pledges or deposits of money securing contracts (other than contracts for the payment of money) or leases to which any Loan Party or any of its Restricted Subsidiaries is a party as lessee made in the ordinary course of business; (d) deposits of money securing statutory obligations of any Loan Party or any of its Restricted Subsidiaries in the ordinary course of business; (e) statutory workers’, mechanics’, landlords’, repairmen’s, workmen’s, materialmen’s or similar liens arising in the ordinary course of business and are not overdue by more than 60 days or are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (f) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business so long as such Liens are not overdue by more than 60 days or are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (g) deposits securing, or in lieu of, surety, appeal or performance bonds in proceedings to which any Loan Party or any of its Restricted Subsidiaries is a party; (h) any attachment or judgment lien not constituting an Event of Default under Section 9.1(j); (i) zoning restrictions, easements, rights of way, encroachments, licenses, or other restrictions on the use of any Real Estate or other minor defects or irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (j) presently existing or hereafter created Liens in favor of Administrative Agent, on behalf of itself and the other Secured Parties; (k) Liens not otherwise described in this definition in existence on the date hereof and summarized on Schedule 7.7, including replacement Liens on the property subject to such Lien (but only such property) in connection with a refinancing of the underlying Indebtedness not in violation of this Agreement; (l) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Loan Party or any of its Restricted Subsidiaries in the ordinary course of business or in connection with Indebtedness for the acquisition, construction or improvement of any fixed or capital assets by any Loan Party or any of its Restricted Subsidiaries, plus any unpaid capitalized fees, expenses and interest thereon outstanding at any one time for all such Liens (provided that, in the case of purchase money debt, such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within forty-five (45) days following such purchase and does not exceed one hundred percent (100%) of the purchase price of the subject assets); (m) precautionary Code financing statement filings regarding operating leases; (n) leases or subleases of real or personal property granted to other Persons (as lessee thereof) not materially interfering with the conduct of the business of any Loan Party or any Restricted Subsidiary of a Loan Party; (o) (1) Liens on deposit accounts and securities accounts granted or arising in the ordinary course of business in favor of depositary banks and securities intermediaries maintaining such deposit accounts or securities accounts solely to secure customary account fees and charges payable in respect of such deposit accounts and securities accounts and overdrafts not in violation of this Agreement and (2) Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (p) Liens in favor of collecting banks arising under Section 4-210 of the Code; (q) Liens in favor of insurers (or other Persons financing the payment of insurance premiums) securing Indebtedness of the type described in and permitted under Section 7.3 hereof financing the premiums payable in respect of insurance policies issued by such insurers; provided that such Liens attach solely to returned premiums in respect of such insurance policies and the proceeds of such policies; (r) Liens on deposits posted pursuant to Hedge Agreements to secure obligations thereunder to the extent such Hedge Agreements are permitted hereunder; (s) Liens associated with letters of credit permitted pursuant to Section 7.3(xxii) including those Letters of Credit existing on the Effective Date; (t) other Liens not described above securing obligations other than Indebtedness; provided that the aggregate outstanding amount of the obligations secured thereby does not exceed $1,000,000 and (u) any interest or title of a lessor or sublessor or licensor or sublicensor under any lease or license (including intellectual property) so long as it does not materially interfere with business operations.

1.1 - 48

“Permitted Lien” means each of the Liens permitted pursuant to Section 7.7.

“Permitted Ratio Debt” shall mean senior, senior subordinated, senior unsecured, junior lien or subordinated Indebtedness; provided that such Permitted Ratio Debt (a) shall in the case of syndicated term loans secured by a Lien on the Collateral on a pari passu basis with respect to any then-existing Term Loans, shall have the benefit of the MFN Provision (with each reference therein to “Incremental Term Loans” being deemed to be a reference to “Permitted Ratio Debt”); (b) shall (i) mature no earlier than the latest maturity date of any then-existing Term Loans and (ii) have a weighted average life to maturity no shorter than the remaining weighted average life to maturity of any then-existing Term Loans (without giving effect to any prepayments that would otherwise modify the weighted average life to maturity of such Term Loans); provided that, at the option of the Borrower, this clause (b) shall not apply to Permitted Ratio Debt in an aggregate outstanding principal amount of up to the Incremental Maturity Carveout as in effect immediately prior to the incurrence of such Permitted Ratio Debt; (c) (i) may provide for the ability of the lenders thereunder to participate on a pro rata basis, a less than pro rata basis or a greater than pro rata basis in any voluntary prepayments of any then-existing Term Loans and (ii) may provide for the ability of the lenders thereunder to participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of any then-existing Term Loans, in each case, as specified in the definitive documentation evidencing such Permitted Ratio Debt; and (d) to the extent secured or subordinated in right of payment, shall be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent, including by entry to an Applicable Intercreditor Agreement.

“Permitted Holders” means Howard G. Berger, M.D., any other individual having a relationship by blood, marriage (including former spouses), domestic partnership (including former domestic partners) or adoption to such individual, and any trusts or other estate planning vehicles established for the benefit of any of the foregoing individuals.

1.1 - 49

“Person” shall mean any individual, sole proprietorship, partnership, Joint Venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Loan Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Loan Party (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be an employee benefit plan of such Loan Party).

“Pledge and Security Agreement” means that certain Amended and Restated Pledge and Security Agreement dated as of the April 23, 2021 among the Borrower, each Grantor party thereto and the Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Post-Closing Acquisition” shall mean any transaction or series of related transactions (including, for the avoidance of doubt, pursuant to the implementation of a “friendly physician” or similar structure) for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock of any Person or otherwise causing any Person to become a Restricted Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination with another Person. For purposes of this definition, the term “Person” shall not include the Borrower or any Restricted Subsidiary of the Borrower.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Pro Forma Basis” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant, that Consolidated Adjusted EBITDA and/or TTM Consolidated EBITDA, as the case may be, shall be calculated (a) as described in Section 1.4 and (b) by giving effect to (i) additional addbacks and (ii) pro forma adjustments, without duplication for any addbacks otherwise added back in Consolidated Adjusted EBITDA, which are reflected in a quality of earnings report or any due diligence financial review conducted by an accounting firm or other financial advisors retained by the Borrower and reasonably acceptable to Administrative Agent (it being understood and agreed that BDO is acceptable to Administrative Agent), or otherwise reasonably satisfactory to Administrative Agent and, in each case, as if such Specified Transaction, synergies, cost savings, fees, costs or expenses had occurred at the beginning of the applicable period.

1.1 - 50

“Pro Rata Share” shall mean (a) with respect to all matters relating to any Lender exclusively with respect to the Revolving Loan Commitments, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders (provided, after the Revolving Loan Commitments have expired or been terminated, the applicable outstanding balances of Advances and Letter of Credit Obligations held by such Lender and all the Lenders, respectively, shall be used in lieu of the Revolving Loan Commitment in both clauses (i) and (ii)), (b) with respect to all matters relating to any Lender exclusively with respect to the Initial Term Loan, the percentage obtained by dividing (i) the Initial Term Loan Commitment of that Lender by (ii) the aggregate Initial Term Loan Commitments of all Lenders (provided, after the Effective Date, the applicable outstanding principal balances of the Initial Term Loan held by such Lender and all Lenders, respectively, shall be used in lieu of the Initial Term Loan Commitment in both clauses (i) and (ii)), (c) [reserved], (d) with respect to all matters relating to any Lender exclusively with respect to a particular tranche of Incremental Term Loans, the percentage obtained by dividing (i) the Incremental Term Loan Commitment of that Lender with respect to such tranche by (ii) the aggregate Incremental Term Loan Commitments of all Lenders with respect to such tranche (provided, after the funding of such Incremental Term Loan Commitments, the applicable outstanding principal balances of the Incremental Term Loans held by such Lender and all Lenders, respectively, with respect to such tranche shall be used in lieu of the Incremental Term Loan Commitments related thereto in both clauses (i) and (ii)) and (e) with respect to any other matters set forth in the Agreement and other Loan Documents, the percentage obtained by dividing (i) the Commitments of that Lender by (ii) the aggregate Commitments of all Lenders (provided, (A) after the Revolving Loan Commitments have expired or been terminated, the applicable outstanding balances of Advances and Letter of Credit Obligations held by such Lender and all Lenders, respectively, shall be used in lieu of the Revolving Loan Commitment in both clauses (i) and (ii), and (B) after the Effective Date (for the Initial Term Loans) or the funding of any Incremental Term Loan Commitments (for the applicable Incremental Term Loans), the applicable outstanding principal balances of the Initial Term Loans and Incremental Term Loans held by such Lender and all Lenders, respectively, shall be used in lieu of the Initial Term Loan Commitments and Incremental Term Loan Commitments in both clauses (i) and (ii)), in each case as any such percentages may be adjusted by assignments permitted pursuant to Section 10.1.

“Projections” means shall mean the financial projections that were prepared by the Borrower in connection with the consummation of the transactions contemplated hereby and delivered to the Administrative Agent prior to the Effective Date.

“Pronet” means Pronet Imaging Medical Group, Inc., a California corporation.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation under a Hedge Agreement included in the Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation under such Hedge Agreement or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

1.1 - 51

“Qualified Stock” shall mean any Stock that is not Disqualified Stock.

“Qualifying Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Rating Agencies” means Moody’s, S&P or one or more other nationally recognized rating agencies.

“Ratio Based Incremental Amount” shall have the meaning assigned to such term in the definition of “Incremental Cap”.

“Reaffirmation Agreement” means that certain Reaffirmation Agreement dated as of April 18, 2024 among the Borrower, each other Loan Party and the Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Real Estate” shall mean all of the real property owned, leased, subleased or used by any Loan Party or any Restricted Subsidiary.

“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any Swingline Lender, or (d) any L/C Issuer, as applicable.

“Refinanced Debt” shall have the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing” shall have the meaning assigned to such term in the recitals to this Agreement.

“Refinancing Amendment” shall have the meaning assigned to such term in Section 2.1(g)(ii). Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, each of Amendment No. 1 and Amendment No. 3 shall constitute a Refinancing Amendment.

“Refinancing Debt” shall mean refinancings, renewals, or extensions of Indebtedness so long as: (a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended (other than attributable to the accretion of original issue discount, interest, capitalization of interest or payment premiums in respect of the Indebtedness being re-financed and costs and expenses related thereto), (b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, (c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to any of the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lenders and Administrative Agent as those that were applicable to the refinanced, renewed, or extended Indebtedness, (d) if the Indebtedness that is refinanced, renewed or extended is unsecured, then the refinancing, renewal or extension Indebtedness must also be unsecured, and (e) the refinancing, renewal or extension is non-recourse to any Loan Party other than any Loan Party which was obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

1.1 - 52

“Refinancing Facilities” shall mean (a) credit facilities that will be secured by a Lien on the Collateral on a pari passu basis with the Facilities or (b) junior lien secured credit facilities that will be secured on a junior basis to the Facilities or (c) unsecured or subordinated credit facilities, in each case, that refinance Indebtedness outstanding under the Loan Documents.

“Refinancing Notes” shall mean (a) notes that will be secured by a Lien on the Collateral on a pari passu basis with the Facilities or (b) junior lien secured notes that will be secured on a junior basis to the Facilities or (c) unsecured notes, in each case, that refinance Indebtedness outstanding under the Loan Documents.

“Refinancing Revolving Loan Commitments” shall mean one or more tranches of revolving loan commitments hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Loans” shall mean one or more tranches of Revolving Loans that result from a Refinancing Amendment.

“Refinancing Term Loans” shall mean one or more tranches of Term Loans that result from a Refinancing Amendment.

“Register” shall have the meaning assigned to it in Section 10.1(c).

“Related Indemnified Person” shall mean (1) any controlling person or controlled affiliate of such Indemnified Person, (2) the respective directors, officers, or employees of such Indemnified Person or any of its controlling persons or controlled affiliates and (3) the respective agents or representatives of such Indemnified Person or any of its controlling persons or controlled affiliates, in the case of this clause (3), acting on behalf of or at the instructions of such Indemnified Person, controlling person or such controlled affiliate; provided, that each reference to a controlled affiliate, director, officer or employee in this sentence pertains to a controlled affiliate, director, officer or employee involved in the Loan Documents. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Release” shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

1.1 - 53

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Lender” shall have the meaning assigned to it in Section 10.9(f).

“Reply Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Reply Discount” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Repricing Event” shall mean (a) any prepayment or repayment (excluding any mandatory prepayment, other than any mandatory prepayment pursuant to Section 2.3(b)(iii)) of any Initial Term Loans, in whole or in part, with the proceeds of, or any conversion of any portion of the Initial Term Loans into, any new or replacement tranche of syndicated term loans secured by a Lien on the Collateral on a pari passu basis with respect to any then-existing Initial Term Loans which reduces the All-In Yield applicable to such Term Loans, as the case may be, or (b) any amendment to this Agreement the primary purposes of which is to reduce the All-In Yield applicable to any Term Loans; provided that any prepayment, repayment, refinancing or repricing of Initial Term Loans in connection (i) with an acquisition or Investment (A) that is not permitted under this Agreement (including Section 7.2) or (B) that is financed with the proceeds of Indebtedness not permitted under this Agreement (including Section 7.3), or (ii) a Change of Control, in each case shall not constitute a Repricing Event.

“Required Financial Statements” shall have the meaning assigned to it in Section 3.1(m).

“Requirement of Law” shall mean, as to any Person, such Person’s organizational documents, and any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requisite Lenders” shall mean Lenders having more than fifty percent (50%) of the sum of the Revolving Loan Commitments of all Lenders (or of the aggregate outstanding amount of the Revolving Loan if the Revolving Loan Commitments have expired or been terminated) plus the aggregate outstanding principal balance of the Term Loan of all Lenders plus the aggregate outstanding principal balance of the Incremental Term Loans of all Lenders; provided, that if there are two or more Lenders, then Requisite Lenders shall include at least two Lenders (Lenders that are Affiliates or Approved Funds of one another being considered as one Lender for purposes of this proviso).

1.1 - 54

“Requisite Revolving Lenders” shall mean Revolving Lenders having more than fifty percent (50%) of the Revolving Loan Commitments and L/C Exposure of all Revolving Lenders (or of the aggregate outstanding amount of the Revolving Loan if the Revolving Loan Commitments have expired or been terminated); provided that if there are two or more Revolving Lenders, then Requisite Revolving Lenders shall include at least two Revolving Lenders (Revolving Lenders that are Affiliates or Approved Funds of one another being considered as one Revolving Lender for purposes of this proviso).

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean the chief executive officer, chief financial officer, treasurer or the president of the Borrower or other applicable Loan Party or any other officer having substantially the same authority and responsibility.

“Restricted Payment” shall mean (a) any dividend or other distribution (whether in cash, securities or other property, other than in the form of Qualified Stock) with respect to any Stock in the Borrower or any Restricted Subsidiary or (b) any payment (whether in cash, securities or other property, other than in the form of Qualified Stock), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Stock in the Borrower or any Restricted Subsidiary (including, for the avoidance of doubt on account of any option, warrant or other right to acquire any such Stock in the Borrower or any Restricted Subsidiary), other than the payment of compensation in the ordinary course of business to holders of any such Stock who are employees of Holdings or any Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Administrative Borrower other than an Unrestricted Subsidiary.

“Return” shall mean, with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other amount received or realized in respect thereof.

“Return Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Revolver Obligations” shall mean any Obligations with respect to the Revolving Loan (including, without limitation, the principal thereof, the interest thereon, all fees and reasonable and documented out-of-pocket expenses specifically related thereto and all Letter of Credit Obligations).

“Revolving Commitment Increase” shall have the meaning assigned to it in Section 2.1(d)(i).

“Revolving Exposure” shall mean, as of any date of determination, the sum of (a) the aggregate principal amount of the Revolving Loans outstanding as of such date, (b) the L/C Exposure as of such date and/or (c) Swingline Exposure at such date. The Revolving Exposure of any Revolving Lender at any time shall be its Pro Rata Share of the Revolving Exposure at such time.

“Revolving Lenders” shall mean, as of any date of determination, each Lender having a Revolving Loan Commitment or, if the Revolving Loan Commitments have expired or been terminated, holding an interest (including a participation interest in any Letter of Credit Obligations) in the Revolving Loan.

“Revolving Loan” shall mean as the context may require, at any time, the sum of (i) the aggregate amount of Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower.

1.1 - 55

“Revolving Loan Commitment” shall mean, as of any date of determination, (a) as to any Lender, the aggregate commitment of such Lender to make Advances and/or incur Letter of Credit Obligations as set forth on Annex A hereto or in the most recent Assignment and Acceptance Agreement to which it is a party (as adjusted to reflect any assignments as permitted hereunder), as the same may be (i) permanently reduced from time to time pursuant to Section 2.3(a), (ii) increased from time to time in connection with a Revolving Commitment Increase under Section 2.1(d), (iii) refinanced or extended from time to time pursuant to Section 2.1(g) or 12.2(d), respectively, and/or (iv) reduced or increased from time to time pursuant to assignments by or to such Revolving Lender pursuant to Section 10.1; and (b) as to all Lenders, the aggregate commitment of all Lenders to make Advances and/or incur Letter of Credit Obligations, which aggregate commitment shall be $282,000,000 on the Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

“Revolving Note” shall mean a Revolving Note, substantially in the form of Exhibit 2.13(a), which, after execution and delivery to the applicable Revolving Lender, shall be in the principal amount of the Revolving Loan Commitment thereof and shall represent the obligation of Borrower to pay the amount of such Revolving Lender’s Revolving Loan Commitment or, if less, the applicable Revolving Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Advances thereto together with interest thereon as prescribed in Section 2.5.

“S&P” shall mean S&P Global Ratings, a division of S&P Global, Inc., and any successor entity thereof.

“Sanctioned Country” shall mean, at any time, a country or territory that is subject to comprehensive Sanctions. For the avoidance of doubt, as of the Effective Date, Sanctioned Countries are Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Zaporizhzhia and Kherson Regions of Ukraine.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, His Majesty’s Treasury or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, the Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant Governmental Authority.

“Secured Parties” shall mean, collectively, (a) the Administrative Agent, the Lenders, the L/C Issuers and the Swingline Lender and (b) each Eligible Counterparty holding an Obligation, and “Secured Party” shall mean each such Person individually.

“Securities Account” has the meaning set forth in the Code.

1.1 - 56

“Securities Account Control Agreement” has the meaning set forth in the Pledge and Security Agreement.

“Security Documents” means the Pledge and Security Agreement, the Reaffirmation Agreement, the Mortgages, the Intellectual Property Security Agreements and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Collateral Agent, for the benefit of Secured Parties, a Lien on any assets or property of that Loan Party as security for the Obligations, including UCC financing statements and amendments thereto and filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office.

“Senior Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Secured Indebtedness as of such date to (b) Consolidated Adjusted EBITDA for the Measurement Period ended prior to the applicable date of determination for which Financial Statements were required to be delivered.

“Significant Subsidiary” means any Subsidiary of the Borrower that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Effective Date.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“Solvent” shall mean, with respect to any Person individually, or group of Persons taken together on a combined basis, as applicable, on a particular date, that on such date (a) the sum of the debt (including contingent liabilities) of such Person or group, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of such Person or group, taken as a whole; (b) the capital of such Person or group, taken as a whole, is not unreasonably small in relation to the business of such Person or group, taken as a whole; and (c) such Person or group, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

1.1 - 57

“Specified Event of Default” shall mean an Event of Default under Section 9.1(a), (h) or (i).

“Specified Transaction” shall mean (a) the Refinancing and the other transactions contemplated by this Agreement to occur on the Effective Date and (b) any Permitted Acquisition or other Investment, asset sale or disposition outside the ordinary course of business, incurrence or payment of Indebtedness, Restricted Payment or other transaction, in each case, permitted by this Agreement.

“Starter Basket Amount” shall have the meaning specified in the definition of “Incremental Cap”.

“Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

“Subordinated Indebtedness” shall mean Indebtedness of Holdings or any Subsidiary that is by its terms expressly subordinated in right of payment to the Obligations of Holdings or such Subsidiary, as applicable.

“Subject Transaction” has the meaning set forth in the definition of Consolidated Adjusted EBITDA.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, but excluding (i) any Consolidated Joint Venture and (ii) any Unconsolidated Joint Venture; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary Guarantor” shall mean a Domestic Subsidiary of the Borrower that is a Guarantor (other than Holdings, Beverly, Beverly Radiology and Pronet) and with respect to which the Borrower and such Subsidiary have complied (or have caused compliance) with Section 6.11, and shall expressly exclude each Excluded Subsidiary.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

1.1 - 58

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Pro Rata Share of the aggregate Swingline Exposure at such time.

“Swingline Lender” means Barclays, in its capacity as lender of Swingline Loans hereunder, together with its successors in such capacity or any other consenting Revolving Lender reasonably approved by the Administrative Agent and the Borrower.

“Swingline Loan” means a Loan made pursuant to Section 2.1(h).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Term Loan Commitment” shall mean (a) as to any Lender with an Initial Term Loan Commitment or an Incremental Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of either or both of such Term Loans as set forth on the signature page to this Agreement or the Incremental Amendment (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders with an Initial Term Loan Commitment or an Incremental Term Loan Commitment, the aggregate commitment of all Lenders to make the Term Loans.

“Term Loan Increase” shall have the meaning assigned to it in Section 2.1(d)(i).

“Term Loan Lenders” shall mean, as of any date of determination, all Lenders having a Term Loan Commitment or holding all or any portion of the outstanding Term Loan.

“Term Loan Maturity Date” shall mean April 18, 2031, as such date may be extended from time to time in accordance with the terms hereof.

“Term Loan Note” shall mean a Term Loan Note, substantially in the form of Exhibit 2.13(b)(i), which, after execution and delivery to the applicable Term Loan Lender, shall be in the principal amount of the Term Loan Commitment thereof (or the aggregate outstanding principal balance of the Term Loan held by such Lender) and shall represent the obligation of Borrower to pay the amount of such Term Loan Lender’s Term Loan Commitment thereto (or the aggregate outstanding principal balance of the Term Loan held by such Lender) together with interest thereon as prescribed in Section 2.5.

“Term Loan Obligations” shall mean any Obligation with respect to the Initial Term Loans (including, without limitation, the principal thereof, the interest thereon and all fees and reasonable and documented out-of-pocket expenses specifically related thereto).

“Term Loans” shall mean, collectively, the Initial Term Loan and, unless the context or an Incremental Amendment requires otherwise, the Incremental Term Loans.

1.1 - 59

“Term SOFR” means,

(a)       for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)       for any calculation with respect to an Alternate Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Alternate Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Alternate Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Alternate Base Rate SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means, as to any Borrowing, the Term SOFR Loans comprising such Borrowing.

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate” .

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” shall mean the date on which all of the following conditions are first satisfied: (i) all Commitments have expired or been terminated; (ii) the Loans have been repaid in full in cash and all other Obligations (other than contingent indemnification or reimbursement obligations to the extent no claim giving rise thereto has been asserted) have been paid in full; (iii) all Letters of Credit have been cash collateralized, cancelled or backed by standby Letters of Credit in accordance with the terms of this Agreement; and (iv) the Borrower shall have no further right to borrow any monies or arrange for the issuance of Letters of Credit under this Agreement.

1.1 - 60

“Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Consolidated Adjusted EBITDA for the Measurement Period ended prior to the applicable date of determination for which Financial Statements were required to be delivered.

“Transaction Costs” means all premiums, fees, costs and expenses incurred or payable by or on behalf of Holdings, the Borrower or any other Restricted Subsidiary in connection with the Refinancing and the other transactions contemplated by this Agreement (including, without limitation, any prepayment premiums) or in connection with the negotiation, execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, including to fund any original issue discount, upfront fees or legal fees and to grant and perfect any security interests contemplated thereunder.

“TTM Consolidated EBITDA” shall mean, as of any date of determination, Consolidated Adjusted EBITDA for the most recent Measurement Period ended prior to such date for which Financial Statements are required to be delivered calculated on a Pro Forma Basis.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term

“Rate” shall include Term Benchmark and Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unconsolidated Joint Venture” means any Joint Venture that, in accordance with GAAP, is not consolidated on the balance sheet of Holdings and its Restricted Subsidiaries.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower, designated by the board of directors (or analogous governing body) of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 on or subsequent to the Effective Date.

1.1 - 61

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the IRC.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, with respect to any Person, any other Person all of the Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person directly and/or through other wholly-owned Subsidiaries of such Person.

“Wholly-Owned Subsidiary Guarantor” means any Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Borrower.

“Withdrawal Liability” means the liability owed to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party or the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.1 - 62